     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1997
                                                        REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
          (Exact name of registrant as specified in charter document)

      DELAWARE                   6793                   13-3589337
     (State of             (Primary Standard         (I.R.S. Employer
    Organization              Industrial              Identification
     of Issuer)       Classification Code Number)         Number)

                              -------------------
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Mark J. Hawley
                         DEMETER MANAGEMENT CORPORATION
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              -------------------
                          COPIES OF COMMUNICATIONS TO:

       Edwin L. Lyon, Esq.              C. Robert Paul, III, Esq.
  Cadwalader, Wickersham & Taft         Dean Witter Reynolds Inc.
 1333 New Hampshire Avenue, N.W.            130 Liberty Street
      Washington, D.C. 20036             New York, New York 10006
          (202) 862-2200                      (212) 392-7791

                              -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                              -------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                                      MAXIMUM
                                                                     AGGREGATE        AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE      OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED     PER UNIT(1)       PRICE(1)          FEE(1)
Units of Limited Partnership
  Interest....................   50,000 Units        $2,223        $111,150,000        $33,682

(1) Offering price and registration fee based on approximate Net Asset Value Per Unit on March 14, 1997, in accordance with Rule 457(d).
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                             CROSS REFERENCE SHEET

ITEM NO.                    REGISTRATION ITEM                                 LOCATION IN PROSPECTUS
---------  ---------------------------------------------------  ---------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus....................  Facing Page; Front Cover Pages.
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus........................................  Inside Front Cover Page; Table of Contents.
       3.  Summary Information, Risk Factors, and Ratio of
            Earnings to Fixed Charges.........................  Summary of the Prospectus; Risk Factors;
                                                                 Description of Charges to the Partnership;
                                                                 Investment Program, Use of Proceeds and Trading
                                                                 Policies; The General Partner; The Commodity
                                                                 Broker.
       4.  Use of Proceeds....................................  Investment Program, Use of Proceeds and Trading
                                                                 Policies.
       5.  Determination of Offering Price....................  Plan of Distribution.
       6.  Dilution...........................................  Not Applicable.
       7.  Selling Security Holders...........................  Not Applicable.
       8.  Plan of Distribution...............................  Plan of Distribution.
       9.  Description of Securities to be Registered.........  The Limited Partnership Agreement.
      10.  Interests of Named Experts and Counsel.............  Not Applicable.
      11.  Information with Respect to the Registrant
           (a) Description of Business........................  Summary of the Prospectus; Risk Factors; In-
                                                                 vestment Program, Use of Proceeds and Trading
                                                                 Policies; General Description of Trading
                                                                 Approaches; The Trading Advisor; The Futures,
                                                                 Options and Forward Markets; The Limited
                                                                 Partnership Agreement.
           (b) Description of Property........................  Not Applicable.
           (c) Legal Proceedings..............................  Certain Litigation; The Trading Advisor.
           (d) Market Price of and Dividends on the
               Registrant's Common Equity and Related
               Stockholder Matters............................  Risk Factors.
           (e) Financial Statements...........................  Independent Auditors' Reports.
           (f) Selected Financial Data........................  Selected Financial Data.
           (g) Supplementary Financial Information............  Selected Financial Data.
           (h) Management's Discussion and Analysis
               of Financial Condition and Results of
               Operations.....................................  Management's Discussion and Analysis of Financial
                                                                 Condition and Results of Operations.
           (i) Changes in and Disagreements with
              Accountants on Accounting and Financial
              Disclosure......................................  Not Applicable.
           (j) Directors and Executive Officers...............  The General Partner.

ITEM NO.                    REGISTRATION ITEM                                 LOCATION IN PROSPECTUS
---------  ---------------------------------------------------  ---------------------------------------------------
           (k) Executive Compensation.........................  Summary of the Prospectus; Conflicts of Interest;
                                                                 Fiduciary Responsibility; Description of Charges
                                                                 to the Partnership; Risk Factors; The Trading
                                                                 Advisor; The General Partner; The Commodity
                                                                 Broker.
           (l) Security Ownership of Certain Beneficial
              Owners and Management...........................  Capitalization; The General Partner; The Trading
                                                                 Advisor; Independent Auditors' Reports.
           (m) Certain Relationships and Related
                Transactions..................................  Summary of the Prospectus; Conflicts of Interest;
                                                                 Fiduciary Responsibility; Description of Charges
                                                                 to the Partnership; Risk Factors; The Trading
                                                                 Advisor; The General Partner; The Commodity
                                                                 Broker.
      12.  Disclosure of Commission Position on In-
            demnification for Securities Act Liabilities......  Fiduciary Responsibility.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION; DATED MARCH 27, 1997

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                  50,000 UNITS OF LIMITED PARTNERSHIP INTEREST
                                ----------------

    Dean Witter Portfolio Strategy Fund L.P. (the "Partnership") is a commodity pool limited partnership formed under the laws of the State of Delaware which is engaged primarily in speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodity interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals, as more fully described herein (hereinafter referred to collectively as "futures interests"). Demeter Management Corporation, the general partner of the Partnership (the "General Partner"), has retained John W. Henry & Company, Inc. (the "Trading Advisor"), to engage in futures interests trading on behalf of the Partnership. The Partnership commenced futures interests trading on February 1, 1991.

    Units of limited partnership interest in the Partnership ("Units") are being offered for sale at a price equal to 100% of the Net Asset Value per Unit (the total assets of the Partnership less its total liabilities allocated to capital accounts represented by Units divided by the aggregate number of Units outstanding) as of the close of business on the last day of the month immediately preceding the date of the Closing, as described below. Units will be issued at a closing (the "Closing"), which is currently scheduled to be held as of October 1, 1997; provided, however, that the General Partner may at its discretion hold the Closing as of the first business day of any month during the Offering Period (as defined herein). Units are being offered and sold by the Partnership through Dean Witter Reynolds Inc. ("DWR") on a best efforts basis. There is no minimum number of Units which must be sold for this offering to close.

    THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "SUMMARY OF THE PROSPECTUS-- INVESTMENT REQUIREMENTS" (PAGE 1), "RISK FACTORS" (PAGE 13), AND "CONFLICTS OF INTEREST" (PAGE 20).

    An investment in the Partnership involves significant risks, including the following:

       -Futures interests trading is speculative and volatile. The
        Partnership's trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

       -The Partnership is subject to substantial charges by the Trading
        Advisor and DWR. The Partnership must earn estimated annual net trading profits of 5.71% of its average annual Net Assets (after taking into account estimated interest income based upon current rates of 5%) in order to avoid depletion or exhaustion of its assets. Investors should see "Break Even Analysis" on page 39 for the effect of redemption charges which are not included in the above figures.

       -No secondary market for Units exists. Units may be redeemed monthly only after the end of the sixth month following the closing at which an investor first became a Limited Partner. A Unit redeemed at or prior to the end of the twenty-fourth month following the closing at which the Unit was issued may be subject to redemption charges. Certain market conditions may result in possible delays in, or inability to pay, redemptions.

       -Conflicts of interest between and among the Trading Advisor, the General Partner, DWR, their affiliates and the Partnership may adversely affect the trading performance of the Partnership. See "Conflicts of Interest."

       -The Partnership's profitability is largely dependent on the performance of the Trading Advisor.

       -While the General Partner does not intend to make any distributions, profits earned in any year will result in taxable income to investors.

                                                        INITIAL PRICE
                                                             TO                 SELLING          PROCEEDS TO THE
                                                           PUBLIC             COMMISSIONS          PARTNERSHIP
Per Unit                                                     (1)                  (1)                (2)(3)
Total Maximum                                                (1)                  (1)                (2)(3)

COVER PAGE CONTINUED AND NOTES TO THE ABOVE TABLE ON PAGE (i).

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                           DEAN WITTER REYNOLDS INC.

--------------------------------------------------------------------------------

              THE DATE OF THIS PROSPECTUS IS              , 1997.

    The minimum investment for most subscribers is $5,000, or $2,000 in the case of an Individual Retirement Account.

    Subject to redemption charges during the 24 months following the issuance of a Unit and certain other restrictions, Units may be redeemed as of the end of any month. See "Redemptions."

    The Partnership is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

NOTES TO TABLE ON FRONT COVER PAGE

(1) Units are offered for sale at the Closing at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding the date of the Closing. No underwriting compensation or selling commissions will be paid out of the proceeds of this offering. However, except as provided below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the Closing for each Unit sold by them and issued at the Closing. Commencing with the eighth month following the Closing and continuing until the Partnership terminates, an employee of DWR who sold such Unit and who is properly registered with the Commodity Futures Trading Commission ("CFTC") and has passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person qualified to do commodity brokerage also will receive from DWR (payable solely from its own funds) up to 35% of the brokerage commissions that are attributable to outstanding Units sold by them and received by DWR as commodity broker for the Partnership. During the period February 1991 through December 1996, such compensation resulted in average annual payments of $17 per Unit. Such continuing compensation is to be paid in recognition of the employee's continuing services to the Limited Partners. For a description of all such continuing services, see "Plan of Distribution." The Selling Agreement among DWR, the General Partner, the Trading Advisor and the Partnership provides that such compensation may only be paid by DWR as long as such services are provided. Such continuing compensation paid by DWR may be deemed to be underwriting compensation. No part of such compensation shall be paid by the Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. No person will receive the continuing compensation described above who is not a DWR employee at the time of receipt of payment.

    DWR will not pay to its employees the 3% gross sales credit described above with respect to Units purchased by a subscriber with the proceeds of a redemption on or after June 30, 1996 of all or a portion of such subscriber's interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator. Such employees will receive the continuing payments with respect to brokerage commissions which are charged to the Partnership which are comparable to the payments which were received by such employees with respect to such other commodity pools.

    DWR will be indemnified by the Partnership against certain civil liabilities.

(2) Units are offered for sale from the date hereof, unless sooner terminated, to the date of the Closing, which shall be held during the period from the date of this Prospectus through October 10, 1997 (the "Offering Period"). The General Partner shall also have the discretion to terminate the offering of Units at any time during the Offering Period. Subscription amounts received during the Offering Period and not immediately rejected by the General Partner will be held in escrow at The Chase Manhattan Bank, New York, New York (the "Escrow Agent") until the Closing or until earlier rejection by the General Partner. The funds will be invested in the Escrow Agent's interest-bearing bank money market account. Interest earned on subscriptions accepted or rejected by the General Partner will be credited to the subscribers' customer accounts with DWR. The General Partner will determine to accept or reject a subscription generally within 10 days of the receipt of a complete and executed Subscription and Exchange Agreement and Power of Attorney. See "Plan of Distribution."

    Any subscription received by DWR during the last five business days of the month prior to the Closing may be rejected by the General Partner. See "Plan of Distribution."

(3) DWR paid approximately $900,000 in connection with the organization of the Partnership and the initial offering of Units. Such costs included legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs, and other related fees and expenses incurred in connection with the initial offering of Units. The Partnership has not and will not reimburse DWR for any portion of the costs so incurred or any offering expense (estimated to be $900,000 in the aggregate) incurred in connection with this additional offering of Units, and while DWR may recoup such costs from brokerage commissions paid by the Partnership, the Partnership will not be liable for any such costs at any time. Investments by subscribers are not subject to any upfront fees, commissions or expenses and therefore, 100% of the proceeds of the offering are available for investment in the Partnership. The number of Units sold will have no effect on the Net Asset Value per Unit.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

    The Partnership must furnish all Limited Partners annual and monthly reports complying with CFTC requirements. The annual reports will contain audited, and the monthly reports unaudited, financial information. The audited financial statements will be examined and reported upon by independent certified public accountants.

    UNTIL 40 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549 and at the regional offices described above, at prescribed rates. The SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

    The Partnership has filed with the SEC, in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the Rules and Regulations of the SEC. For further information about the Partnership and the Units offered hereby, reference is made to the Registration Statement and the exhibits thereto.

                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS, SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 34 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 39.

    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 13.

    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               TABLE OF CONTENTS

                                                  PAGE
Risk Disclosure Statement.....................        iii
Summary of the Prospectus.....................          1
  Investment Requirements.....................          1
  Additional Information......................          2
  The Investment Objective....................          2
  The Partnership.............................          2
  The General Partner.........................          3
  The Commodity Broker........................          3
  The Trading Advisor.........................          4
  Risk Factors................................          4
  Conflicts of Interest.......................          6
  Description of Charges to the Partnership...          6
  Redemptions.................................          8
  Distributions...............................          9
  Transferability of Units....................          9
  The Offering................................          9
  Interest on Partnership Assets..............         11
  Use of Proceeds.............................         11
  Tax Considerations..........................         11
Risk Factors..................................         13
  Risks Relating to Futures Interests Trading
   and the Futures Interests Markets..........         13
  Risks Relating to the Partnership and the
   Offering of Units..........................         16
  Risks Relating to the Trading Advisor.......         17
  Taxation and Regulatory Risks...............         19
Conflicts of Interest.........................         20
  Relationship of the General Partner to the
   Commodity Broker...........................         20
  Accounts of Affiliates of the General
   Partner, the Trading Advisor and DWR.......         21
  Management of Other Accounts by the Trading
   Advisor....................................         22
  Customer Agreement with DWR.................         22
  Other Commodity Pools.......................         22
Fiduciary Responsibility......................         22
Performance Record of the Partnership.........         24
Selected Financial Data.......................         27
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations...................................         28
Description of Charges to the Partnership.....         34
  1. The Trading Advisor......................         35
  2. Dean Witter Reynolds Inc.................         37
  3. Other....................................         38
  4. Break Even Analysis......................         39
Investment Program, Use of Proceeds and
 Trading Policies.............................         41
  Trading Policies............................         42
Capitalization................................         44
The General Partner...........................         44
  Directors and Officers of the General
   Partner....................................         45
The Futures, Options and Forward Markets......         47
  Futures Contracts...........................         47
  Forward Contracts...........................         47
  Options on Futures..........................         47
  Hedgers and Speculators.....................         48
  Commodity Exchanges.........................         48
  Speculative Position Limits.................         49
  Daily Limits................................         49
  Regulations.................................         50
  Margins.....................................         51
General Description of Trading Approaches.....         52
  Introduction................................         52
  Systematic and Discretionary................         52
  Technical and Fundamental Analysis..........         52
  Trend-Following.............................         53
  Risk Control Techniques.....................         53
The Trading Advisor...........................         54
  Introduction................................         54

                                                  PAGE
  John W. Henry & Company, Inc................         54
  Legal and Ethical Concerns..................         59
  The JWH Investment Philosophy...............         60
  A Disciplined Investment Process............         61
  Program Modifications.......................         61
  Leverage....................................         62
  Addition, Redemption and Reallocation of
    Capital for Commodity Pool or Fund
    Accounts..................................         62
  Physical or Cash Commodities................         62
  Description of JWH's Trading Programs.......         63
The Commodity Broker..........................         73
  Description of the Commodity Broker.........         74
  Brokerage Arrangements......................         74
Certain Litigation............................         74
The Management Agreement......................         75
  Term........................................         75
  Liability and Indemnification...............         75
  Obligations to the Partnership..............         75
Redemptions...................................         76
The Limited Partnership Agreement.............         78
  Nature of the Partnership...................         78
  Management of Partnership Affairs...........         78
  Additional Offerings........................         79
  Sharing of Profits and Losses...............         79
  Restrictions on Transfers or Assignments....         79
  Amendments; Meetings........................         80
  Indemnification.............................         80
  Reports to Limited Partners.................         80
Plan of Distribution..........................         82
Subscription Procedure........................         84
Purchases by Employee Benefit Plans--ERISA
 Considerations...............................         85
Material Federal Income Tax Considerations....         87
  Introduction................................         87
  Partnership Status..........................         87
  Partnership Taxation........................         87
  Cash Distributions and Redemptions..........         88
  Gain or Loss on Trading Activity............         88
  Taxation of Limited Partners................         91
  Tax Audits..................................         94
State and Local Income Tax Aspects............         95
Potential Advantages..........................         95
Legal Matters.................................        100
Experts.......................................        100
Additional Information........................        100
Glossary......................................        101
  Certain Terms and Definitions...............        101
  Blue Sky Glossary...........................        102
Dean Witter Portfolio Strategy Fund L.P.
  Independent Auditors' Report................        F-1
  Statements of Financial Condition...........        F-2
  Statements of Operations....................        F-3
  Statements of Changes in Partners'
   Capital....................................        F-4
  Statements of Cash Flows....................        F-5
  Notes to Financial Statements...............        F-6
Demeter Management Corporation
  Independent Auditors' Report................       F-11
  Statements of Financial Condition...........       F-12
  Notes to Statements of Financial Condition
   (certain information relating to the
   financial condition of Demeter Management
   Corporation's parent is contained in "The
   General Partner")..........................       F-13
Exhibit A--Amended and Restated Limited
 Partnership Agreement........................        A-1
Annex 1--Request for Redemption...............       A-22
Exhibit B--Subscription and Exchange Agreement
 and Power of Attorney........................        B-1

                           SUMMARY OF THE PROSPECTUS
               THE DATE OF THIS PROSPECTUS IS             , 1997.

    The following is a summary of this Prospectus. This Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere herein.

                            INVESTMENT REQUIREMENTS

    The minimum investment for most subscribers is $5,000, except that the minimum investment is: (a) $2,000 in the case of an Individual Retirement Account ("IRA"); or (b) for subscribers who redeem, on or after June 30, 1996, units of limited partnership interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units (such purchases are hereinafter referred to as "Exchanges"), the lesser of (i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than the Spectrum Series (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of a subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at the Closing with a minimum investment of $1,000.

    Subscribers should be aware that there are minimum net worth and/or annual income suitability standards which must be met in order to subscribe for Units. Each subscriber must represent and warrant in a Subscription and Exchange Agreement and Power of Attorney that such subscriber has received this Prospectus and that such subscriber meets the applicable State minimum financial suitability standard set forth in the Subscription and Exchange Agreement and Power of Attorney (which may require a greater minimum investment), and may be required to provide additional information regarding the subscriber's background and investment history. Dean Witter Reynolds Inc. ("DWR") and its account executives have a duty to determine that this is a suitable investment for the subscriber.

    Unless otherwise specified in the Subscription and Exchange Agreement and Power of Attorney under "State Suitability Requirements," a subscriber must have either: (a) a net worth of at least $75,000 (exclusive of home, furnishings, and automobiles), or (b) a net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and an annual income of at least $30,000. Certain jurisdictions impose more restrictive suitability and/or minimum investment requirements than those set forth above, including requirements for a higher net worth, a higher annual income, or both. A list of such jurisdictions and the restrictions imposed is included in the Subscription and Exchange Agreement and Power of Attorney under the heading "State Suitability Requirements." A specimen form of the Subscription and Exchange Agreement and Power of Attorney is annexed hereto as Exhibit B. Separate execution copies of the Subscription and Exchange Agreement and Power of Attorney either accompany this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office.

    Subject to certain limited revocation rights (see "Subscription Procedure"), all subscriptions for Units are irrevocable by subscribers, and the General Partner may, in its sole discretion, reject any subscription in whole or in part. There are significant restrictions on the ability of a Limited Partner to redeem Units, and although the Partnership's Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement") permits the transfer of Units subject to certain conditions, there is no public market for the Units and none is likely to develop. Therefore, a purchaser of Units must be able to bear the economic risks of an investment in the Partnership for a significant period of time. See "The Limited Partnership Agreement--Restrictions on Transfers or Assignments" and "Redemptions."

                             ADDITIONAL INFORMATION

    In addition to this Prospectus, a sales brochure and introductory letters prepared by DWR may be delivered with this Prospectus or may be obtained from a DWR account executive or by writing to Dean Witter Reynolds Inc., Two World Trade Center, 62nd Floor, New York, New York 10048.

                            THE INVESTMENT OBJECTIVE

    The objective of Dean Witter Portfolio Strategy Fund L.P. (the "Partnership") is to generate substantial appreciation of its assets over time through speculative trading. The entire proceeds of the sale of the Units will be deposited in the Partnership's accounts with DWR to be used as margin for the Partnership's trading activities and may be subject to depletion if the Partnership experiences losses from its trading activities.

    The Partnership will trade futures contracts and forward contracts, and options on futures contracts and on physical commodities, and other futures interests pursuant to the trading approaches utilized by the Trading Advisor. The Partnership's portfolio will normally include contracts for diverse futures interests, including industrial items, metals, agriculturals, currencies, financial instruments, and stock, financial, and economic indexes. The Trading Advisor employs a variety of trading programs in an effort to achieve this objective, and may from time to time, in its discretion, modify its trading programs and add to and delete from the Partnership's portfolio additional futures interests. The General Partner, in consultation with the Trading Advisor, may reallocate the Partnership's funds among the Trading Advisor's various programs. See "Investment Program, Use of Proceeds and Trading Policies -- Trading Policies" and "The Trading Advisor."

    Based upon the fees and expenses of the Partnership, the Partnership will be required to earn estimated annual net trading profits of 5.71% of its average annual Net Assets (after taking into account estimated interest income based upon current rates of 5%) in order to avoid depletion or exhaustion of its assets. See "Description of Charges to the Partnership." Investors should see "Break Even Analysis" on page 39 for the effect of redemption charges which are not included in the above figures. By reason of the foregoing, investors should consider an investment in the Partnership as a long-term investment.

    Distributions of profits, if any, will be made at the sole discretion of the General Partner. It is currently the intention of the General Partner not to make distributions. See "Distributions" in this section.

                                THE PARTNERSHIP

    The Partnership was organized as a limited partnership on August 28, 1990 under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The offices of the Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.

    The Partnership was initially capitalized through the contributions of $1,000 by the General Partner and $1,000 by an initial limited partner. The initial limited partner ceased to be a Limited Partner of the Partnership at the Partnership's initial closing (the "Initial Closing"), which was held on January 31, 1991.

    The Partnership initially offered 150,000 Units through a public offering, in which Units were sold for $1,040 at the Initial Closing (the "Initial Offering"), including a $40 (4%) selling commission, which commission was subject to reduction based on the number of Units that a subscriber purchased. During the Initial Offering, the Partnership accepted $99,480,090 (net of commissions) and issued 99,480.090 Units at an initial Net Asset Value per Unit of $1,000. In accordance with the Limited Partnership Agreement, the General Partner contributed $1,011,000 (1,011.000 General Partnership Units) to the Partnership.

    The Partnership was initially structured as a "guaranteed" fund which ensured investors in the initial offering who redeemed their Units on July 31, 1996, the return of their initial principal of $1,000 per Unit. On July 31, 1996, the Net Asset Value per Unit was $1,720.95, which exceeded the guaranteed amount, and the letter of credit which implemented the principal protection feature expired. In connection with the expiration of the principal protection feature, the General Partner changed the Partnership's name from Dean Witter Principal Secured Futures Fund L.P. to Dean Witter Portfolio Strategy Fund L.P., and has determined to have John W. Henry & Company, Inc. (the "Trading Advisor") continue to trade the Partnership's Net Assets in a non-guaranteed format. In connection with these events, the allocation of the Partnership's Net Assets among the Trading Advisor's trading programs has changed and may change in the future. See "The Trading Advisor." Concurrent with the expiration of the letter of credit on July 31, 1996, both the letter of credit fee of 1% of new appreciation paid by the Partnership and the reduction of interest income of 1.125% per annum for the letter of credit fee paid by DWR prior to July 31, 1996, have been eliminated.

    The Partnership will terminate upon the first to occur of the following: (a) December 31, 2025; (b) the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner, unless a new general partner has been elected and the business of the Partnership is continued by the successor general partner; (c) an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units then owned by Limited Partners; (d) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $250; (e) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (f) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (g) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (h) a determination by the General Partner to terminate the Partnership following a Special Redemption Date. See "The Limited Partnership Agreement--Termination of the Partnership."

    The Partnership commenced trading operations on February 1, 1991. The actual performance record of the Partnership from the commencement of trading through December 31, 1996 is set forth under "Performance Record of the Partnership."

                              THE GENERAL PARTNER

    The general partner and commodity pool operator of the Partnership is Demeter Management Corporation, a Delaware corporation (the "General Partner"). The General Partner and Dean Witter Reynolds Inc. ("DWR"), the selling agent and commodity broker for the Partnership, are each wholly-owned subsidiaries of Dean Witter, Discover & Co. ("DWD"). On February 5, 1997, DWD and Morgan Stanley Group Inc. ("Morgan Stanley") announced a definitive agreement to merge, which merger is expected to be completed in mid-1997, subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies. See "Conflicts of Interest," "The General Partner," and "The Commodity Broker." The Trading Advisor makes all trading decisions in respect of the funds of the Partnership, except that the General Partner may override the instructions of the Trading Advisor and make trading decisions under certain circumstances. See "The Management Agreement." The General Partner is or has been the general partner and commodity pool operator of 28 commodity pools, five of which have terminated. The General Partner had, in the aggregate, over $1 billion of net assets under management as of December 31, 1996.

                              THE COMMODITY BROKER

    The principal commodity broker for the Partnership is Dean Witter Reynolds Inc. (in such capacity, the "Commodity Broker"). The Commodity Broker is a wholly-owned subsidiary of DWD and currently acts as commodity broker for all of the commodity pools for which the General Partner acts as general partner and commodity pool operator, as well as for other commodity pools. The General Partner believes that the commissions and charges payable to DWR by the Partnership are competitive with those paid by other public commodity pools, although they may be higher than those paid by certain other customers of DWR. See "Conflicts of Interest," "Description of Charges to the Partnership-- 2. Dean Witter Reynolds Inc.," and "The Commodity Broker."

                              THE TRADING ADVISOR

    The trading advisor for the Partnership is John W. Henry & Company, Inc. ("JWH" or the "Trading Advisor"). Subject to certain limitations, the Trading Advisor has authority and responsibility for directing the investment and reinvestment in futures interests of the Partnership's Net Assets. See "The Management Agreement." Since the primary purpose of the Partnership is to achieve appreciation of its assets through speculative trading in futures interests, the Partnership's ability to succeed in that endeavor depends on the success of the trading programs of the Trading Advisor.

    The assets of the Partnership are traded pursuant to technical trading programs developed by the Trading Advisor. Technical programs formulate trading decisions on an analysis of prior historical patterns of price movements and other market indicators such as volume and market behavior. See "The Trading Advisor--Description of JWH's Trading Programs." See also "The Futures, Options and Forward Markets."

    The  General  Partner,  in  consultation  with  the  Trading  Advisor,   may
reallocate the Partnership's funds among the Trading Advisor's various trading programs.

    The Trading Advisor is not affiliated with the General Partner or DWR. See "The Trading Advisor" and "The Management Agreement."

                                  RISK FACTORS

    As a general matter, an investment in the Partnership is speculative and involves substantial risk, including the risk of loss of a Limited Partner's entire investment. Risks of an investment in the Partnership include:

RISKS RELATING TO FUTURES INTERESTS TRADING

       -Futures  interests  trading  is  speculative  and  volatile.  The
        Partnership's trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

       -Futures interests trading is highly leveraged and relatively small price movements can result in significant losses to the Partnership.

       -Futures  interests  trading  may  be  illiquid  and  in   certain
        situations prevent the Partnership from limiting its loss on an unfavorable position.

       -Trading in forward contracts may subject the Partnership to losses if a counterparty is unable to meet its obligations.

       -Trading on foreign exchanges may result in the Partnership having
        less   regulatory   protection   available.   In   addition,  the
        Partnership may suffer losses due to exchange rate changes.

       -Trading in futures options can be extremely expensive if market volatility is incorrectly predicted.

       -The Partnership has credit risk because DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnership's assets.

       -Speculative position limits may result in the Partnership having to liquidate profitable positions.

RISKS RELATING TO THE PARTNERSHIP AND OFFERING OF UNITS

       -Past results are not necessarily indicative of future results.

       -The  Partnership incurs substantial charges regardless of whether it realizes profits. The Partnership must earn estimated annual net trading profits of 5.71% of its average annual Net Assets (after taking into account estimated interest income based upon current rates of 5%) in order to avoid depletion or exhaustion of its assets. Investors should see "Break Even Analysis" on page 39 for the effect of redemption charges which are not included in the above figures. The Partnership had net trading losses in 1994 and 1992. See "Performance Record of the Partnership."

       -The liquidity of the Units is restricted in that there is an absence of a secondary market, the ability to assign or transfer is restricted, redemptions are limited to monthly after the first six months, and redeemed Units may be subject to redemption charges.

       -Significant actual and potential conflicts of interest exist among the General Partner, the Trading Advisor and the Commodity Broker.

       -Limited Partners do not participate in the management of the Partnership or in the conduct of its business.

       -Limited Partners must rely on the General Partner's selection of a trading advisor.

RISKS RELATED TO THE TRADING ADVISOR

       -The Partnership will not be profitable unless the Trading Advisor is successful with its trading programs.

       -Market factors may adversely affect or require modifications to the Trading Advisor's programs.

       -The Management Agreement may not be renewed, may be renewed on less favorable terms to the Partnership, or may be terminated by the Trading Advisor such that the Trading Advisor will no longer be available to the Partnership.

       -Substantial increase in assets allocated to the Trading Advisor may adversely affect its performance.

       -The Trading Advisor's primarily technical trading programs have inherent limitations.

       -Increases in the use of technical trading programs in the futures interests markets could adversely alter trading patterns or affect execution of trades by the Partnership.

TAXATION RISKS

       -If the tax laws and/or certain facts and circumstances change, the Partnership may be taxed as a corporation.

       -Profits earned during any year will result in taxable income to an investor even though the General Partner does not intend to make distributions.

       -Deductibility of certain of the Partnership's expenses may be limited.

       -The Partnership's  tax  return may  be  audited by  the  Internal
        Revenue Service.

    Only the General Partner will be liable for Partnership obligations (including margin calls) to the extent that the Partnership's assets, including amounts contributed by the Limited Partners and amounts paid to Limited Partners upon redemptions, distributions or otherwise (together with interest thereon) are insufficient to meet those obligations. See "Risk Disclosure Statement," "Risk Factors," "Conflicts of Interest," "Description of Charges to the Partnership," and "The Limited Partnership Agreement--Nature of the Partnership."

                             CONFLICTS OF INTEREST

    Significant  actual  and  potential  conflicts  of  interest  exist  in  the structure and operation of the Partnership, principally arising from the affiliation between the General Partner and DWR, and the trading of other accounts of, or managed by, the General Partner, DWR, the Trading Advisor and their affiliates. Such conflicts include the fact that the brokerage arrangements were not agreed upon in arm's-length negotiations due to the affiliation between the General Partner and DWR, and that the General Partner and DWR may have conflicting demands in respect of other commodity pools; that DWR employees selling Units will receive a portion of the brokerage commissions paid to DWR by the Partnership, and thus have a conflict in advising investors whether and when to redeem Units; that the Trading Advisor and DWR, and individuals and entities associated with the General Partner, the Trading Advisor and DWR, may trade futures interests for their own accounts, which trading may compete with the Partnership for positions; that trading by the
Trading Advisor for its own account and for other customers could result in application of position limits to restrict the Partnership's trading; that under the customer agreement with DWR, DWR may close out positions and take certain other actions with regard to the Partnership's accounts without the Partnership's consent; and that other commodity pools managed by the General Partner and the Trading Advisor may compete with the Partnership. See "Conflicts of Interest," "The Trading Advisor" "The General Partner," and "The Commodity Broker."

                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP

    The Partnership is subject to substantial charges which are summarized below and described in detail under "Description of Charges to the Partnership." See also "Risk Factors--Risks Relating to the Partnership and the Offering of Units--Substantial Charges to the Partnership," "Investment Program, Use of Proceeds and Trading Policies," "The Commodity Broker," and "The Management Agreement."

     RECIPIENT                   FORM OF COMPENSATION                         AMOUNT OF COMPENSATION
-------------------  --------------------------------------------  --------------------------------------------
The Trading Advisor  Monthly Management Fee.                       A flat rate of 1/3 of 1% of Net Assets as of
                                                                     the last day  of each month  (a 4%  annual
                                                                     rate).
                     Quarterly Incentive Fee.                      15% of the Trading Profits experienced as of
                                                                     the end of each calendar quarter.
The Commodity        Brokerage Commissions.                        Roundturn  commissions (the  total costs for
 Broker                                                              both the  opening  and  liquidating  of  a
                                                                     futures   interest)   at   80%   of  DWR's
                                                                     published non-member rates (which is equal
                                                                     to an average of approximately $75), which
                                                                     commissions (together with the transaction
                                                                     fees and costs described below) are capped
                                                                     at (i) 13/20  of 1% per  month (a  maximum
                                                                     7.8% annual rate) of the Partnership's Net
                                                                     Assets  as of the last  day of each month,
                                                                     with such cap applied separately on a  per
                                                                     trading   system   basis;  and   (ii)  14%
                                                                     annually  of  the  Partnership's   average
                                                                     monthly  Net  Assets, aggregated  with net
                                                                     excess interest  and compensating  balance
                                                                     benefits, as described below.
                     Transaction  charges  for  providing forward  Forward  contract  fees  average  $3-$6  per
                       trading   facilities,  the   execution  of    roundturn trade, charges for execution  of
                       forward    contract    transactions,   the    cash contract transactions

     RECIPIENT                   FORM OF COMPENSATION                         AMOUNT OF COMPENSATION
-------------------  --------------------------------------------  --------------------------------------------
                       execution of  cash  contract  transactions    relating   to  EFP  transactions  are  ap-
                       relating  to  exchange   of  futures   for    proximately  $2.50 per  cash contract, and
                       physicals ("EFP")  transactions,  and  the    charges  for the use  of the institutional
                       use of DWR's  institutional and  overnight    trading   desk   or   overnight  execution
                       execution facilities.                         facility are up to  $3 per roundturn  (the
                                                                     amount  of such charges is included in the
                                                                     transaction  fees  described  below  under
                                                                     "Other"   and  is  subject   to  the  caps
                                                                     described therein).
                     Financial benefit to  Commodity Broker  from  The  aggregate of  (i) brokerage commissions
                       interest  earned   on  the   Partnership's    and  transaction fees and costs payable by
                       assets in excess of  the interest paid  to    the  Partnership,  as described  above and
                       the  Partnership  and  from   compensating    below,  and (ii)  net excess  interest and
                       balance treatment in  connection with  its    compensating   balance  benefits   to  DWR
                       designation of a  bank or  banks in  which    (after   crediting  the  Partnership  with
                       Partnership assets are deposited.             interest) are  capped at  14% annually  of
                                                                     the   Partnership's  average  monthly  Net
                                                                     Assets as of  the last day  of each  month
                                                                     during a calendar year.
Other                Administrative  expenses  (including  legal,  Ordinary administrative expenses, which have
                       accounting,  and  auditing  expenses,  and    been  equal to 0.15%  of the Partnership's
                       expenses  of  printing  and   distributing    average annual Net Assets since inception,
                       reports) and all extraordinary expenses of    are  capped  at  0.25%  per  year  of  the
                       the Partnership.                              Partnership's average  monthly Net  Assets
                                                                     as   of  the  last   day  of  each  month.
                                                                     Extraordinary expenses cannot be estimated
                                                                     and are not subject to any cap.
                     All transaction fees  and costs incurred  in  Transaction  fees and costs, which have been
                       connection with the Partnership's  futures    equal   to  0.31%   of  the  Partnership's
                       interests  trading  activities  (including    average annual Net Assets since inception,
                       floor   brokerage  fees,   exchange  fees,    are included in: (i) the cap on  brokerage
                       clearinghouse fees, NFA fees, "give up" or    commissions; and (ii) the cap on aggregate
                       transfer   fees   (fees  charged   by  one    brokerage  commissions   and  net   excess
                       clearing  brokerage  firm  to  transfer  a    interest and compensating balance
                       trading  position   to  another   clearing    benefits, each as described above.
                       firm),   and  any  costs  associated  with
                       taking delivery of futures interests).

    As long as redemption charges are imposed, as described under "Redemptions," the management fee, incentive fee and caps on brokerage commissions, transaction fees and costs, ordinary administrative expenses, and net excess interest and compensating balance benefits may not be increased. Thereafter, none of such fees and caps may be increased unless Limited Partners are given prior notice thereof and an opportunity to redeem their Units, subject to additional limits described under "Description of Charges to the Partnership."

    Based on the annual fees and expenses of the Partnership described above, the Partnership must earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 5.71% of its average annual Net Assets in order to avoid depletion or exhaustion of its assets. In order for a Limited Partner to pay the redemption charge and recoup its initial investment upon redemption after one year, the Partnership must earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 9.35% of its average annual Net Assets. This assumes that the Trading Advisor's gross profits equal expenses, such that no incentive fees are earned by the Trading Advisor. For the actual fees and expenses paid by the Partnership during fiscal year 1996, see "Description of Charges to the Partnership."

                                  REDEMPTIONS

    Persons who have been Limited Partners for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end in the manner described herein. Such Units may be subject to redemption charges as described herein. Persons who have been Limited Partners for less than six months may first redeem Units effective as of the last day of the sixth month following the Closing in the manner described herein. Such Units may be subject to redemption charges as described herein.

    Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 3% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the eighteenth month after which such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the eighteenth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR.

    A limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after June 30, 1996 and purchases Units will not be subject to the redemption charges or restrictions under the circumstances described herein. The number of Units, expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by
(b) the total investment in the Partnership. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in the Partnership will not be subject to a redemption charge on 50% of his Units. An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above. Similarly, investors who are Limited Partners in the Partnership immediately prior to the Closing will not be subject to the minimum six-month holding period or the redemption charges, as described above, with respect to Units purchased during the Offering Period.

    A  redemption may  be made  only in  whole Units  or in  multiples of $1,000
(which may result in the redemption of fractional Units), unless a Limited Partner's entire interest in the Partnership is redeemed. The right to obtain redemption is contingent upon the Partnership having assets sufficient to discharge its liabilities (including any amounts owed to affiliates of the General Partner) as of the month-end, and the General Partner's timely receipt of a properly executed Request for Redemption. The Partnership may be forced to liquidate open positions to satisfy redemptions in the event it does not have sufficient cash on hand. See "Redemptions."

    In addition to the information and reports described below under "The Limited Partnership Agreement--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission rules and policies for commodity pools and similar investment vehicles.

                                 DISTRIBUTIONS

    Distributions of profits, if any, will be made at the sole discretion of the General Partner (the General Partner has not previously made any distributions of profits and it is currently the intention of the General Partner not to make distributions). It is possible that no distributions will be made in some years in which the Partnership has taxable profits, realized or unrealized. However, a Limited Partner will nevertheless be required to account for his share of such profits as income for federal tax purposes. Distributions may be made by credit to a Limited Partner's customer account with DWR. See "Material Federal Income Tax Considerations."

                            TRANSFERABILITY OF UNITS

    The  assignability or  transferability of  Units is  limited by  the Limited
Partnership Agreement and no assignee or transferee may become a substituted Limited Partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion. See "The Limited Partnership Agreement--Restrictions on Transfers or Assignments."

                                  THE OFFERING

SECURITIES OFFERED

    99,480.090 Units were sold to the public during the Partnership's Initial Offering. The Partnership is currently offering up to 50,000 additional Units for sale. No Units held by existing Limited Partners are being sold in this offering. The General Partner, in its discretion, may register and sell additional Units from time to time.

SUBSCRIPTION PROCEDURE

    The minimum subscription for most subscribers is $5,000, except the minimum subscription is: (a) $2,000 in the case of an IRA; or (b) for subscribers effecting Exchanges, the lesser of (i) $5,000 ($2,000 in the case of IRAs), (ii) the proceeds from the redemption of five units (two units in the case of IRAs) from commodity pools other than the Spectrum Series, (iii) the proceeds from the redemption of 500 units (200 units in the case of IRAs) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of a subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at the Closing with a minimum investment of $1,000. Certain jurisdictions may impose higher minimum investment requirements; see "State Suitability Requirements" in the Subscription and Exchange Agreement and Power of Attorney. No selling commissions will be charged on subscriptions. No offering expenses will be charged to investors or the Partnership. See "Investment Requirements" above, "Plan of Distribution," and "Subscription Procedure."

    In order to purchase Units, a subscriber must complete, execute, and deliver an execution copy of the Subscription and Exchange Agreement and Power of Attorney to DWR. In the Subscription and Exchange Agreement and Power of Attorney, a subscriber will (i) authorize the General Partner and DWR to transfer the subscription amount from the subscriber's customer account with DWR to the Dean Witter Portfolio Strategy Fund L.P. Escrow Account, or (ii) in the case of an Exchange, authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to the terms of the applicable limited partnership agreement) and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnership. A subscriber must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription and Exchange Agreement and Power of Attorney is received by DWR, and DWR will debit the customer account and transfer such funds to the escrow account with the Escrow Agent on that date. A subscriber may revoke his Subscription and Exchange Agreement and Power of Attorney, and receive a full refund of the subscription amount and any accrued interest thereon (or revoke the redemption of units in the other commodity pool in the case of an Exchange), within five business days after execution of such Agreement or no later than 3:00 p.m., New York City time, on the date of the Closing, whichever comes first, by delivering written notice to his DWR account executive.

PLAN OF DISTRIBUTION

    The Units are being offered and sold by the Partnership through DWR. Pursuant to a Selling Agreement among the Partnership, the General Partner, the Trading Advisor and DWR, DWR will use its best efforts to sell Units, but DWR has not made any commitment to offer and sell a specific amount of Units or to purchase any Units. See "Plan of Distribution." The General Partner, in its sole discretion, may reject a subscription in whole or in part at any time prior to acceptance. Units are being offered to the public at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding the date of the Closing. Units will be issued at the Closing, which is currently scheduled to held as of October 1, 1997; provided, however, that the General Partner may at its discretion hold the Closing as of the first business day of any month during the Offering Period (the period commencing the date of this Prospectus and ending October 10, 1997). The General Partner shall have the discretion to terminate the offering of Units at any time.

    Funds with respect to a subscription received during the Offering Period and not immediately rejected by the General Partner will be transferred to, and held in escrow by, The Chase Manhattan Bank (the "Escrow Agent"), as described above, until the General Partner either rejects such subscription prior to the Closing or accepts such subscription at the Closing.

    The General Partner, DWR, and the Trading Advisor, and their respective principals, directors, officers, employees and affiliates, may subscribe for Units. Subject to certain limited revocation rights (see "Subscription Procedure"), all subscriptions for Units are irrevocable by subscribers. Interest earned on subscriptions deposited into escrow and thereafter rejected by the General Partner will be credited to the subscriber's customer account with DWR.

    Employees of DWR will receive compensation from DWR, and not from the Partnership, out of the brokerage commissions paid to DWR by the Partnership. Such continuing compensation is in consideration of certain additional services provided to Limited Partners by such persons on a continuing basis and may be deemed to be additional underwriting compensation. See "Plan of Distribution."

NO SELLING COMMISSIONS OR OFFERING EXPENSE CHARGE

    In connection with the offering of Units pursuant to this Prospectus, no selling commissions or offering expenses will be paid by Limited Partners or the Partnership. DWR has previously paid all of the organizational costs and the costs relating to the Initial Offering and will pay all of the costs incurred in connection with this offering of Units, estimated to be approximately $900,000 in the aggregate. The Partnership will not reimburse DWR for any portion of the costs so incurred, and will not be liable for any such costs at any time (although DWR may recoup such costs from brokerage commissions paid by the Partnership). Except as otherwise provided herein, employees of DWR will receive from DWR (solely from its own funds) gross sales credit equal to 3% of the Net Asset Value per Unit as of the Closing for each Unit sold by them and issued at the Closing, and, if properly registered with the CFTC, also will receive from DWR (solely from its own funds) up to 35% of the brokerage commissions that are attributable to outstanding Units sold by them and received by DWR as commodity broker for the Partnership each month, beginning with the eighth month after which such Unit was issued, as described in Note (1) to the table on the front cover page of this Prospectus. See "Plan of Distribution." DWR's employees may have a conflict of interest in rendering advice to Limited Partners as to when and whether to redeem Units because of their interest in receiving certain continuing compensation for ongoing services rendered to holders of outstanding Units. The compensation described above will be paid by DWR and will not be paid directly by any Limited Partner or the Partnership.

SUITABILITY STANDARDS

    Each investor (or person entitled to exercise control over assets of such investor's account under an IRA or other employee benefit plan) must represent and warrant in the Subscription and Exchange Agreement and Power of Attorney that such investor and/or other person has received this Prospectus and satisfies certain investment and/or suitability requirements described under "--Investment Requirements" above.

                         INTEREST ON PARTNERSHIP ASSETS

    Once the Partnership's assets are deposited with DWR, they will be held in customer segregated funds accounts established by DWR. Effective on the day of the Closing, DWR will credit the Partnership at month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on or with respect to forward contracts and other futures interests but not actually received by it from banks, brokers, dealers, and other persons. The Partnership's assets held by DWR shall be used as margin solely for the Partnership's trading. The Partnership's funds will be invested together with other customer segregated funds or will be held in non-interest-bearing bank accounts. In either case, the Partnership will be credited with interest at the rate earned by DWR on its U.S. Treasury Bill investments with customer segregated funds (as if 80% of its assets were invested in U.S. Treasury Bills); DWR will retain any interest earned in excess of the interest paid to the Partnership. To the extent that the assets of the Partnership are held in non-interest-bearing bank accounts, DWR or its affiliates would benefit from compensating balance treatment in connection with the designation of a bank or banks in which the Partnership's assets are deposited (I.E., DWR or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits). It is not possible to quantify compensating balance benefits at present; however, while it is anticipated that such benefits will exceed the interest required to be credited to the Partnership, it is estimated that they should not exceed 4% of the Partnership's average annual Net Assets after such credits. To the extent such benefits to DWR or its affiliates exceed the interest DWR is obligated to credit to the Partnership, they will not be shared with the Partnership. Notwithstanding the foregoing, the aggregate of (i) brokerage commissions and transaction fees and costs payable by the Partnership, and (ii) the net excess interest and compensating balance benefits to DWR or its affiliates (after crediting the Partnership with interest as described above) shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. See "Investment Program, Use of Proceeds and Trading Policies."

                                USE OF PROCEEDS

    The entire proceeds of this offering, together with the General Partner's capital contribution, will be deposited in the Partnership's accounts maintained with DWR, and used for trading in futures interests. See "Investment Program, Use of Proceeds and Trading Policies."

                               TAX CONSIDERATIONS

    In the opinion of the General Partner's tax counsel, the Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. Accordingly, the Partnership will not be subject to federal income tax. Each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction or credit for the taxable year of the Partnership ending within or with the taxable year of the Limited Partner, regardless of whether such Limited Partner has received any distributions from the Partnership. Such items of Partnership gain or loss retain their character (E.G., capital or ordinary) when allocated to the Limited Partners. Moreover, all such allocations will increase or decrease each Limited Partner's tax basis in his Units. The allocation provisions are designed to reconcile tax allocations to economic allocations; however, no assurance can be given that the Internal Revenue Service will not challenge such allocation, especially in light of recently issued final regulations. See "Material Federal Income Tax Considerations."

    Taxes payable by partners with respect to Partnership profits may exceed the amount of Partnership distributions, if any, for a taxable year. Based upon the current and contemplated activities of the Partnership, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnership should not be subject to the limitations on the deductibility of certain miscellaneous itemized expenses, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

    Cash distributions by the Partnership and amounts received or deemed received upon the partial or complete redemption of a Limited Partner's Units that do not exceed the Limited Partner's aggregate basis in his Units are not taxable. However, to the extent cash distributions and amounts received or deemed received upon the partial redemption of a Limited Partner's Units exceed the Limited Partner's aggregate tax basis in his Units, the excess will be taxable to the Limited Partner as though it were gain on the sale of his Units. Loss will generally be recognized on a redemption of Units only if a Limited Partner redeems all of his Units in the Partnership and, following the complete redemption, such Limited Partner has remaining tax basis in the Partnership. In such case, the Limited Partner will recognize loss to the extent of the remaining basis. Subject to an exception for certain types of Partnership assets, such gain or loss (assuming that the Units constitute capital assets) will be either short-term capital gain or loss or long-term capital gain or loss, depending upon the length of time that Units were held prior to the distribution or redemption. See "Material Federal Income Tax Considerations."

    The General Partner has been advised that, in the opinion of its counsel, a Limited Partner who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") should not be deemed engaged in a trade or business in the United States, and should not be subject to United States federal income tax, solely because such Foreign Limited Partner is a limited partner in the Partnership. In the event the Partnership's activities should in the future not fall within certain safe harbors from U.S. trade or business status, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States. In that event, the Foreign Limited Partner would be taxed at regular rates applicable to U.S. taxpayers and, if a foreign corporation, could be subject to a 30% branch profits tax. See "Material Federal Income Tax Considerations." As regards tax-exempt Limited Partners, see "Purchases by Employee Benefit Plans--ERISA Considerations."

                                  RISK FACTORS

    In addition to the Risk Disclosure Statement appearing at the beginning of this Prospectus, prospective subscribers should consider the following risks before subscribing for Units.

RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS

    FUTURES INTERESTS TRADING IS SPECULATIVE AND VOLATILE. Futures interests prices are highly volatile. Price movements of futures interests are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs and policies of governments; domestic and foreign political and economic events and policies; and changes in interest rates. The Partnership's trading has been volatile. See "Performance Record of the Partnership."

    The Partnership is also subject to the risk of failure of any of the exchanges on which it trades or of their clearinghouses, if any. In addition, under certain circumstances, such as the inability of a customer of the Commodity Broker or the Commodity Broker itself to satisfy substantial deficiencies in such customer's account, the Partnership may be subject to a risk of loss of its funds on deposit with such Commodity Broker. See "The Futures, Options and Forward Markets."

    FUTURES INTERESTS TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in futures interests trading (typically between 2% and 15% of the value of the contract purchased or sold), an extremely high degree of leverage is typical of a futures interests trading account. As a result, a relatively small price movement in a futures interest may result in immediate and substantial losses to the investor. The Partnership uses substantial leverage which could, depending on performance, result in increased gain or loss. See "Performance Record of the Partnership." For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. See "The Futures, Options and Forward Markets-- Margins" and "The Limited Partnership Agreement--Nature of the Partnership."

    FUTURES INTERESTS TRADING MAY BE ILLIQUID. Most United States futures exchanges limit fluctuations in certain futures interests prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures interest has increased or decreased by an amount equal to the daily limit, positions in the futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Prices in various futures interests have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject it to substantial losses. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses, and may in fact substantially increase losses because they may prevent the liquidation of unfavorable positions. There is no limitation on daily price moves in trading currency forward contracts.

    In addition, the Partnership may not be able to execute trades at favorable prices if little trading in the futures interests involved is taking place. Under some circumstances, the Partnership may be required to accept or make delivery of the underlying commodity if the position cannot be liquidated prior to its expiration date. See "Investment Program, Use of Proceeds and Trading Policies--Trading Policies." It also is possible that an exchange or the CFTC may suspend trading in a particular futures interest, order immediate liquidation and settlement of a particular futures interest, or order that trading in a particular futures interest be conducted for liquidation only. Similarly, trading in options on a particular futures interest may become restricted if trading in the underlying futures interest has become restricted. During periods in October 1987, for example, trading in certain stock index futures was too illiquid for markets to function efficiently and was at one point actually suspended. See "The Futures, Options and Forward Markets." The principals who deal in the forward contract markets are not required to continue to make markets in the forward contracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.

    SPECIAL RISKS ASSOCIATED WITH FORWARD TRADING. The Partnership trades in forward contracts, primarily currency forward contracts. Based on the anticipated allocation of the Partnership's assets among the Trading Advisor's trading programs, forward contracts are expected to comprise up to 50% of the Partnership's trading activities. A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a consequence, investors in forward contracts are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks may not be regulated by any United States governmental agency.

    Generally, when the Trading Advisor instructs the Partnership to either sell or buy a particular currency or other forward contract, DWR will do back-to-back principal trades in order to carry out such instructions. DWR, as principal, will arrange bank lines of credit and contract with a United States or foreign bank or dealer to make or take future delivery of a specified quantity of currency or other commodity at a negotiated price. DWR, again as principal, will in turn contract with the Partnership to make or take future delivery of the same specified quantity of currency or other commodity at the same price. DWR will charge the Partnership a transaction fee for effecting a forward contract transaction, but will not attempt to profit from any mark-up or spread on the trade with the Partnership.

    Because performance of forward contracts on currencies and other commodities is not guaranteed by any exchange or clearinghouse, the Partnership is subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which the Partnership trades. Currently the sole counterparty with whom the Partnership trades is DWR. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Partnership to substantial losses. The Partnership and DWR will trade forward contracts only with banks, brokers, dealers and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy.

    The CFTC has published for comment in the United States Federal Register a statement concerning its jurisdiction over transactions in the foreign currency markets, including transactions of the type which may be engaged in by the Partnership. In the future, the CFTC might assert that forward contracts of the type entered into by the Partnership constitute unauthorized futures contracts subject to the CFTC's jurisdiction and attempt to prohibit the Partnership from participating in transactions in such contracts. If the Partnership were restricted in its ability to trade in the currency markets, the trading strategies of the Trading Advisor could be materially affected.

    SPECIAL RISKS ASSOCIATED WITH TRADING ON FOREIGN EXCHANGES. The Partnership trades in futures, forward, and option contracts on exchanges located outside the United States where CFTC regulations do not apply. Based on the anticipated allocation of the Partnership's assets among the Trading Advisor's trading programs, trading on foreign exchanges is expected to comprise up to 50% of the Partnership's trading activities. Some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on foreign exchanges, the Partnership will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to such contracts. Although DWR monitors the creditworthiness of the foreign exchanges and clearing brokers with which it does business for clients, DWR does not have the capability to precisely quantify the Partnership's exposure to risks inherent in its trading activities on foreign exchanges, and as a result, the risk is not monitored by DWR on an individual client basis (including the Partnership).

    Trading on foreign exchanges may involve certain other risks not applicable to trading on United States exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain foreign markets are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor trades for compliance with exchange rules. For an additional discussion of the credit risks relating to trading on foreign exchanges, see "Risk Factors--Risks Relating to Futures Interests and the Futures Interest Markets--Special Risks Associated with Trading on Foreign Exchanges."

    Furthermore, as the Partnership determines its Net Assets in United States dollars, with respect to trading on foreign markets the Partnership is subject to the risk of fluctuation in the exchange rate between the local currency and dollars, and to the possibility of exchange controls. Unless the Partnership hedges itself against fluctuations in exchange rates between the United States dollar and the currencies in which trading is done on such foreign exchanges, any profits which the Partnership might realize in such trading could be eliminated as a result of adverse changes in exchange rates, and the Partnership could even incur losses as a result of any such changes. See "The Futures, Options and Forward Markets--Regulations."

    SPECIAL RISKS ASSOCIATED WITH TRADING OF OPTIONS ON FUTURES. Options on futures contracts and options on physical commodities are traded on United
States commodity exchanges and may be traded by the Partnership on certain foreign exchanges. The Partnership is authorized to trade options and the Trading Advisor has included options in its trading. Each such option is a right, purchased for a certain price, to either buy or sell the underlying futures contract or physical commodity during a certain period of time for a fixed price. Such trading involves risks substantially similar to those involved in trading futures contracts in that options are speculative and highly leveraged. Specific market movements of the underlying futures contract or physical commodity cannot be accurately predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. See "The Futures, Options, and Forward Markets--Options on Futures."

    THE PARTNERSHIP HAS CREDIT RISK TO DWR. The Partnership has credit risk because DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnership's assets. Exchange traded futures contracts are marked to market on a daily basis, with variations in value credited or charged to the Partnership's account on a daily basis. DWR, as futures commission merchant for the Partnership's exchange traded futures contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts. With respect to the Partnership's off-exchange traded foreign currency forward contracts, there are no daily settlements of variations in value. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Instruments."

    POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and the United States futures exchanges have established limits referred to as "speculative position limits" or "position limits" on the maximum net long or net short futures or options contract position which any person or group of persons may own, hold, or control in particular futures or options contract.

    All futures and option accounts owned, controlled or managed by the Trading Advisor and its principals will be combined for position limit purposes, to the extent they may be applicable. In this connection, the Management Agreement provides that if speculative position limits are exceeded by the Trading Advisor in the opinion of independent counsel, the CFTC or any regulatory body, exchange, or board, the Trading Advisor and its principals and affiliates will promptly liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to the Trading Advisor, as nearly as possible in proportion to the accounts' respective amounts available for trading (taking into account different degrees of leverage and "notional equity") to the extent necessary to comply with applicable position limits. See "The Management Agreement." From time to time, the trading approach or instructions of the Trading Advisor may have to be modified, and positions held by the Partnership may have to be liquidated, in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Partnership. See "Conflicts of Interest--Management of Other Accounts by the Trading Advisor." The Partnership is also subject to the same speculative position limits and may have to modify or liquidate positions if such limits are, or are about to be, exceeded by the Partnership as a whole. Speculative position limits are not applicable to forward contract trading, although the principals with which DWR or the Partnership may deal in the forward markets may limit the positions available to DWR or the Partnership as a consequence of credit considerations.

RISKS RELATING TO THE PARTNERSHIP AND THE OFFERING OF UNITS

    PAST RESULTS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. The past performance results of the Partnership (see "Performance Record of the Partnership"), are not necessarily indicative of the future performance of the Partnership.

    SUBSTANTIAL CHARGES TO THE PARTNERSHIP. The Partnership is subject to substantial charges to its Net Assets from the payment of the monthly management fee, brokerage commissions, other transaction fees and costs, administrative expenses, and any extraordinary costs, regardless of whether the Partnership realizes profits. For the years ended December 31, 1996, 1995, and 1994, the Partnership had total revenues of $28,663,110, $26,524,038, and $3,634,209, respectively, and  total expenses  of $10,269,161,  $8,066,200, and  $7,855,844, respectively. Because the incentive fee which the Partnership pays to the Trading Advisor is determined on a quarterly rather than on an annual basis, the Partnership may be subject to substantial incentive fees in any given 12 consecutive month period despite a decline in the Partnership's Net Assets for such period as a whole. See "Description of Charges to the Partnership."

    RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. The Units cannot be assigned or transferred except on the terms and conditions set forth in the Limited Partnership Agreement, and there will be no public market for the Units. See "The Limited Partnership Agreement--Restrictions on Transfers or Assignments." A Limited Partner, after proper notice has been given, may require the Partnership to redeem all or part of his Units as of, but not before, the sixth month-end following the closing, in the manner described herein. Thereafter, Units may be redeemed as of the end of any month. However, no Limited Partner may redeem fractions of Units, except that fractions of Units may be redeemed if a Limited Partner is redeeming in multiples of $1,000 or is redeeming his entire interest in the Partnership. Redemptions of Units are subject to redemption charges through the twenty-fourth month following the closing at which such Units are issued. The foregoing redemption charges and the six month limitation will not apply to Limited Partners who purchase Units pursuant to Exchanges. An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above. Similarly, investors who are Limited Partners in the Partnership immediately prior to the Closing will not be subject to the minimum six-month holding period or the redemption charges, described above, with respect to Units purchased during the Offering Period. The right to obtain payment on redemption is contingent upon (a) the Partnership having assets sufficient to discharge its liabilities on the effective date of the redemption, and (b) the timely receipt by the General Partner of a Request for Redemption. All liabilities of the Partnership are accrued daily and are reflected in the daily Net Asset Value of the Partnership. See "Redemptions." Under certain circumstances (including, but not limited to, the Partnership's inability to liquidate or a delay in liquidating positions or the default or delay in payments due the Partnership from dealers, brokers, banks, or other persons), the Partnership may delay payment to Limited Partners requesting redemptions of the proportionate part of the redemption requests represented by the sums which are the subject of any such default or delay. See "Redemptions."

    CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE. DWR and the General Partner were instrumental in the organization of the Partnership and may be deemed "promoters" of the Partnership within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"). Moreover, the Partnership, DWR and the General Partner are affiliated entities and are represented by a single counsel. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of this offering. See "Conflicts of Interest."

    LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Limited Partners will not participate in the management of the Partnership or in the conduct of its business. See "The Limited Partnership Agreement--Management of Partnership Affairs." However, the Limited Partnership Agreement provides that certain actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners. See "The Limited Partnership Agreement--Amendments; Meetings."

    RELIANCE ON THE GENERAL PARTNER. A Limited Partner is relying on the ability of the General Partner in the selection of a successful trading advisor for the Partnership. The selection by the General Partner of the Trading Advisor involved numerous considerations. The General Partner evaluated the performance record of the Trading Advisor and determined if the Trading Advisor was suitable for the Partnership's overall trading approach, trading policies and investment objectives. The General Partner reviewed other aspects of the Trading Advisor (including the prospective Trading Advisor's trading programs, experience, volatility of trading, futures interests traded, amount of management and incentive fees normally charged, reputation of the Trading Advisor and its personnel and amount of funds under management), and made certain subjective judgments in retaining the Trading Advisor. Although the General Partner carefully weighed the above factors in making its selections, other factors not considered by the General Partner may also be important. In the future, the General Partner may be required to terminate and replace the Trading Advisor by reason of its poor performance or for other reasons or to retain additional trading advisors for the Partnership and similar judgments will have to be made from time to time.

RISKS RELATING TO THE TRADING ADVISOR

    RELIANCE ON THE TRADING ADVISOR TO TRADE SUCCESSFULLY. Futures interests trading decisions for the Partnership are made by the Trading Advisor, upon whose judgment and abilities the success of the Partnership largely depends. No assurance can be given that the trading programs utilized by the Trading Advisor will prove successful under all or any market conditions.

    MARKET FACTORS MAY ADVERSELY INFLUENCE TRADING PROGRAMS. Any factor which may lessen the prospect of major trends in the future (for example, increased governmental control of, or participation in, the currency markets) may reduce the Trading Advisor's ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. As a result of these factors and the general volatility of the futures interests markets, investors should view their investment as long term (at least 2 years) in order to permit the programs of the Trading Advisor to function over time. Further, the Trading Advisor may alter its programs from time to time in an attempt to better evaluate market movements. As a result of such periodic modifications, it is possible that the trading programs used by the Trading Advisor in the future may be different from those presently in use.

    LIMITED TERM OF THE MANAGEMENT AGREEMENT MAY LIMIT ACCESS TO THE TRADING ADVISOR. The Management Agreement with the Trading Advisor will continue in effect for two years from the date of the Closing. Thereafter, the Trading Advisor may terminate the Management Agreement upon 90 days' prior written notice to the Partnership. In addition, the Management Agreement is terminable by the Partnership at any time without penalty at any month end upon 5 days' prior written notice to the Trading Advisor, and at any time upon written notice under certain circumstances specified therein. The Management Agreement is also terminable by the Trading Advisor upon 30 days' prior written notice to the Partnership under certain circumstances specified therein. See "The Management Agreement." Upon the expiration or termination of the Management Agreement, the General Partner will make other arrangements for providing trading advice. In the selection of any trading advisor upon the termination of a Management Agreement (including any retention of the Trading Advisor thereafter), the General Partner will take into account all relevant factors, including the prospective trading advisor's trading performance, experience, volatility of trading, futures interests traded, amount of management and incentive fees normally charged, reputation of the trading advisor and its personnel and amount of funds under management, as well as the trading policies and investment objectives of the Partnership. There can be no assurance that the services of a trading advisor will be available on the same or similar terms in case of expiration or termination of a Management Agreement.

    POSSIBLE ADVERSE EFFECTS OF INCREASING THE ASSETS TRADED BY THE TRADING ADVISOR. A trading advisor is limited in the amount of assets that it can successfully manage, both by the difficulty of executing substantially larger trades made necessary by the larger amount of equity under management and by the restrictive effect of speculative position limits. Increased equity generally results in a larger demand for the same futures interests among the accounts managed by a trading advisor. Furthermore, while there has been substantial debate on the subject, a considerable number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of equity under management increases. The Trading Advisor has not agreed to limit the amount of additional equity that it may manage. There can be no assurance that the Trading Advisor's trading programs will not be adversely affected by additional equity, including the proceeds of this offering.

    TRADING DECISIONS BASED ON TECHNICAL TRADING APPROACH MAY NOT PERFORM UNDER CERTAIN MARKET CONDITIONS. Trading decisions of the Trading Advisor are based on "technical" trading programs as opposed to "fundamental" trading methods. Fundamental trading methods attempt to examine external factors (such as governmental policies, national and international political and economic events, changing trade prospects, and similar factors which affect the supply and demand for a particular futures interest) in order to predict future prices. Technical trading systems, however, generate buy and sell signals which are not based on analysis of fundamental supply and demand factors, but rather are based, in most cases, upon a study of actual daily, weekly, and monthly price fluctuations, volume variations and changes in open interest and other related mathematical, statistical or quantitative data utilizing charts and/or computers.

    The profitability of both technical and fundamental analysis in futures interests trading generally depends upon the accurate forecasting of major price moves or trends in some futures interests. No assurance can be given of the accuracy of the forecasts or the existence of some major price move. The best trading approach will not be profitable if there are sustained periods in which there are no price moves or trends of the kind the trading approach seeks to identify and follow. In the past, there have been periods without discernible trends and, presumably, such periods will continue to occur in the future. Periods without such price moves may produce losses. Any factor which would lessen the prospect of major trends occurring in the future (such as increased governmental control of or participation in the markets) may reduce the prospect that a particular trading approach will be profitable in the future. Moreover, any factor which would make it more difficult to execute trades at desired prices in accordance with a trading approach (such as a significant lessening of liquidity in a particular market) would also be detrimental to profitability. Many other trading approaches utilize similar analyses in making trading decisions; therefore, bunching of buy and sell orders can occur which makes it more difficult for a position to be taken or liquidated. No assurance can be given that the Trading Advisor's trading programs and trading decisions will be successful under all or any market conditions.

    A limiting factor in the use of technical analysis is that such an approach generally requires price movement data which can be translated into price trends sufficient to dictate a market entry or exit decision. Any trading approach which is based upon such technical concepts may not perform well when futures interests markets are trendless or erratic, because a technical approach may fail to identify a trend on which action should be taken or it may react to minor price movements and thus establish a position contrary to overall price trends, which may result in losses. In addition, a technical trading approach may underperform other trading approaches when fundamental factors dominate price moves within a given market. For example, since technical analysis generally does not take into account fundamental factors such as supply, demand, and political and economic events (except insofar as such factors may have influenced price and other technical data constituting input information for such approach), a technical trading approach may be unable to respond to fundamental causative events until after their impact has ceased to influence the markets; positions dictated by such resultant price movements may be incorrect in light of the fundamental factors then affecting the markets.

    The calculations which underlie the Trading Advisor's trading programs involve many variables and are determined primarily by computer. The use of a computer in developing and operating a trading system does not assure the success of the system because a computer is merely an aid in compiling and organizing trading information. No assurance is given that the trading strategies employed by the Trading Advisor will produce profits or will not lose money.

    POSSIBLE EFFECTS OF OTHER TREND-FOLLOWING SYSTEMS. Futures interests trading systems employing trend-following signals, based either exclusively on technical analysis or on a combination of fundamental and technical analysis, are not new. If many traders follow very similar systems, similar buy and sell orders can be placed at or about the same time, which makes it more difficult for a position to be established or liquidated at a given price. The General Partner is aware of an increase in both the use of trend-following systems in recent years and in the overall volume of trading and liquidity of the futures interests markets. However, it is difficult to be certain whether the total amount of funds traded on a trend-following basis, either for futures contracts as a whole or for a particular futures interests, is greater in proportion to the overall volume and liquidity of markets presently than has been the case in the past. While the effect of any increase in the proposition of funds traded pursuant to trend-following systems in recent years cannot be determined, any such increase could alter trading patterns or affect execution of trades to the detriment of the Partnership.

TAXATION AND REGULATORY RISKS

    POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current United States federal income tax (hereinafter "federal income tax") laws and regulations, the Partnership will be classified as a partnership and not as an association taxable as a corporation. This status has not been confirmed by a ruling from, and such advice is not binding upon, the United States Internal Revenue Service (the "Internal Revenue Service"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in their opinion may change in the future. If the Partnership were taxed as a corporation for federal income tax purposes, income or loss of the Partnership would not be passed through to Partners and the Partnership would be subject to tax on its income at the rates of tax applicable to corporations, without any deductions for distributions to the Partners. In addition, all or a portion of distributions made to the Partners could be taxable to the Partners as dividends or capital gains. See "Material Federal Income Tax Considerations."

    PARTNER'S TAX LIABILITY MAY EXCEED DISTRIBUTIONS. If the Partnership has profits for a taxable year, such profit will be taxable to the Partners in accordance with their distributive shares of Partnership profit, whether or not the profit actually has been distributed to the Partners. Accordingly, taxes payable by Partners with respect to Partnership profit may exceed the amount of Partnership distributions, if any, for a taxable year. Further, the Partnership may sustain losses offsetting such profit in a succeeding taxable year, so that Partners may never receive the profit on which they were taxed in the prior year. See "Material Federal Income Tax Considerations."

    POSSIBLE LIMITATION ON DEDUCTION OF CERTAIN EXPENSES. The deductibility of certain miscellaneous itemized deductions is limited to the extent such expenses exceed 2% of the adjusted gross income of an individual, trust or estate. In addition, certain of an individual's itemized deductions are further reduced by an amount equal to the lesser of (i) 3% of such individual's adjusted gross income over a certain threshold amount and (ii) 80% of such itemized deductions. Based upon the activities of the Partnership, the General Partner has been advised by its legal counsel that in its opinion various expenses incurred by the Partnership should not be subject to these limitations except to the extent that the Internal Revenue Service promulgates regulations that so provide. See "Material Federal Income Tax Considerations."

    POSSIBILITY OF TAX AUDIT. There can be no assurance that the Partnership's tax return will not be audited by the Internal Revenue Service or that adjustments to such return will not be made as a result of such an audit. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes plus interest and/or penalties that may then be due. See "Material Federal Income Tax Considerations."

    ABSENCE OF REGULATIONS APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISERS. The Partnership is not registered as an investment company or a "mutual fund" under the Investment Company Act of 1940, as amended (or any similar state law), and neither the General Partner nor the Trading Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (or any similar state law). Investors, therefore, are not accorded the protective measures provided by such legislation. However, in accordance with the provisions of the Commodity Exchange Act, as amended (the "CEAct"), the regulations of the CFTC thereunder and the NFA rules, the General Partner is registered as a commodity pool operator, the Trading Advisor is registered as a commodity trading advisor, and DWR is registered as a futures commission merchant, each subject to regulation by the CFTC and each a member of the NFA in such respective capacities.

    THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL THE RISKS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO INVEST IN THE UNITS.

                             CONFLICTS OF INTEREST

RELATIONSHIP OF THE GENERAL PARTNER TO THE COMMODITY BROKER

    The General Partner is a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWD"), a principal subsidiary of which, DWR, acts as the commodity broker for, and receives brokerage commissions from, the Partnership pursuant to a Customer Agreement. Because the General Partner is affiliated with DWR, the General Partner will have a conflict of interest between its responsibilities to limit and reduce the brokerage commissions paid by the Partnership and otherwise manage the Partnership for the benefit of the Limited Partners and its interest in obtaining for DWR favorable brokerage commissions. Most customers of DWR who maintain commodity trading accounts over $1,000,000 pay commissions at negotiated rates which are substantially less than the rate which is paid by the Partnership. Four of the 22 currently actively trading commodity pools for which Demeter acts as general partner are charged flat-rate asset based brokerage fees, 16 of such commodity pools are charged brokerage fees on a roundturn brokerage commission basis (I.E., a charge for entering and exiting each futures interest transaction) and such fees are subject to a monthly asset-based cap, and two are charged on a roundturn brokerage commission basis without a monthly asset-based cap. See "The Commodity Broker" and "Fiduciary Responsibility."

    The General Partner selected the Trading Advisor and will participate in the selection of any new trading advisor for the Partnership. However, because the selection of trading advisors who engage in a high volume of trades will increase the costs to DWR of serving as commodity broker for the Partnership (if commissions for any month exceed the asset-based cap described under
"Description of Charges to the Partnership"), without DWR's receipt of an offsetting increase in revenue, the General Partner has an incentive to select trading advisors and trading systems which engage in a volume of trades which generate commission revenue up to, but not exceeding the cap.

    In addition, the Partnership, DWR and the General Partner are affiliated entities and are represented by a single counsel. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of this offering.

    While the Customer Agreement is nonexclusive, so that the Partnership has the right to seek lower commission rates from other brokers at any time, the General Partner believes that the Customer Agreement and other arrangements between the Partnership and DWR are fair, reasonable and competitive, and represent the best prices and services available, considering the matters discussed in this paragraph below and in the immediately following paragraph. In addition to DWR's cost of executing futures interests trades for the Partnership, DWR is subject to the risk and expense of offering the Units, and the General Partner, an affiliate of DWR, will provide ongoing services to the Partnership, which include administering the redemption of Units, and the General Partner has financial obligations as the general partner of the Partnership. A significant portion of the brokerage commissions to be paid to DWR by the Partnership will be paid by DWR to certain of its employees for providing continuing assistance to Limited Partners to whom they have sold Units. Such DWR employees who provide continuing advice to Limited Partners as to when and whether to redeem Units may have a conflict of interest by reason of their continuing receipt of a portion of the brokerage commissions paid to DWR by the Partnership.

    The General Partner will review the brokerage arrangements at least annually to ensure they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of the Partnership and the services provided, and costs, expenses, and risk borne, by DWR and the General Partner. See "The Commodity Broker" and "Fiduciary Responsibility."

    The Partnership trades in forward contracts through DWR. The General Partner has a conflict of interest in selecting its affiliate as the party with and through which the Partnership executes its forward trades and selecting other persons which might be able to make a better price or superior execution available to the Partnership. The General Partner will review the Partnership's forward trading arrangements from time to time in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances. See "Risk Factors-- Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Forward Trading" and "The Futures, Options and Forward Markets."

    DWR and the General Partner may, from time to time, be subject to conflicting demands in respect of their obligations to the Partnership and other commodity pools and accounts. Certain pools may generate larger brokerage commissions to DWR, resulting in increased payments to DWR employees as described above. Since DWR employees may receive greater compensation from the sale of units of one pool over another, such employees are subject to a conflict of interest in providing advice to Limited Partners.

ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISOR AND DWR

    While the General Partner does not trade futures interests for its own account (other than indirectly as a consequence of its position as general partner of commodity pools), certain officers, directors and employees of the General Partner, the Trading Advisor and DWR, and their affiliates, principals, directors, officers, and employees, may trade futures interests for their own accounts. The records of such trading will not be available to Limited Partners. In addition, DWR is a large futures commission merchant, handling substantial customer business in physical commodities and futures interests, and is a clearing member of all of the major commodity exchanges in the United States. It is possible that DWR will effect transactions for the Partnership in which the other party to such transactions is an employee of or otherwise affiliated with the General Partner, DWR, or their affiliates. Such persons might also compete with the Partnership in bidding on purchases or sales of futures interests without knowing that the Partnership is also bidding. It is possible that transactions for the officers, directors, affiliates, employees, customers and correspondents of DWR, the General Partner or the Trading Advisor might be effected when similar trades for the Partnership are not executed or are executed at less favorable prices. In addition, certain of the officers and directors of the General Partner (who are also employees of and are compensated by the Commodity Broker) may individually receive from DWR compensation and bonuses based on various factors, including brokerage commissions generated by the Partnership. See "The General Partner" and "The Commodity Broker."

    The Limited Partnership Agreement provides that, except as described therein or in this Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No commodity broker for the Partnership may pay, directly or indirectly, rebates or "give ups" to the General Partner or any trading advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements.

MANAGEMENT OF OTHER ACCOUNTS BY THE TRADING ADVISOR

    The Management Agreement allows the Trading Advisor to manage futures interests accounts in addition to the Partnership's account. The Trading Advisor and its principals and affiliates may at any time be trading their own proprietary accounts, advising accounts for other commodity pools and/or individual customers, and operating other commodity pools, and will continue such activities in the future. The Trading Advisor also operates additional trading programs and uses other trading programs in its management of accounts, some of which programs will not be used in trading for the Partnership. Such other trading programs have in the past and may in the future experience significantly different performance results than the programs used in trading for the Partnership. The Trading Advisor is required to aggregate futures and option positions in other accounts managed by it with futures and option positions in the Partnership's account for speculative position limit purposes. Such aggregation of positions could require the Trading Advisor to liquidate or modify positions for all such accounts, and such liquidation or modification may adversely affect the Partnership. The Trading Advisor may have a conflict of interest in rendering advice because its compensation for managing some other accounts may exceed its compensation for managing the Partnership's account, and therefore may provide an incentive to favor such other accounts. Moreover, if the Trading Advisor makes trading decisions for such accounts and the Partnership's account at or about the same time, the Partnership may be competing with such other accounts for the same or similar positions. While the records of accounts of the Trading Advisor's employees and accounts managed by the Trading Advisor will not be made available to Limited Partners, the Management Agreement permits the General Partner access to such records in order to determine that the Partnership's account is traded fairly. The Management Agreement also provides that the Trading Advisor will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.

CUSTOMER AGREEMENT WITH DWR

    Under the Partnership's Customer Agreement with DWR, all funds, futures interests positions, securities, and credits carried for the Partnership are held as security for the Partnership's obligations to DWR; the margins required to initiate or maintain open positions will be as established by DWR from time to time; and DWR may close out positions, purchase futures interests, or cancel orders at any time it deems necessary for its protection, without the consent of the Partnership. The Partnership also has agreed to indemnify and defend DWR and its stockholders, employees, officers, directors and affiliates against certain liabilities incurred by them by reason of acting as the Partnership's commodity broker. DWR, the General Partner or the Limited Partners by majority vote may terminate the brokerage relationship and close the Partnership's futures interests accounts at DWR at any time upon 60 days' notice. If so terminated, the Partnership would have to negotiate a new customer agreement with a commodity broker upon terms and conditions, including brokerage commission rates, which cannot now be determined.

OTHER COMMODITY POOLS

    The General Partner is or has been the general partner for 27 other commodity pools. DWR is the commodity broker for such pools and several other commodity pools. Each may in the future establish and/or be the general partner or commodity broker for additional commodity pools, and any such pool may be said to be in competition with the Partnership in that any one or more of such pools might compete with the Partnership for the execution of trades.

                            FIDUCIARY RESPONSIBILITY

    Investors should be aware that the General Partner has a fiduciary duty under the Partnership Act to the Limited Partners to exercise good faith and fairness in all dealings affecting the Partnership. The

General Partner's fiduciary duty to the Limited Partners under the Limited Partnership Agreement is in accordance with the fiduciary duty owed to limited partners by a general partner under Delaware law. The Limited Partnership Agreement prohibits the Limited Partners from limiting, by any means, the fiduciary duty of the General Partner owed to the Limited Partners under statutory or common law. In the event that a Limited Partner believes that the General Partner has violated its responsibilities, the Limited Partner may seek legal relief for himself and all other similarly situated Limited Partners or on behalf of the Partnership under the Partnership Act, the CEAct, applicable federal and state securities laws and other applicable laws to recover damages from, or to require an accounting by, the General Partner. The Trading Advisor also has a fiduciary responsibility under applicable law to the Partnership.

    The Limited Partnership Agreement, the Customer Agreement, and the Management Agreement generally provide that the General Partner, DWR, the Trading Advisor and their "affiliates" (as defined in the Limited Partnership Agreement) shall not be liable to the Partnership, the Limited Partners, its or their successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Partnership which the General Partner, DWR or the Trading Advisor, as applicable, determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity of or by the General Partner, DWR, the Trading Advisor or their affiliates, as applicable, constituted misconduct or negligence.

    The Limited Partnership Agreement, the Customer Agreement, the Selling Agreement, and the Management Agreement generally provide that the Partnership will indemnify, defend, and hold harmless the General Partner, DWR, the Trading Advisor and their affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from acts, omissions, activities, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner, DWR, or the Trading Advisor, as applicable, has determined, in good faith, that the act, omission, activity or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Payment of any indemnity to such person by the Partnership would reduce the Net Assets of the Partnership. The General Partner does not carry insurance covering such potential losses and it is not contemplated that the Partnership will carry liability insurance covering its potential indemnification exposure.

    Notwithstanding the foregoing, in any action brought by a Limited Partner in the right of the Partnership, the General Partner or any affiliate thereof may only be indemnified to the extent and subject to the conditions specified in the Partnership Act (which presently permits indemnification of any partner to the extent provided in the Limited Partnership Agreement, as described in the immediately preceding paragraph). Also, no indemnification of the General Partner, DWR, the Trading Advisor or their affiliates by the Partnership shall be permitted for losses, liabilities, or expenses arising from or out of alleged violations of federal or state securities laws unless: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim they were offered or sold Units, with respect to indemnification for securities laws violations, before seeking court approval for indemnification. Note that, with respect to indemnification for liabilities arising under the 1933 Act for directors, officers or controlling persons of the Partnership or the General Partner, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant (such as DWR) and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.

                     PERFORMANCE RECORD OF THE PARTNERSHIP

PERFORMANCE RECORD

    Table 1 sets forth the actual past performance record of the Partnership from the commencement of trading operations on February 1, 1991 through December 31, 1996. Since the commencement of trading operations, all assets of the Partnership have been allocated to the Trading Advisor for trading. However, the General Partner will in the future allocate the assets of the Partnership to trading systems of the Trading Advisor in proportions different than previously employed, and will allocate assets of the Partnership to trading systems of the Trading Advisor never previously employed for the Partnership. These differences from historical allocations may affect future performance, including greater (or lesser) volatility of returns.

    INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN THE CAPSULE PERFORMANCE SUMMARY AND FOOTNOTES THERETO IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY THE PARTNERSHIP IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTERESTS TRADING.
                                                                         TABLE 1

            PERFORMANCE OF DEAN WITTER PORTFOLIO STRATEGY FUND L.P.

            Type of Pool:  Publicly-Offered Pool
            Inception of Trading:  February 1991
            Aggregate Capital Contributions:  $100,491,090
            Current Capitalization:  $87,312,143
            Largest Monthly % Drawdown (Month/Year): (14.40)%-(1/92) Largest Month-End Peak-to-Valley Drawdown: (25.65)%-(4 months)(1/92-4/92)

                                      1996       1995       1994       1993       1992       1991
MONTHLY RATES OF RETURN                 %          %          %          %          %          %
----------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
January...........................       4.15      (3.70)     (2.33)     (0.67)    (14.40)
February..........................      (4.54)     10.40      (1.61)      9.17      (9.10)     (1.04)
March.............................       1.61      11.65       5.45      (1.34)      0.21       5.63
April.............................       1.77       4.56       0.53       4.95      (4.64)     (0.73)
May...............................      (0.91)     (0.02)      1.34       2.32       0.45       1.68
June..............................       1.36      (1.29)      3.59       0.25      13.01       0.33
July..............................      (1.93)     (1.98)     (4.70)      7.41      13.09      (9.15)
August............................      (0.52)      2.38      (2.82)     (2.61)     10.57       0.05
September.........................       3.79      (1.47)      1.40      (0.42)     (7.37)      7.86
October...........................      11.85       0.86       1.79      (2.38)     (4.45)     (2.76)
November..........................       9.05       0.89      (4.34)     (1.17)      0.79       2.98
December..........................      (1.61)      1.72      (3.29)      3.56      (0.55)     22.87
Compound Annual (Period) Rate of
 Return...........................      25.50      25.37      (5.41)     19.88      (6.37)     27.68

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              FOOTNOTES TO TABLE 1

    "DRAWDOWN" MEANS DECLINE IN NET ASSET VALUE PER UNIT. "WORST MONTH-END PEAK-TO-VALLEY DRAWDOWN" AS USED HEREIN IS EQUIVALENT TO THE "DRAWDOWN" EXPERIENCED BY THE PARTNERSHIP, DETERMINED IN ACCORDANCE WITH CFTC RULE 4.10 AND REPRESENTS THE GREATEST PERCENTAGE DECLINE FROM ANY MONTH-END NET ASSET VALUE PER UNIT WHICH OCCURS WITHOUT SUCH MONTH-END NET ASSET VALUE PER UNIT BEING EQUALED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. IN DOLLAR TERMS, FOR EXAMPLE, IF THE NET ASSET VALUE PER UNIT OF THE PARTNERSHIP DECLINED BY $1 IN EACH OF JANUARY AND FEBRUARY, INCREASED BY $1 IN MARCH AND DECLINED AGAIN BY $2 IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" ANALYSIS CONDUCTED AS OF THE END OF APRIL WOULD CONSIDER THAT "DRAWDOWN" TO BE STILL CONTINUING AND TO BE $3 IN AMOUNT, WHEREAS IF THE NET ASSET VALUE OF A UNIT HAD INCREASED BY $2 IN MARCH, THE JANUARY-FEBRUARY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT THE $2 LEVEL. SUCH "DRAWDOWNS" ARE MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUES ONLY, AND DO NOT REFLECT INTRA-MONTH FIGURES.

    "MONTHLY RATE OF RETURN" IS NET PERFORMANCE FOR THE MONTH (GROSS REALIZED PROFIT (LOSS), PLUS INCREASE (DECREASE) IN UNREALIZED PROFIT (LOSS), PLUS INTEREST INCOME, MINUS BROKERAGE COMMISSIONS, MANAGEMENT AND INCENTIVE FEES AND OTHER EXPENSES), DIVIDED BY THE BEGINNING NET ASSET VALUE FOR THE MONTH.

    "COMPOUND ANNUAL (PERIOD) RATE OF RETURN" IS CALCULATED BY MULTIPLYING ON A COMPOUND BASIS EACH OF THE MONTHLY RATES OF RETURN AND NOT BY ADDING OR AVERAGING SUCH MONTHLY RATES OF RETURN. FOR PERIODS OF LESS THAN ONE YEAR, THE RESULTS ARE YEAR-TO-DATE.

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                             HISTORICAL PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 JAN-91      1000
Feb-91        989.63
Mar-91       1045.37
Apr-91       1037.69
May-91       1055.12
Jun-91        1058.6
Jul-91        961.72
Aug-91        962.26
Sep-91       1037.82
Oct-91       1009.13
Nov-91       1039.16
Dec-91       1276.79
Jan-92       1092.93
Feb-92        993.52
Mar-92        995.58
Apr-92        949.34
May-92        953.57
Jun-92        1077.6
Jul-92       1218.66
Aug-92        1347.5
Sep-92       1248.25
Oct-92       1192.66
Nov-92       1202.12
Dec-92       1195.52
Jan-93       1187.51
Feb-93       1296.45
Mar-93       1279.06
Apr-93       1342.32
May-93        1373.5
Jun-93       1376.94
Jul-93       1479.01
Aug-93       1440.37
Sep-93       1434.39
Oct-93       1400.24
Nov-93       1383.91
Dec-93       1433.13
Jan-94       1399.79
Feb-94       1377.32
Mar-94       1452.33
Apr-94       1460.03
May-94       1479.66
Jun-94       1532.76
Jul-94        1460.8
Aug-94       1419.62
Sep-94        1439.5
Oct-94       1465.23
Nov-94       1401.67
Dec-94       1355.58
Jan-95       1305.41
Feb-95       1441.19
Mar-95       1609.12
Apr-95       1682.52
May-95       1682.16
Jun-95       1660.54
Jul-95       1627.72
Aug-95       1666.45
Sep-95       1642.02
Oct-95       1656.06
Nov-95       1670.75
Dec-95       1699.44
Jan-96       1769.92
Feb-96       1689.64
Mar-96       1716.92
Apr-96       1747.26
May-96       1731.28
Jun-96       1754.76
Jul-96       1720.95
Aug-96       1712.08
Sep-96       1777.03
Oct-96       1987.62
Nov-96       2167.59
Dec-96       2132.79

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                 PORTFOLIO STRATEGY FUND VS. BARCLAY CTA INDEX
                             HISTORICAL PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           PORTFOLIO STRATEGY FUND   BARCLAY CTA INDEX
Jan-91                        1000                 1000
Feb-91                      989.63                991.7
Mar-91                     1045.37              1034.14
Apr-91                     1037.69               1014.6
May-91                     1055.12               995.26
Jun-91                      1058.6              1024.82
Jul-91                      961.72               990.38
Aug-91                      962.26               971.37
Sep-91                     1037.82               997.79
Oct-91                     1009.13               988.71
Nov-91                     1039.16               991.28
Dec-91                     1276.79              1090.71
Jan-92                     1092.93               1041.3
Feb-92                      993.52              1014.12
Mar-92                      995.58               995.76
Apr-92                      949.34                987.8
May-92                      953.57               980.59
Jun-92                      1077.6              1024.13
Jul-92                     1218.66              1068.26
Aug-92                      1347.5              1092.83
Sep-92                     1248.25              1075.24
Oct-92                     1192.66              1077.28
Nov-92                     1202.12               1090.1
Dec-92                     1195.52              1080.73
Jan-93                     1187.51              1061.17
Feb-93                     1296.45              1119.21
Mar-93                     1279.06              1113.62
Apr-93                     1342.32              1149.25
May-93                      1373.5              1156.38
Jun-93                     1376.94              1167.71
Jul-93                     1479.01              1211.03
Aug-93                     1440.37              1173.37
Sep-93                     1434.39               1163.4
Oct-93                     1400.24              1156.65
Nov-93                     1383.91              1158.38
Dec-93                     1433.13              1192.79
Jan-94                     1399.79              1153.42
Feb-94                     1377.32              1136.82
Mar-94                     1452.33              1159.89
Apr-94                     1460.03              1139.36
May-94                     1479.66              1171.04
Jun-94                     1532.76              1200.31
Jul-94                      1460.8              1187.83
Aug-94                     1419.62              1150.89
Sep-94                      1439.5              1170.22
Oct-94                     1465.23              1171.16
Nov-94                     1401.67              1190.83
Dec-94                     1355.58                 1185
Jan-95                     1305.41              1163.79
Feb-95                     1441.19              1203.36
Mar-95                     1609.12              1280.61
Apr-95                     1682.52               1295.6
May-95                     1682.16              1302.02
Jun-95                     1660.54               1285.4
Jul-95                     1627.72              1269.59
Aug-95                     1666.45              1299.18
Sep-95                     1642.02              1297.36
Oct-95                     1656.06              1296.97
Nov-95                     1670.75              1310.46
Dec-95                     1699.44              1346.62
Jan-96                     1769.92              1382.45
Feb-96                     1689.64               1316.5
Mar-96                     1716.92               1324.4
Apr-96                     1747.26               1403.2
May-96                     1731.28              1375.56
Jun-96                     1754.76              1371.16
Jul-96                     1720.95               1348.4
Aug-96                     1712.08               1339.9
Sep-96                     1777.03              1372.86
Oct-96                     1987.62              1471.98
Nov-96                     2167.59              1490.95
Dec-96                     2132.79              1469.93

    NOTE THAT WHILE THE BARCLAY CTA INDEX (PREPARED BY THE BARCLAY TRADING GROUP, LTD., FAIRFIELD, IOWA) REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE PARTNERSHIP). ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN
GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURES FUNDS AS A SUBCLASS MAY DIFFER. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SELECTED FINANCIAL DATA

    The following are the results of operations of the Partnership for the years ended December 31, 1996, 1995, 1994, 1993, and 1992. For the complete financial statements of the Partnership, see page F-1 of this Prospectus. For performance information with respect to the Partnership, see "Performance Record of the Partnership."

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                           -------------------------------------------------------------
                                                              1996         1995        1994        1993         1992
                                                           -----------  ----------  ----------  -----------  -----------
                                                                $           $           $            $            $
REVENUES
Trading Profit (Loss):
  Realized...............................................  26,235,502   23,275,553   2,385,705   24,274,880   28,150,575
  Net change in unrealized...............................    (567,233)      58,584  (1,311,896)   2,287,764  (29,499,962)
                                                           -----------  ----------  ----------  -----------  -----------
    Total Trading Results................................  25,668,269   23,334,137   1,073,809   26,562,644   (1,349,387)
Interest income (DWR)....................................   2,994,841    3,189,901   2,560,400    1,748,749    1,967,816
                                                           -----------  ----------  ----------  -----------  -----------
    Total Revenues.......................................  28,663,110   26,524,038   3,634,209   28,311,393      618,429
                                                           -----------  ----------  ----------  -----------  -----------
EXPENSES
Brokerage commissions (DWR)..............................   3,416,583    2,700,065   2,712,291    3,404,018    4,580,016
Management fees..........................................   3,281,267    3,332,702   3,650,550    4,110,706    3,957,675
Incentive fees...........................................   3,278,840    1,587,389   1,106,885    2,108,683      --
Transaction fees and costs...............................     233,900      231,876     204,327      272,345      422,246
Bank fees................................................      31,571      106,168      73,791      140,579      --
Administrative expenses..................................      27,000      108,000     108,000      182,573      186,000
                                                           -----------  ----------  ----------  -----------  -----------
      Total Expenses.....................................  10,269,161    8,066,200   7,855,844   10,218,904    9,145,937
                                                           -----------  ----------  ----------  -----------  -----------
NET INCOME (LOSS)........................................  18,393,949   18,457,838  (4,221,635)  18,092,489   (8,527,508)
                                                           -----------  ----------  ----------  -----------  -----------
                                                           -----------  ----------  ----------  -----------  -----------
NET INCOME (LOSS) ALLOCATION
Limited Partners.........................................  17,979,664   18,129,110  (4,152,982)  17,852,273   (8,445,351)
General Partner..........................................     414,285      328,728     (68,653)     240,216      (82,157)
NET INCOME (LOSS) PER UNIT FOR PERIOD
Limited Partners.........................................      433.35       343.86      (77.55)      237.61       (81.27)
General Partner..........................................      433.35       343.86      (77.55)      237.61       (81.27)
TOTAL ASSETS AT END OF PERIOD............................  91,201,711   82,278,215  78,252,862  102,591,738   99,173,707
NET ASSET VALUE PER UNIT
Limited Partners.........................................    2,132.79     1,699.44    1,355.58     1,433.13     1,195.52
General Partner..........................................    2,132.79     1,699.44    1,355.58     1,433.13     1,195.52

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

    LIQUIDITY. The assets of the Partnership are deposited with DWR in futures interests trading accounts established by DWR for the Trading Advisor and are used by the Partnership as margin to engage in trading. DWR holds such assets in either designated depositories or in securities approved by the CFTC for investment of customer funds. See "Investment Program, Use of Proceeds and Trading Policies." The Partnership's assets held by DWR may be used as margin solely for the Partnership's trading. Since the Partnership's sole purpose is to trade in futures interests, it is expected that the Partnership will continue to own such liquid assets for margin purposes.

    The Partnership's investment in futures interests may, from time to time, be illiquid. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading May be Illiquid." Most United States futures exchanges limit fluctuations in certain futures interest prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limit. If the price for a particular futures interest has increased or decreased by an amount equal to the "daily limit," positions in such futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures interests prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Partnership from promptly liquidating its futures interests and result in restrictions on redemptions. However, since the commencement of trading by the Partnership, there has never been a time when illiquidity has affected a material portion of the Partnership's assets. See "Redemptions."

    There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent the Partnership from trading in potentially profitable markets or prevent the Partnership from promptly liquidating unfavorable positions in such markets and subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.

    CAPITAL RESOURCES. The Partnership does not have, nor does it expect to have, any capital assets. Redemptions and sales of additional Units in the future will affect the amount of funds available for investments in futures interests in subsequent periods. As redemptions are at the discretion of Limited Partners, it is not possible to estimate the amount and therefore the impact of future redemptions.

    RESULTS OF OPERATIONS. Due to the nature of the Partnership's business, the Partnership's results depend on the Trading Advisor and the ability of its trading systems to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1994, 1995 and 1996, and a general discussion of the Partnership's trading activities in certain markets during each period. It is important to note, however, that the Trading Advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the Trading Advisor or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of the Trading Advisor's trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "Performance Record of the Partnership" and "Selected Financial Data" above and the Partnership's financial statements herein.

    RESULTS  OF  OPERATIONS  FOR  THE  FISCAL  YEAR  1994.    During  1994,  the
Partnership recorded a net loss of 5.4% to close out the year at a Net Asset Value per Unit of $1,355.58.

    January and February resulted in losses from the financial sectors, particularly in global interest rate futures. Foreign exchange trading was also difficult as the choppy trendless market conditions prevalent in the second half of 1993 continued. Most currency losses resulted from transactions involving the German mark and Japanese yen. March brought positive performance as difficult worldwide financial markets provided the Partnership with opportunities from short positions in global interest rates, and additional gains were recorded from the Japanese yen, German mark and Swiss franc and a strong upward trend in silver.

    The Partnership's second quarter was profitable as a strong downward move emerged in the U.S. dollar relative to major European currencies. The majority of these gains resulted from long positions in the German mark, Swiss franc and British pound. Additional gains resulted from short positions in interest rate futures as bond prices were pushed lower due in part to the weakness of the U.S. dollar. Coffee and crude oil futures also generated profits throughout the quarter.

    The third quarter proved to be a difficult period for the Partnership as the dual price moves of higher global interest rates and a weak U.S. dollar, which contributed to the second quarter's profits, suddenly reversed in July. Losses were generally small but widespread through interest rates, currencies and precious metals.

    The Partnership began the fourth quarter with positive performance from a move downward in the value of the U.S. dollar. The majority of gains were recorded from long positions in major European currencies, particularly the German mark. November's losses were largely the result of unprofitable positions in currencies as the U.S. dollar again reversed from its previous decline, while profits in sugar and coffee offset a portion of the currency losses. The Partnership recorded losses in December primarily as a result of a sudden decrease in value of the U.S. dollar on December 28th.

    In summary, 1994 was a year filled with unfavorable and difficult market cycles to trade. The Partnership experienced positive performance in six of the months enabling the Partnership to keep losses for the year at a moderate level.

    RESULTS  OF  OPERATIONS  FOR  THE  FISCAL  YEAR  1995.    During  1995,  the
Partnership recorded profits of 25.4% to finish the year at a Net Asset Value per Unit of $1,699.44.

    In January, the Partnership posted losses primarily as a result of trading in the currencies markets. Smaller losses were the result of erratic price movement in global interest rate futures prices. During February and March the Partnership recorded strong gains as both U.S. and international bond futures prices increased, resulting in gains for the Partnership's long global interest rate futures positions. Additional gains were recorded from an increase in the value of most major European currencies and the Japanese yen relative to the U.S. dollar.

    During April, the Partnership's long positions in the Japanese yen continued to be profitable as the value of the yen moved higher. Global bond futures prices continued their upward trend, resulting in gains. Smaller gains were recorded from long crude oil positions as prices in this market also moved higher. During May, the Partnership recorded flat performance as gains from long positions in global bond and S&P 500 index futures were offset by losses in currencies and commodities. In June, the Partnership recorded net losses as international bond futures retreated from their previous upward move. Smaller losses were recorded in currencies.

    During July, the Partnership recorded losses primarily as a result of trading in the financial futures markets. Smaller losses were recorded from trading silver futures. Gains were recorded during August due to a decline in the value of the Japanese yen. A continued upward move in Japanese stock prices resulted in additional gains for long Nikkei index futures positions. In September, the Partnership recorded losses from trading in European bond futures as prices experienced choppiness throughout the month. In currency trading, a sharp and sudden increase in the value of most major European currencies relative to the U.S. dollar on September 20 and 21 resulted in losses.

    The Partnership recorded profits during October from currency trading, as a decline in the value of the Japanese yen resulted in profits for the Partnership's short yen positions. In other markets, smaller gains were recorded in U.S. Treasury bond and gold futures. During November, the Partnership's long positions in European interest rate futures profited from upward price movement. Additional gains were recorded from U.S. and Japanese interest rate futures trading. The Partnership concluded the year profitably as a continued upward price trend in global bond futures prices resulted in gains. In energy futures, long positions in crude oil profited from rising prices during the month.

    Overall, the Partnership recorded strong profits during 1995 due primarily to trading in financial futures and currencies, as price trends in each of these sectors provided profit opportunities for the Trading Advisor's technical trend-following programs.

    RESULTS  OF  OPERATIONS  FOR  THE  FISCAL  YEAR  1996.    During  1996,  the
Partnership recorded profits of 25.5% to finish the year at a Net Asset Value per Unit of $2,132.79.

    The Partnership began the year by posting profits during January from short positions in most major currencies as the value of these currencies declined versus the U.S. dollar. Additional gains were recorded from long global financial futures positions as prices moved higher. In February losses were recorded as a result of trend reversals in the currency markets, as the value of most major currencies moved sharply higher versus the U.S. dollar, and in global interest rate futures, as a sudden downward price move was experienced. The Partnership finished the first quarter by recording profits primarily from long Australian dollar positions as its value moved higher versus other world currencies. Additional gains were recorded from short Japanese yen positions, as its value declined versus the U.S. dollar, as well as from trading financial and energy futures.

    In April, the Partnership recorded gains in currencies from short Swiss franc and German mark positions as the value of these currencies moved lower versus the U.S. dollar. Gains were also recorded from long positions in energy and agricultural futures as prices in these markets increased. During May, the Partnership experienced losses due primarily to trendless price movement in global financial futures. Smaller losses were recorded in the energy markets as a portion of April's profits was given back due to a downward price move. In June, the Partnership recorded gains due primarily to short positions in metals as prices declined during the month. Gains were also recorded from short Japanese yen positions as its value moved lower versus the U.S. dollar.

    The profits recorded during June were offset during July as losses were recorded from short Japanese yen positions as its value increased sharply relative to other world currencies. In August, small losses were experienced due primarily to short-term volatility in the value of most major currencies relative to the U.S. dollar. A majority of these losses were offset by gains recorded gains as long global bond futures positions profited from an upward price move. Additional gains were recorded from positions in energies, metals and agricultural commodities.

    During the fourth quarter, the Partnership profited significantly due primarily to long global bond futures positions as prices continued to trend higher during October and November. Additional gains were recorded in currencies from long British pound positions as its value also moved higher. Smaller currency gains were recorded from short Japanese yen and Swiss franc positions as the value of these currencies declined versus the U.S. dollar. A portion of these gains was offset by losses during December as a result of a sudden reversal lower in global bond futures prices early in the month. Losses in this sector were relatively small compared to previous months' profits as long positions in these markets (U.S., European, and Japanese bond futures) had been reduced in early December. Smaller losses were recorded from short-term volatility in currencies.

    To enhance the foregoing discussion of results of operations, prospective investors can examine, line by line, the Partnership's Statements of Operations and Statements of Financial Condition in its financial statements herein. Total trading results were profitable in each of 1994, 1995, and 1996 (although the Partnership incurred a net loss in 1994).

    INTEREST INCOME AND EXPENSES. Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Increasing interest rates in 1994 resulted in significantly higher interest income to the Partnership over 1993. In 1995, the increase in asset size was the primary reason for an increase in interest income to the Partnership. Interest income to the Partnership decreased during 1996 when compared to 1995 as a result of a modest reduction in U.S. Treasury bill rates, as well as a decrease in the Partnership's assets.

    In regard to expenses to the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's Trading Advisors. In 1994, brokerage commissions and transaction fees and costs decreased from 1993 as a result of a corresponding decrease in trading volume by the Partnership. Brokerage commissions and transaction fees and costs only slightly fluctuated in 1995 as compared to 1994. During 1996, brokerage commissions and transaction fees and costs charged to the Partnership in the aggregate increased relative to 1995 due to an increase in trading volume. Effective September 1, 1996, commissions, together with the transaction fees and costs described below, have been capped at 13/20 of 1% per month (a maximum 7.8% annual rate; this represents a reduction from the prior cap of 3/4 of 1% per month, or 9% annually, which cap did not include transaction fees and costs) of the Partnership's Net Assets at month-end (determined before redemptions and distributions as of the end of such month).

    Management fees to the Partnership are charged at a 4% annualized rate of Net Assets and fluctuate based only on the size of Net Assets. Management fees have decreased each year since 1993 as a result of decreasing Net Assets. Incentive fees are paid on a quarterly basis or on any redeemed Units on a monthly basis if the Partnership is profitable. In 1994, incentive fees decreased from 1993 as a result of a decline in trading performance. In 1995, incentive fees again increased as a result of increased trading performance. Incentive fees charged to the Partnership during 1996 increased relative to 1995 due to continued profitable performance of the Partnership.

    Administrative expenses to the Partnership are costs and expenses used to pay legal, accounting, auditing, printing and distribution costs and are capped at 0.25% per annum. These expenses on a gross basis have decreased over time as a result of reduced printing and other administrative costs. Bank fees were paid by the Partnership on a quarterly basis at a rate of 1% of new appreciation in the Partnership through July 31, 1996. In 1994, bank fees decreased from 1993 as a result of a decline in trading performance. Bank fees increased in 1995 as a result of increased trading performance. Bank fees for 1996 decreased relative to 1995 due to a decline in trading performance through July. As of July 31, 1996, such fees are no longer being charged to the Partnership due to the maturity of the Partnership's Letter of Credit arrangement.

    See  "Selected  Financial  Data"  and  "Independent  Auditors'  Report   and
Financial Statements of Dean Witter Portfolio Strategy Fund L.P." herein.

    FINANCIAL INSTRUMENTS. The Partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The Partnership trades futures, options, and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. In entering into these contracts, there exists a risk to the Partnership (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions held by the Partnership at the same time, and if the Trading Advisor were unable to offset futures interests positions of the Partnership, the Partnership could lose all of its assets and the Limited Partners would realize a 100% loss. In addition to the internal controls of the Trading Advisor, the Trading Advisor must be in compliance with the Trading Policies of the Partnership. Such Trading Policies include standards for liquidity and leverage with which the Partnership must comply. The Trading Advisor and the General Partner monitor the Partnership's trading activities to ensure compliance with the Trading Policies. See "Investment Program, Use of Proceeds and Trading Policies--Trading Policies." The General Partner may (under the terms of the Management Agreement) require the Trading Advisor to modify positions of the Partnership if the General Partner believes they violate the Partnership's Trading Policies.

    In addition to market risk, in entering into futures, options and forward contracts there is a credit risk to the Partnership that the counterparty on a
contract   will   not    be   able    to   meet   its    obligations   to    the

Partnership. The ultimate counterparty of the Partnership for futures contracts traded in the United States and most foreign exchanges on which the Partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, and, as such, should significantly reduce this credit risk. For example, a clearinghouse may cover a default by (i) drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or (ii) assessing its members. In cases where the Partnership trades on a foreign exchange where the clearinghouse is not funded or guaranteed by the membership or where the exchange is a "principals' market" in which performance is the responsibility of the exchange member and not the exchange or a clearinghouse, or when the Partnership enters into off-exchange contracts with a counterparty, the sole recourse of the Partnership will be the clearinghouse, the exchange member or the off-exchange contract counterparty, as the case may be. For a list of the foreign exchanges on which the Partnership currently trades, see "Investment Program, Use of Proceeds and Trading Policies" on page 41. For an additional discussion of the credit risks relating to trading on foreign exchanges, see "Risk Factors -- Risks Relating to Futures Interests and the Futures Interest Markets -- Special Risks Associated with Trading on Foreign Exchanges."

    DWR, in its business as an international commodity broker and as a member of various futures exchanges, monitors the creditworthiness of the exchanges and clearing members of the foreign exchanges with which it does business for clients, including the Partnership. DWR employees also from time to time serve on supervisory or management committees of such exchanges. If DWR believed that there were a problem with the creditworthiness of an exchange on which the Partnership deals, it would so advise the General Partner. With respect to exchanges of which DWR is not a member, DWR acts only through clearing brokers it has determined to be creditworthy. If DWR believed that a clearing broker with which it deals on behalf of clients were not creditworthy, it would terminate its relationship with such broker.

    While DWR monitors the creditworthiness and risks involved in dealing on the various exchanges (and their clearinghouses) and with other exchange members, there can be no assurance that an exchange (or its clearinghouse) or other exchange member will be able to meet its obligations to the Partnership. DWR has not undertaken to indemnify the Partnership against any loss. Further, the law is unclear, particularly with respect to trading in various non-U.S. jurisdictions, as to whether DWR has any obligation to protect the Partnership from any liability in the event that an exchange or its clearinghouse or another exchange member defaults on its obligations on trades effected for the Partnership.

    Although DWR monitors the creditworthiness of the foreign exchanges and clearing brokers with which it does business for clients, DWR does not have the capability to precisely quantify the Partnership's exposure to risks inherent in its trading activities on foreign exchanges, and, as a result, the risk is not monitored by DWR on an individual client basis (including the Partnership). In this regard, DWR must clear its customer trades through one or more other clearing brokers on each exchange where DWR is not a clearing member. Such other clearing brokers calculate the net margin requirements of DWR in respect of the aggregate of all of DWR's customer positions carried in DWR's omnibus account with that clearing broker. Similarly, DWR calculates a net margin requirement for the exchange-traded futures positions of each of its customers, including the Partnership. Neither DWR nor DWR's respective clearing brokers on each foreign futures exchange calculates the margin requirements of an individual customer, such as the Partnership, in respect of the customer's aggregate contract positions on any particular exchange.

    With respect to forward contract trading, the Partnership trades with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. As set forth in the

Partnership's Trading Policies, in determining creditworthiness, the General Partner and DWR consult with the Corporate Credit Department of DWR. Currently, the Partnership deals only with DWR as its counterparty on forward contracts.
    At December 31, 1996, open futures and forward contracts were:

                                                                                CONTRACT OR
                                                                              NOTIONAL AMOUNT
                                                                             -----------------
                                                                                     $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase..................................................        65,197,000
  Commitments to Sell......................................................        70,325,000
Commodity Futures:
  Commitments to Purchase..................................................         5,005,000
  Commitments to Sell......................................................        30,977,000
Foreign Futures:
  Commitments to Purchase..................................................        42,509,000
  Commitments to Sell......................................................        67,755,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
  Commitments to Purchase..................................................        89,146,000
  Commitments to Sell......................................................        38,531,000

    A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

    The net unrealized gain on open contracts is reported as a component of "Equity in Commodity futures trading accounts" on the Statement of Financial Condition and totaled $3,053,880 at December 31, 1996. Of this amount, $3,465,469 related to exchange-traded futures contracts and $(411,589) related to off-exchange-traded forward currency contracts.
    Exchange-traded futures contracts held by the Partnership at December 31, 1996 mature through December 1997. Off-exchange-traded forward currency contracts held by the Partnership at December 31, 1996 mature through March 1997.

    The Partnership also has credit risk because DWR acts as the futures commission merchant or the sole counterparty, with respect to most of the Partnership's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant for all of the Partnership's exchange-traded futures contracts, is required, pursuant to regulations of the CFTC, to segregate from its own assets and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which totaled $91,312,827 at December 31, 1996. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded contracts, the Partnership is at risk to the ability of DWR, the counterparty on all such contracts, to perform.

    For the year ended December 31, 1996, the average fair value of financial instruments held for trading purposes was as follows:

                                                                   ASSETS       LIABILITIES
                                                               --------------  --------------
                                                                     $               $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures..........................................     102,149,000      96,292,000
  Commodity Futures..........................................      13,649,000      28,690,000
  Foreign Futures............................................     116,142,000      42,572,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                    113,353,000     134,819,000

    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.

                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP

    The Partnership is subject to substantial charges, all of which, including any cap on such charges, are described in detail below (the 13/20 of 1% of Net Assets monthly cap on aggregate brokerage commissions and transaction fees and costs became effective on September 1, 1996, and represents a reduction from prior caps on such charges).

                                      FORM OF                                    AMOUNT OF
     RECIPIENT                      COMPENSATION                                COMPENSATION
-------------------  ------------------------------------------  ------------------------------------------
The Trading Advisor  Monthly Management Fee.                     A  flat rate of 1/3 of 1% of Net Assets as
                                                                   of the  last day  of  each month  (a  4%
                                                                   annual rate).
                     Quarterly Incentive Fee.                    15%  of the Trading Profits experienced as
                                                                   of the end of each calendar quarter.
The Commodity        Brokerage Commissions.                      Roundturn commissions (the total costs for
 Broker                                                            both the  opening and  liquidating of  a
                                                                   futures   interest)  at   80%  of  DWR's
                                                                   published  non-member  rates  (which  is
                                                                   equal  to  an  average  of approximately
                                                                   $75), which  commissions (together  with
                                                                   the   transaction  fees  and  costs  de-
                                                                   scribed below) are  capped at (i)  13/20
                                                                   of  1% per month  (a maximum 7.8% annual
                                                                   rate) of the Partnership's Net Assets as
                                                                   of the last day of each month, with such
                                                                   cap applied separately on a per  trading
                                                                   system  basis; and (ii)  14% annually of
                                                                   the Partnership's  average  monthly  Net
                                                                   Assets,   aggregated  with   net  excess
                                                                   interest   and   compensating    balance
                                                                   benefits, as described below.
                     Transaction  charges for providing forward  Forward contract  fees average  $3-$6  per
                       trading  facilities,  the  execution  of    roundturn trade,  charges for  execution
                       forward   contract   transactions,   the    of cash  contract transactions  relating
                       execution  of cash contract transactions    to EFP  transactions  are  approximately
                       relating  to  exchange  of  futures  for    $2.50 per cash contract, and charges for
                       physicals ("EFP") transactions, and  the    the  use  of  the  institutional trading
                       use of DWR's institutional and overnight    desk or overnight execution facility are
                       execution facilities.                       up to $3  per roundturn  (the amount  of
                                                                   such   charges   is   included   in  the
                                                                   transaction fees  described below  under
                                                                   "Other"  and  is  subject  to  the  caps
                                                                   described therein).

                                      FORM OF                                    AMOUNT OF
     RECIPIENT                      COMPENSATION                                COMPENSATION
-------------------  ------------------------------------------  ------------------------------------------
                     Financial benefit to Commodity Broker from  The  aggregate  of   (i)  brokerage   com-
                       interest  earned  on  the  Partnership's    missions and transaction fees and  costs
                       assets in excess of the interest paid to    payable by the Partnership, as described
                       the  Partnership  and  from compensating    above and  below,  and (ii)  net  excess
                       balance treatment in connection with its    interest    and   compensating   balance
                       designation of a bank or banks in  which    benefits  to  DWR  (after  crediting the
                       Partnership assets are deposited.           Partnership with interest) are capped at
                                                                   14%  annually   of   the   Partnership's
                                                                   average  monthly  Net Assets  as  of the
                                                                   last day of each  month during a  calen-
                                                                   dar year.
Other                Ordinary administrative expenses            Ordinary  administrative  expenses,  which
                       (including   legal,   accounting,    and    have   been  equal   to  0.15%   of  the
                       auditing  expenses,   and  expenses   of    Partnership's  average annual Net Assets
                       printing and  distributing reports)  and    since inception, are capped at 0.25% per
                       all   extraordinary   expenses   of  the    year  of   the   Partnership's   average
                       Partnership.                                monthly Net Assets as of the last day of
                                                                   each   month.   Extraordinary   expenses
                                                                   cannot be estimated and are not  subject
                                                                   to any cap.
                     All transaction fees and costs incurred in  Transaction  fees  and  costs,  which have
                       connection   with   the    Partnership's    been equal to 0.31% of the Partnership's
                       futures   interests  trading  activities    average   annual   Net   Assets    since
                       (including    floor    brokerage   fees,    inception, are included  in (i) the  cap
                       exchange  fees, clearinghouse  fees, NFA    on brokerage commissions;  and (ii)  the
                       fees,  "give up" or  transfer fees (fees    cap on  aggregate brokerage  commissions
                       charged  by one  clearing brokerage firm    and net excess  interest and  compensat-
                       to   transfer  a   trading  position  to    ing balance benefits, each as  described
                       another  clearing  firm), and  any costs    above.
                       associated  with   taking  delivery   of
                       futures interests).

1.  THE TRADING ADVISOR

    (a) MONTHLY MANAGEMENT FEE. The Partnership pays the Trading Advisor a monthly management fee equal to 1/3 of 1% (a 4% annual rate) of Net Assets (as defined herein on page 101) on the last day of each month (before deduction for the management fees, any accrued incentive fees and any redemptions, distributions, or reallocations). For example, if Net Assets were $30,000,000 as of the end of each month during a year, the Trading Advisor would receive an aggregate monthly management fee for the year of $1,200,000 (1/3 of 1% of $30,000,000 per month, or $100,000 times 12). Since inception, management fees have averaged 4.07% per year of the Partnership's average month-end Net Assets. For the fiscal year 1996 management fees equaled $3,281,267.

    If during any month the Partnership suspends trading operations or the Partnership does not conduct business operations, or, as a result of an act or material failure to act by the Trading Advisor, the Trading Advisor does not provide its services on any trading day, then the management fee payable to the Trading Advisor will be prorated based on the ratio that the number of trading days in the month in which the Partnership engaged in trading operations or, as appropriate, in which the Trading Advisor provided its services bears to the total number of trading days in such month.

    If the Management Agreement is terminated on a date other than the end of a calendar month, the management fee described above will be determined as if such date were the end of a month, but such fee will be prorated based on the ratio by which the number of trading days in the month through the date of termination bears to the total number of trading days in the month.

    (b) QUARTERLY INCENTIVE FEE. The Partnership pays an incentive fee equal to 15% of the Trading Profits as of the end of each calendar quarter, as qualified below. "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on Net Assets allocated to the Trading Advisor, including interest income credited to the Partnership by DWR (see "Investment Program, Use of Proceeds and Trading Policies"), decreased by monthly management fees, brokerage commissions, floor brokerage fees, "give up" or transfer fees, NFA fees, other transaction fees and costs, administrative expenses, and other fees and expenses (excluding incentive fees payable) of the Partnership; with such Trading Profits and items of decrease determined from the last date as of which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been previously earned by the Trading Advisor, from the date the Partnership commenced trading to the date as of which such incentive fee calculation is made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. Any accrued incentive fees with respect to any Units redeemed will be deducted and paid to the Trading Advisor at the time of redemption. Since inception, incentive fees have averaged 2.37% per year of the Partnership's average month-end Net Assets. For the fiscal year 1996, incentive fees equaled $3,278,840.

    If any payment of incentive fees is made to the Trading Advisor on account of Trading Profits earned by the Partnership and the Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent calendar quarter, the Trading Advisor will be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no incentive fees will be payable to the Trading Advisor for subsequent calendar quarters until Trading Profits have been earned by the Partnership; PROVIDED, HOWEVER, that if Net Assets are reduced or increased because of redemptions, distributions, reallocations or subscriptions that occur at the end of, or subsequent to, a month in which the Trading Advisor experiences a futures interests trading loss, the trading loss that must be recovered before the Net Assets allocated to the Trading Advisor will be deemed to experience Trading Profits will be increased or reduced proportionately.

    Thus, for example, if the Trading Advisor earned Trading Profits of $1,000,000 for the quarter ended March 31, the Trading Advisor would receive an incentive fee of $150,000 for that period. If, however, the Trading Advisor experiences realized and/or unrealized trading losses, or fees and expenses which offset trading profits, so as to result in a $250,000 loss for the quarter ended June 30, no incentive fee will be paid to the Trading Advisor for that period. If the Trading Advisor is to earn an incentive fee for the quarter ended September 30, the Trading Advisor will have to earn profits exceeding $250,000 on behalf of the Partnership for that period, since the incentive fee is payable measured from the last calendar quarter as of which an incentive fee was paid (I.E., March 31), and not the immediately preceding calendar quarter. For the calendar quarter ended September 30, Trading Profits would be equal to the amount of profits in excess of $250,000. The Trading Advisor would receive an incentive fee for such quarter equal to 15% of such Trading Profits. (The foregoing examples assume no redemptions, reallocations or additional purchases of Units during the periods in question, which would require adjustments as described above.)

    To ensure that all existing and new Units are treated the same with respect to the calculation and payment of incentive fees, and to induce the Trading Advisor to accept certain changes to the incentive fee provisions adverse to the Trading Advisor, the General Partner and the Trading Advisor have agreed to amend the incentive fee provisions of the Management Agreement, effective on the date of the Closing. First, so as not to disadvantage existing investors in the event there is a "loss" at the time of the Closing which must be recovered through Trading Profits before an incentive fee would be paid, the "loss" will be increased proportionately (as described above) based upon the Partnership's funds immediately after the Closing as compared to the Partnership's funds immediately prior to the Closing. Second, in consideration of the Trading Advisor's willingness to accept such an increase in any "loss" which must be recovered before it can receive an incentive fee, and to ensure that all existing and new Units are treated the same with respect to the calculation and payment of incentive fees, the General Partner and Trading Advisor agreed to further amend the incentive fee provisions to provide that if the Closing is as of the first business day after a month-end that is not the end of a calendar quarter, and if at the Closing an incentive fee has accrued on Trading Profits, the accrued incentive fee will become due and be paid to the Trading Advisor on such closing date even if it does not coincide with the end of a calendar quarter. The only disadvantage to Limited Partners from these changes is that, if an accrued incentive fee on Trading Profits is paid at the end of a month that is not the end of a calendar quarter and the Partnership thereafter loses such Trading Profits before the end of that calendar quarter, an incentive fee would have been paid during that quarter that otherwise would not have been paid during that period. This would adversely affect a Limited Partner only if the Partnership never earned Trading Profits to recover such losses, or if a Limited Partner redeemed his Units before the losses were recovered. The General Partner believes that the overall advantages to the Limited Partners of the amendments outweigh this disadvantage.

    If the Management Agreement is terminated as of any date which is not the end of a calendar quarter, the incentive fee described above, if applicable, will be determined and paid as if such termination date were at the end of a calendar quarter. See "The Management Agreement."

2.  DEAN WITTER REYNOLDS INC.

    (a) BROKERAGE COMMISSIONS. The Partnership pays DWR brokerage commissions at a roundturn rate (covering both the taking and liquidation of a position) of 80% of DWR's published non-member rates for speculative accounts (which, for the futures interests to be traded by the Partnership, is equal to an average of $75). Effective September 1, 1996, commissions, together with the transaction fees and costs described below, have been capped at 13/20 of 1% per month (a maximum 7.8% annual rate; this represents a reduction from the prior cap of 3/4 of 1% per month, or 9% annually, which cap did not include transaction fees and costs) of the Partnership's Net Assets at month-end (determined before redemptions and distributions as of the end of such month) applied separately on a per trading system basis. In addition, the aggregate of (i) brokerage commissions and transaction fees and costs payable by the Partnership, and (ii) the net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest) cannot exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year. Since inception, brokerage commissions have averaged 3.90% per year of the Partnership's average month-end Net Assets. For the fiscal year 1996, brokerage commissions equaled $3,416,583. The Partnership pays DWR brokerage commissions for currency forward contract transactions at rates established with reference to the brokerage commission rate charged on exchange-traded currency futures contracts. DWR may from time to time adjust the United States dollar size of currency forward contracts so that the brokerage commission rate charged on such contracts will approximate the rate charged on exchange-traded currency futures contracts of similar United States dollar value. In the case of currency futures contracts traded on United States exchanges, the Partnership pays DWR brokerage commissions at the rate described above.

    Although the rate being charged to the Partnership is 80% of DWR's published non-member rates for speculative accounts, most customers of DWR who have over $1,000,000 in futures interests accounts with DWR pay commissions at negotiated rates which are substantially less than the rate paid by the Partnership, notwithstanding the caps described above. Other customers of DWR may pay brokerage commissions at rates which are substantially lower or which are higher than the rates that the Partnership pays, and other commodity brokerage firms may offer lower rates to accounts the size of the Partnership's account. However, the General Partner believes that the brokerage commissions charged to the Partnership are less than the brokerage rates charged certain other public commodity pools.

    DWR paid all of the costs (aggregating approximately $900,000) incurred in connection with the organization of the Partnership and the Initial Offering and will pay all of the costs incurred in connection with this offering, estimated to be approximately $900,000 in the aggregate. Such costs include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs (which include costs relating to sales seminars and the preparation of customer sales kits and brochures), and other related fees and expenses. The Partnership has not and will not reimburse DWR for any such organizational and Initial Offering costs, or the costs of this offering, and while DWR may recoup the costs of this offering from brokerage commissions paid by the Partnership, the Partnership will not be liable for any such costs at any time.

    (b) FINANCIAL BENEFITS. DWR benefits from the interest crediting arrangements and possible compensating balance treatment in connection with its designation of a bank or banks in which the Partnership's assets are deposited. See "Investment Program, Use of Proceeds and Trading Policies."

3.  OTHER

    (a) ADMINISTRATIVE AND EXTRAORDINARY EXPENSES. The Partnership pays its ordinary administrative expenses. Such expenses include legal, accounting, auditing, recordkeeping, administration, computer, and clerical expenses (including expenses incurred in preparing reports and tax information to Limited Partners and regulatory authorities and expenses for specialized administrative services), printing and duplication expenses, mailing expenses and filing fees. Ordinary administrative expenses have averaged 0.15% per year of the Partnership's average month-end Net Assets since inception. For the fiscal year 1996, ordinary administrative expenses equaled $27,000. The General Partner or an affiliate thereof will pay and will not be reimbursed for any such administrative expenses in excess of 0.25% per year of the Partnership's average Net Assets (calculated on the basis of the average month-end Net Assets during each calendar year). The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions of Units. The Partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently. For the period February 1991 through December 1996, no extraordinary expenses were paid by the Partnership.

    (b) TRANSACTION FEES AND COSTS. The Partnership pays separately for all floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, any costs associated with taking delivery of futures interests, fees for the execution of forward contract transactions, the execution of cash transactions relating to exchange of futures for physicals ("EFP") transactions, and the use of DWR's institutional and overnight execution facilities (collectively, "transaction fees and costs"). The Partnership pays DWR a fee for each forward contract, which averages between $3 and $6 per roundturn contract, depending upon the size of the trades. DWR does not charge the Partnership a mark-up or spread (a charge over the price at which DWR obtained the position for its own account) on such forward trading. DWR charges a transaction fee of approximately $2.50 for each cash contract transaction relating to an EFP transaction, and a transaction fee for the use of the institutional execution desk or overnight execution facilities which may be up to $3 per roundturn. Since inception, transaction fees and costs averaged 0.31% per year of the Partnership's average month-end Net Assets. Such percentage could be significantly higher and may be lower, depending on the Partnership's trading activity and the types of trades executed by the Trading Advisor. For the fiscal year 1996, transaction fees and costs equaled $233,900. Effective September 1, 1996, the aggregate transaction fees and costs and brokerage commissions incurred by the Partnership have been capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's month-end Net Assets applied separately on a per trading system basis. In addition, these fees and costs are subject to the 14% annual cap on aggregate brokerage commissions, transaction fees and costs, and net excess interest and compensating balance benefits to DWR, described under "--2. Dean Witter Reynolds Inc.--(a) Brokerage Commissions" above.

    As long as redemption charges are imposed, as described under "Redemptions," the management fee, incentive fee and caps on brokerage commissions, transaction fees and costs, ordinary administrative expenses, and net excess interest and compensating balance benefits may not be increased. Thereafter, none of such fees and caps may be increased unless Limited Partners are given prior notice thereof (including a description of redemption and voting rights of Limited Partners) and an opportunity to redeem their Units. Notwithstanding the foregoing, in accordance with guidelines applied by certain state securities regulators (see "Glossary--Blue Sky Glossary"), the Partnership's fees and expenses are subject to the following limits: (a) the aggregate of (i) the management fees payable by the Partnership, and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the quarterly incentive fee payable by the Partnership to a trading advisor for the Partnership shall not exceed 15% of the Partnership's Trading Profits (as defined herein), PROVIDED that such incentive fee may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are limited below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are limited to 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) the brokerage commissions (excluding transaction fees and costs) payable by the Partnership to DWR or any other commodity broker for the Partnership shall not exceed 80% of DWR's or such other commodity broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions payable by the Partnership to DWR or any other commodity broker for the Partnership, (ii) the transaction fees and costs payable by the Partnership, and
(iii) the net excess interest and compensating balance benefits to DWR or any other commodity broker for the Partnership (after crediting the Partnership with interest, as described herein), shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an affiliate thereof will pay any fees and expenses in excess of any such limits.

    The foregoing commissions, fees, costs and expenses may equal a significant percentage of the annual average Net Assets of the Partnership. Based on the foregoing fees and expenses of the Partnership, the Partnership will be required to earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 5.71% per year of its average annual Net Assets in order to avoid depletion or exhaustion of its assets. This assumes that the Trading Advisor's gross profits equal expenses such that no incentive fees are earned by the Trading Advisor, and results from the fact that in calculating management fees, accrued management fees are not deducted from Net Assets.

4.  BREAK EVEN ANALYSIS

    Based upon the annual fees and expenses of the Partnership, the Partnership will be required to earn estimated annual net trading profits (after taking into account estimated interest income) of 9.35% per year of its average annual Net Assets in order for a Limited Partner to pay the redemption charge and to recoup its initial investment upon redemption after one year.

    Based upon the Net Asset Value per Unit as of December 31, 1996, the Partnership must earn estimated annual net trading profits of $199.31 per Unit, in order for a Limited Partner to recoup its initial investment upon redemption of a Unit after one year after payment by the Partnership of its expenses and payment of the 3% redemption charge (as calculated below).

Net Asset Value per Unit (as of 12/31/96)(1).....................................  $2,132.79
Management Fee(2)................................................................      88.87
Brokerage Commissions(3).........................................................     101.54
Administrative Expenses(4).......................................................       5.33
Transaction Fees and Costs(5)....................................................      11.28
Redemption Fee(6)................................................................      65.96
Incentive Fee(7).................................................................      11.64
Less: Interest Income(8).........................................................      85.31
Amount of Trading Income Required for a Limited Partner to Recoup its Investment
  at the End of One Year.........................................................     199.31
Percentage of Net Asset Value per Unit...........................................       9.35%

------------------------
NOTES

(1) Units of the Partnership are offered for sale at a purchase price equal to 100% of the Net Asset Value of the Unit as of the close of business on the last day of the month immediately preceding the Closing.

(2) Monthly management fees are equal to 1/3 of 1% of the Net Assets on the last day of each month (a 4% annual rate).

(3) Brokerage commissions have averaged 3.90% per year of the Partnership's average month-end Net Assets since inception of trading. Brokerage commissions are charged at a roundturn rate of 80% of DWR's published non-member rates for speculative accounts (which for futures interests to be traded by the Partnership is equal to an average of $75). Effective September 1, 1996, aggregate commissions and transaction fees and costs have been capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's Net Assets at month-end applied separately on a per trading system basis. For purposes of the above table, brokerage commissions were assumed to be 4.76%, based upon the historical expenses of the Trading Advisor's trading systems to which the Partnership's assets are expected to be allocated as of the Closing.

(4) Administrative expenses have averaged 0.15% per year of the Partnership's average month-end Net Assets since inception of trading. Administrative expenses in excess of 0.25% per year of the Partnership's average month-end Net Assets will be paid by the General Partner or an affiliate thereof and will not be reimbursed by the Partnership. For purposes of the above table, administrative expenses were assumed to be 0.25%.

(5) Transaction fees and costs have averaged 0.31% per year of the Partnership's average month-end Net Assets since inception of trading. Effective September 1, 1996, aggregate transaction fees and costs and brokerage commissions have been capped at 13/20 of 1% per month of the Partnership's month-end Net Assets, applied on a per trading system basis, allocated to each such trading system. For purposes of the above table, transaction fees and costs were assumed to be 0.53%, based upon the historical expenses of the Trading Advisor's trading systems to which the Partnership's assets are expected to be allocated as of the Closing.

(6) Units redeemed at the end of one year from the date of purchase are subject to a 3% redemption charge.

(7) Incentive fees have been determined by assuming (i) interest income will be credited in the manner described in note (8) below (and will exceed the redemption fee), and (ii) the Trading

    Advisor's profits from futures interests trading will equal all of the other fees and expenses reflected in this table (I.E., the only "Trading Profits" on which incentive fees will be payable are from interest income).

(8) Effective on the day of the Closing, DWR will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Such rate was estimated at 5% for purposes of the calculation.

    The General Partner will furnish to each Limited Partner a monthly statement describing the performance of the Partnership and setting forth, among other things, aggregate management and incentive fees, brokerage commissions, transaction fees and costs, administrative expenses, and other fees and expenses incurred or accrued by the Partnership during the month and certain other information. See "The Limited Partnership Agreement--Reports to Limited Partners."

            INVESTMENT PROGRAM, USE OF PROCEEDS AND TRADING POLICIES

    The Partnership is a Delaware limited partnership, formed in August 1990 to engage primarily in the speculative trading of futures interests. The entire proceeds of this offering of Units and the capital contribution of the General Partner will be deposited in the Partnership's accounts maintained with DWR, and all of such proceeds will be allocated for use by the Partnership to engage in futures interests trading pursuant to instructions provided by the Trading Advisor. The Partnership may trade up to 75 different types of futures interests, on both domestic and foreign markets, and may trade additional futures interests as determined by the Trading Advisor. The Partnership's margin commitments with respect to its U.S. futures positions have ranged, and are anticipated to range, between 10% and 30% of Net Assets, although in certain circumstances, the Partnership's margin levels could deviate substantially from that range in the future. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged." The Partnership's assets deposited with DWR will be segregated in accordance with Section 4d(2) of the CEAct and CFTC regulations. From time to time in connection with foreign currency contracts and foreign futures and options contracts, the Partnership's assets may be deposited in accounts with non-United States banks and foreign brokers, which are segregated on the books of such banks or brokers for the benefit of DWR customers. The Partnership currently trades from time to time on the following foreign futures exchanges: the Deutsche Terminboerse, the Hong Kong Futures Exchange Ltd., the International Petroleum Exchange of London, the London International Financial Futures Exchange Ltd., the London Metals Exchange, the Marche a Terme International de France, the Montreal Exchange, the Sydney Futures Exchange, the Singapore International Monetary Exchange, the Tokyo International Financial Futures Exchange and the Tokyo Stock Exchange. All such non-United States banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. Such non-United States banks will be subject to the local bank regulatory authorities and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate. The protections provided by such foreign regulatory authorities may differ significantly from those provided by United States regulators. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Forward Trading" and "--Special Risks Associated with Trading on Foreign Exchanges."

    The Trading Advisor for the Partnership is John W. Henry & Company, Inc. ("JWH"). Subject to certain limitations, the Trading Advisor has authority and responsibility for independently directing the investment and reinvestment in futures interests of Net Assets. See "The Management Agreement." Since the primary purpose of the Partnership is to achieve appreciation of its assets through speculative trading in futures interests, the Partnership's ability to succeed in that endeavor depends upon the success of the Trading Advisor's trading programs.

    The assets of the Partnership will be traded pursuant to technical trading programs developed by the Trading Advisor. See "The Trading Advisor--Description of JWH's Trading Approach." See also "General Description of Trading Approaches."
    The Trading Advisor is obligated to invest in accordance with the Partnership's trading policies. These trading policies provide, among other things, that the Trading Advisor may commit as margin up to, but no more than, a certain percentage of funds under management. See "Trading Policies" below. The General Partner, upon agreement with the Trading Advisor, which shall be at their collective discretion, may reallocate the Partnership's funds among the Trading Advisor's various trading programs.

    Effective on the day of the Closing, DWR will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a prevailing rate for U.S. Treasury Bills. All of such funds will be available for margin for the Partnership's trading. For the purpose of such interest payments, Net Assets do not include monies due to the Partnership on or with respect to forward contracts and other futures interests but not actually received by it from banks, brokers, dealers, and other persons. The Partnership's funds will either be invested together with other customer segregated funds or will be held in non-interest-bearing bank accounts. In either case, the Partnership will be credited with interest at the rate earned by DWR on its U.S. Treasury Bill investments with customer segregated funds (as if 80% of the Partnership's assets were invested in U.S. Treasury Bills); DWR will retain any interest earned in excess of the interest paid to the Partnership. To the extent that the assets of the Partnership are held in non-interest-bearing bank accounts, DWR or its affiliates will benefit from compensating balance treatment in connection with DWR's designation of a bank or banks in which the Partnership's assets are deposited, I.E., DWR or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. It is not possible to quantify compensating balance benefits at present; however, while it is anticipated that such benefits will exceed the interest required to be credited to the Partnership, it is estimated that they should not exceed 4% of the Partnership's annual average Net Assets after such credits. To the extent that such benefits to DWR exceed the interest DWR is obligated to credit to the Partnership, they will not be shared with the Partnership. Notwithstanding the foregoing, the aggregate of (i) brokerage commissions and transaction fees and costs payable by the Partnership, and (ii) the net excess interest and compensating balance benefits to DWR or its affiliates (after crediting the Partnership with interest as described above) cannot exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year.

    Assets of the Partnership are not commingled with assets of any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

TRADING POLICIES

    Material changes may be made to the following Trading Policies only with the prior written approval of Limited Partners owning more than 50% of Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    1. The Trading Advisor will trade only in those futures interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the Partnership's Net Assets. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E. agricultural items, industrial items (including energies), metal, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

    2. The Partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by an exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

    3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR which monitors participants in the interbank and forward markets with which DWR deals on a regular basis.

    4. The Trading Advisor will not generally take a position after the first notice day in any futures interest during the delivery month of that contract, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

    5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

    6. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

    7. The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

    8.  The Partnership will not permit "churning" of the Partnership's assets.

    9. If the Partnership borrows money, to the extent permitted by Trading Policy 7, from the General Partner or any "affiliate" thereof (as defined in the first sentence of Section 14(c) of the Limited Partnership Agreement), the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Partnership as of December 31, 1996 and the pro forma capitalization of the Partnership adjusted to reflect the proceeds (at the Net Asset Value of $2,132.79 per Unit at December 31, 1996) from the sale during the Offering Period of the maximum number of Units (45,000) offered by this Prospectus, and (ii) the capital contribution required of the General Partner based on such capitalization of the Partnership. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest:

                                                                             PRO FORMA(1)
                                                       DECEMBER 31, 1996   ----------------
                                                      -------------------  SALE OF MAXIMUM
                                                          OUTSTANDING           UNITS
                                                      -------------------  ----------------
Limited Partnership Interest(1).....................    $    85,273,194    $    191,912,694
General Partnership Interest(2).....................          2,038,949           2,038,949
                                                      -------------------  ----------------
        Total.......................................    $    87,312,143    $    193,951,643
                                                      -------------------  ----------------
                                                      -------------------  ----------------

------------------------
(1) Units are offered pursuant to this Prospectus at a price per Unit equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month immediately preceding the date of the Closing at which Units are issued.

(2) The General Partner will contribute an additional amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of (a) 1% of the aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (ii) $25,000. Such additional contributions by the General Partner will be evidenced by Units of General Partnership Interest.

                              THE GENERAL PARTNER

    The general partner and commodity pool operator of the Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977, to act as a commodity pool operator ("Demeter" or the "General Partner"). Effective in 1977, the General Partner became registered with the CFTC as a commodity pool operator and is currently a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd floor, New York, New York 10048, telephone (212) 392-8899. The General Partner and DWR are affiliates in that each company is a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWD"), which is a publicly-owned company. DWD, DWR, and the General Partner, each may be deemed to be a "parent" of the Partnership within the meaning of the federal securities laws.

    The General Partner is or has been the general partner and commodity pool operator for 23 other publicly offered commodity pools--Dean Witter Reynolds Commodity Partners ("Commodity Partners"), Columbia Futures Fund ("Columbia"), Dean Witter Cornerstone Funds I, II, III, and IV (individually, "Cornerstone I," "Cornerstone II," "Cornerstone III," and "Cornerstone IV," and collectively, the "Cornerstone Funds"), Dean Witter Diversified Futures Fund Limited Partnership ("Diversified"), Dean Witter Multi-Market Portfolio, L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.) ("Multi-Market"), Dean Witter Diversified Futures Fund II L.P. ("Diversified II"), Dean Witter Principal Guaranteed Fund II L.P. ("Principal Guaranteed Fund II"), Dean Witter Principal Guaranteed Fund III L.P. ("Principal Guaranteed Fund III"), Dean Witter Principal Plus Fund L.P. (including Dean Witter Principal Plus Fund Management L.P., an affiliated pool, "Principal Plus"), Dean Witter Diversified Futures Fund III L.P. ("Diversified III"), Dean Witter Select Futures Fund L.P. ("Select"), Dean Witter Global Perspective Portfolio L.P. ("Global"), Dean Witter World Currency Fund L.P. ("World Currency"), DWFCM International Access Fund L.P. ("DWIAF"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), Dean Witter Spectrum Technical L.P. ("Spectrum Technical"), Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced"), DWR Chesapeake L.P. ("Chesapeake"), and DWR/JWH Futures Fund

L.P. ("DWR/JWH"), plus four other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. The General Partner has served in such capacities since the inception of Commodity Partners in February 1981 (until its termination in December 1988), the inception of Cornerstone I (until its termination in December 1991), Cornerstone II, and Cornerstone III in December 1983, the inception of Cornerstone IV in December 1986, February 1985 for Columbia, the inception of Diversified in November 1987, the inception of Multi-Market in April 1988, the inception of Diversified II in September 1988, the inception of Principal Guaranteed Fund II in October 1988, the inception of Principal Guaranteed Fund III in October 1988, the inception of Principal Plus in August 1989, the inception of Diversified III in May 1990, the inception of Select in March 1991, the inception of Global in November 1991, the inception of World Currency in December 1992, the inception of DWIAF in March 1994, the inception of each of Spectrum Strategic, Spectrum Technical and Spectrum Balanced in April 1994, the inception of Chesapeake in November 1994 and the inception of DWR/JWH in December 1995. As of December 31, 1996, the General Partner had in excess of $1 billion in aggregate net assets under management, making it one of the largest operators of managed futures funds in the United States. As of December 31, 1996, there were approximately 84,000 investors in the commodity pools managed by Demeter.

    The responsibilities of the General Partner are described under "Fiduciary Responsibility" and "The Limited Partnership Agreement--Management of Partnership Affairs." The General Partner will receive no compensation for its services to the Partnership (however, the General Partner shares office space, equipment and staff with DWR, which will receive commodity brokerage commissions from the Partnership, as described under "Description of Charges to the Partnership--2. Dean Witter Reynolds Inc."). Under the Limited Partnership Agreement, the General Partner is required generally to maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all the Partners thereof (including the General Partner's contribution) and to any other limited partnership for which it acts as a general partner by all partners. In addition to its current capitalization and exclusive of its anticipated additional investment in the Partnership, the General Partner will increase its net worth from time to time as may be required. DWD intends to contribute to the General Partner any additional capital which may be necessary to permit the General Partner to meet such net worth requirements. See "Capitalization."

    In this connection, as reflected in DWD's 1996 and 1995 Annual Reports, DWD had total shareholders' equity of $5,164.4 million and total assets of $42,413.6 million as of December 31, 1996 (audited), and total shareholders' equity of $4,833.7 million and total assets of $38,208.2 million as of December 31, 1995 (audited). Additional financial information regarding DWD is included in the financial statements filed as part of such Annual Reports. DWD will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to DWD at Two World Trade Center, New York, New York 10048 (Attn:
Investor Relations).

    On February 5, 1997, DWD and Morgan Stanley Group Inc. ("Morgan Stanley") announced a definitive agreement to merge. Under the terms of the merger agreement unanimously approved by the Boards of Directors of both companies, each Morgan Stanley common share will be exchanged for 1.65 common shares of DWD. Morgan Stanley preferred shares outstanding at the date of the merger will be exchanged for preferred shares of DWD having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies. It is anticipated that such merger will have no material effect on the ability of DWR and Demeter to meet their respective obligations as commodity broker for, and General Partner of, the Partnership.

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER
    RICHARD M. DeMARTINI, age 44, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini is also the Chairman of the Board and a Director of Dean Witter Futures & Currency Management, Inc. ("DWFCM"), a registered commodity trading advisor. Mr. DeMartini has served as President and Chief Operating Officer of Dean Witter Capital, a division of DWR since January 1989. From January 1988 until January 1989, Mr. DeMartini served as President and Chief Operating Officer of the Consumer Banking Division of DWD, and from May 1985 until January 1988 was President and Chief Executive Officer of the Consumer Markets Division of DWD. Mr. DeMartini currently serves as a Director of DWD and of DWR, and has served as an officer of DWR for the past five years. Mr. DeMartini has been with DWD and its affiliates for 22 years.

    MARK J. HAWLEY, age 53, is President and a Director of the General Partner. Mr. Hawley joined DWR in February 1989 as Senior Vice President and Director of DWR's Managed Futures and Precious Metals Department and currently serves as Executive Vice President of that department. Mr. Hawley also serves as President of DWFCM. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a commodity pool operator, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Co.

    LAWRENCE VOLPE, age 49, is a Director of the General Partner and DWFCM. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983, and currently holds those positions. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc. and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to July 1979, he served as audit manager in the financial services division of Arthur Andersen & Co.

    JOSEPH G. SINISCALCHI, age 51, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.

    LAURENCE E. MOLLNER, age 55, is a Director of the General Partner. Mr. Mollner joined DWR in May 1979 as Vice President and Director of Commercial Sales. He is currently Executive Vice President and Deputy Director of the Futures Markets Division of DWR.

    EDWARD C. OELSNER III, age 54, is a Director of the General Partner. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.

    ROBERT E. MURRAY, age 36, is a Director of the General Partner. Mr. Murray is currently a Senior Vice President of the DWR Managed Futures Division and is a Director and the Senior Administrative Officer of DWFCM. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance. Mr. Murray began at DWR in 1984 and is currently the Director of Product Development for the Managed Futures Division and is responsible for the development and maintenance of the proprietary Fund Management System utilized by the General Partner and DWFCM for organizing information and producing reports for monitoring investors' accounts.

    PATTI L. BEHNKE, age 36, is Vice President and Chief Financial Officer of the General Partner. Ms. Behnke joined DWR in 1991 as Assistant Vice President of Financial Reporting and is currently a First Vice President and Director of Financial Reporting and Managed Futures Accounting in the Capital Markets division of DWR. From August 1988 to September 1990, Ms. Behnke was Assistant Controller of L.F. Rothschild & Co. and from September 1986 to August 1988, she was associated with Carteret Savings Bank as Assistant Vice President--Financial Analysis. From April 1982 to September 1986, Ms. Behnke was an auditor at Arthur Andersen & Co.

    The General Partner and its officers and directors may, from time to time, trade futures interests contracts for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.
    No principals of the General Partner own Units as of the date of this Prospectus.

    The General Partner has agreed to make capital contributions to the Partnership as needed to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and
(b) $25,000. The General Partner and its principals are not obligated to purchase Units but may do so.

                   THE FUTURES, OPTIONS AND FORWARDS MARKETS

FUTURES CONTRACTS

    Futures contracts are standardized contracts made on domestic or foreign exchanges which call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1997 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1997 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts), rather than delivery of any physical commodity.

FORWARD CONTRACTS

    Contracts for future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are subjects of individual negotiation between the parties involved. Moreover, there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the contract.

OPTIONS ON FUTURES

    An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position at a specified price (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position in the underlying futures contract or commodity.

    The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract at the striking price.

    A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Similarly, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

    Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (I.E., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.

    The use of interrelated options and futures positions can provide an additional means of risk management and permit a trader to retain a futures position in the hope of additional appreciation in that position, while at the same time allowing the trader to limit the possible adverse effects of a decline in the position's value.

    Successful futures options trading requires many of the same skills as does successful futures trading. However, since specific market movements of the underlying futures contract or commodity must be predicted accurately, the risks involved are somewhat different. For example, if the Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value and time value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of such premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will be credited with the premium but will have to deposit margin due to its contingent liability to take or deliver the futures contract or commodity underlying the option in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures position or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted.

HEDGERS AND SPECULATORS

    The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, foreign currencies and stock portfolios) and which are exposed to exchange, interest rate and stock market risks, may use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but generally close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Partnership will be for speculative rather than hedging purposes.

COMMODITY EXCHANGES

    Commodity exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) relating to specified commodities, indices and other intangibles. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Mercantile Exchange, the Commodity Exchange, Inc. and the Coffee, Sugar and Cocoa Exchange.

    Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer which enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

    Commodity exchanges in the United States and their clearinghouses are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract specifications, speculative position limits and daily price fluctuation limits. The CFTC reviews all such rules (other than those relating to specific margin levels for futures, as opposed to options) and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

    Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "The Futures, Options and Forward Markets--Regulations" and "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Trading on Foreign Exchanges."

SPECULATIVE POSITION LIMITS

    The CFTC and the United States commodity exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position which any person or group of persons (other than a hedger, which the Partnership is not) may hold, own or control in futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a commodity broker, such as DWR. However, position limits do not apply to many currency futures contracts, and, in general, no position limits are in effect in bank or dealer forward contract trading or in trading on foreign commodity exchanges, although the principals with which the Partnership may trade in such markets may impose such limits as a matter of credit policy. The futures interests positions of the Partnership are not, and will not be, attributable to Limited Partners with respect to their own futures interests trading, if any, for purposes of position limits.

DAILY LIMITS

    Most United States commodity exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) normally limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a commodity contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. This can create liquidity problems.

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
REGULATIONS

    Commodity exchanges in the United States are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and futures interests contract trading conducted thereon. The function of the CFTC is to implement the objectives of the CEAct of preventing price manipulation and excessive speculation and promoting orderly and efficient markets. Such regulation, among other things, provides that trading in futures interests contracts must be on exchanges designated as "contract markets," and that all trading on such exchanges must be done by or through exchange members.

    The CFTC possesses exclusive jurisdiction to regulate the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the General Partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent the General Partner, until such time (if any) as such registration were to be reinstated, from managing, and might result in a termination of, the Partnership. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Trading Advisor. If the registration of the Trading Advisor as a commodity trading advisor were to be terminated, restricted or suspended, the Trading Advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Partnership. The Partnership itself is not registered with the CFTC in any capacity.

    The CEAct requires all "futures commission merchants," such as DWR, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over "introducing brokers," I.E., persons who solicit or accept orders for trades but who do not accept margin deposits for the execution of trades. The Partnership has no present intention of using any introducing brokers in its trading. The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

    The fact of CFTC registration of the General Partner, DWR and the Trading Advisor does not imply that the CFTC has passed on or approved this offering or their qualifications to act as described in the Prospectus.

    Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

    Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. DWR, the General Partner and the Trading Advisor are members of the NFA (the Partnership itself is not required to become a member of the NFA).

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
    The above-described regulatory structure may be modified (or repealed) by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress.

    The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The CFTC has, however, adopted rules relating to the marketing of foreign futures contracts and options in the United States. These rules permit commodity options traded only on certain foreign exchanges to be offered and sold in the United States. See "Risk Factors--Risks Relating to the Futures Interests Trading and the Futures Interests Markets."

MARGINS

    "Initial" or "original" margin is the minimum amount of funds that must be deposited by a trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the commodity trader's performance of the commodity futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets."

    Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. DWR will require the Partnership to make margin deposits equal to the exchange minimum levels for all futures contracts. This requirement may be altered from time to time at the discretion of DWR.

    Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer with which a person trades. Since the Partnership's trading will be conducted with DWR, the Partnership will be able to take advantage of DWR's credit lines with several participants in the interbank market. The General Partner does not anticipate that banks and dealers with which DWR and the Partnership may trade will require margin with respect to their trading of currencies.

    When a trader purchases an option, there is no margin requirement. When a trader sells an option, on the other hand, he is required to deposit margin in an amount determined by the margin requirements established for the futures contract underlying the option, and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to "spreads" and "conversions," which are complex trading strategies in which a trader acquires a mixture of related futures and options positions.

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
    Margin requirements are computed each day by a trader's broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to the Partnership's trading, the Partnership, and not its Limited Partners personally, is subject to margin calls.

                   GENERAL DESCRIPTION OF TRADING APPROACHES

INTRODUCTION

    The investment objective of the Partnership is capital appreciation of its assets through speculative trading in futures interests. The Partnership's ability to succeed in this endeavor depends largely on the success of the trading approaches utilized on behalf of such Partnership by the Trading Advisor. The following is a brief description of general approaches used in trading futures interests; see "The Trading Advisor--Description of JWH's Trading Programs" for specific information relating to the Trading Advisor.

SYSTEMATIC AND DISCRETIONARY

    Trading advisors may be classified as either systematic or discretionary.

    A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and futures interests to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular futures interest. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor's performance, his primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make trading decisions on the basis of their own judgment and trading experience, not on the basis of trading signals generated by any program or model.

    Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends which their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than can discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until the reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses. The trading approaches applied by the Trading Advisor are systematic, although subjective judgment is used in the application of its systematic programs.

TECHNICAL AND FUNDAMENTAL ANALYSIS

    In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

    Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the futures interests markets themselves will provide a means of anticipating prices in the future. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular futures interest. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

    Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular futures interest in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that futures interest. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated, and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

    The Trading Advisor's trading programs are purely technical programs.

TREND-FOLLOWING

    "Trend-following" trading advisors gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" trading advisors assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trading advisor is unlikely to develop any meaningful profits. Trend-following is a major element of the Trading Advisor's technical analysis.

RISK CONTROL TECHNIQUES

    As will be apparent from the following descriptions of the Trading Advisor's trading programs, an important aspect of any speculative futures interests strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

    Trading advisors often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken, as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize that no risk control technique is "fail safe" and can not, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but market illiquidity also can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, unless a "trend-following" trading advisor trades profitably, the losses incurred in the course of taking an initial position in a particular futures interest can quickly accumulate into a major drawdown. A trading advisor's risk management principles should, accordingly, be seen more as a discipline applied to its trading in highly speculative markets rather than as an effective protection against loss.

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
    Not only are some methods proprietary and confidential, but they are also continually evolving. Prospective investors and Limited Partners will generally not be informed of a change in the Trading Advisor's trading approach, unless the General Partner considers such change to be material.

    In addition to the continually changing character of trading methods, the futures interests markets themselves are continually changing. The Trading Advisor may, in its sole discretion, elect to trade certain futures interests to the exclusion of others in its programs, depending upon the Trading Advisor's view of the markets.

                              THE TRADING ADVISOR

INTRODUCTION

    The Partnership has entered into an Amended and Restated Management Agreement with John W. Henry & Company, Inc. (the "Trading Advisor" or "JWH"), pursuant to which the Trading Advisor continues to have, subject to certain limitations, authority and responsibility for directing the investment and reinvestment in futures interests of the Partnership's Net Assets. See "The Management Agreement." Since the primary purpose of the Partnership is to achieve appreciation of its assets through speculative trading in futures interests, the Partnership's ability to succeed in that endeavor will depend upon the continued success of the relevant trading programs of the Trading Advisor.

    The General Partner has extensive experience in the organization of commodity pools and the evaluation and selection of trading advisors, having operated 28 commodity pools since 1978. The General Partner's objective in originally selecting the trading advisor, and in electing to have the Trading Advisor continue as trading advisor for the Partnership, is to obtain access to aggressive trading strategies coupled with strict risk control measures, which would be able to capitalize on profitable trends while providing substantial protection against major losses. The original decision to retain the Trading Advisor, and the decision to continue employing the services of the Trading Advisor, was influenced by a number of factors, among which was the General Partner's evaluation of the Trading Advisor's historical performance (both for the Partnership and otherwise), the markets traded by the Trading Advisor, its ability to control risk, and the amount of equity managed by the Trading Advisor.

    The following description of the Trading Advisor's trading programs, methods, and strategies and its principals is general and is not intended to be exhaustive. As of December 31, 1996, the Partnership's assets were allocated 59.8% to the Financial and Metals Portfolio, 19.6% to The World Financial Perspective, 9.3% to the Global Diversified Portfolio, and 11.3% to the International Foreign Exchange Program. It is the intention of the General Partner and the Trading Advisor, effective approximately as of the date of the Closing, that the Partnership's assets will be allocated 20% to each of the Original Investment Program, the Financial and Metals Portfolio, The World Financial Perspective, the Global Financial Portfolio, and the International Currency and Bond Portfolio. The percentage of the Partnership's assets allocated to the various programs of the Trading Advisor may change at any time and from time to time as a result of reallocations upon the agreement of the General Partner and the Trading Advisor, which shall be at their collective discretion, and will change as a result of profits and losses in each such program.

JOHN W. HENRY & COMPANY, INC.

    John W. Henry & Company, Inc. ("JWH"), a California corporation, is a United States-based global investment management firm with offices located at 301 Yamato Road, Boca Raton, Florida and at One Glendinning Place, Westport, Connecticut 06880. Its telephone number is (203) 221-0431, and its website is http://www.jwh.com. JWH is recognized as a leader in managing capital in futures, interest rate, and foreign exchange markets for international banks, brokerage firms, pension funds, institutions, and high-net-worth individuals. JWH trades numerous contracts on a 24-hours basis in the U.S., Europe and Asia, and has grown to be one of the largest advisors in the industry, managing over $1.9 billion in client capital as of December 31, 1996.

    John W. Henry & Company began managing assets in 1981 as a sole proprietorship, and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. The firm is registered as a commodity trading advisor and a commodity pool operator with the Commodity Futures Trading Commission and is a member of the NFA in such capacities. JWH is not affiliated with the General Partner or DWR.

    The individual principals of JWH are as follows:

    Mr. John W. Henry, age 47, is chairman of the JWH Board of Directors (the "Chairman") and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last 15 years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.

    Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA") and the Managed Futures Association ("MFA"), and has served on the Nominating Committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is Chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and the issues regarding a merger. Mr. Henry is a principal of JWH Risk Management, Inc. ("JWH RMI"), JWH Asset Management, Inc. ("JWH AMI"), Westport Capital Management Corporation ("Westport"), Global Capital Management Limited ("GCM"), and JWH Financial Products, Inc. ("JWH FPI"), all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has devoted, and will continue to devote, considerable time to activities in businesses unrelated to JWH and its affiliates.

    Mr. Mark H. Mitchell, age 47, is a vice chairman, executive vice president and a member of the JWH Board of Directors. He is also vice chairman and a director of JWH RMI, JWH AMI, and JWH FPI. Prior to joining JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the NAFTA and, from March 1991 to December 1993, he served as General Counsel of the MFA. Mr. Mitchell is currently a member of the Commodity Pool Operator/ Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA Rules, both of the NFA. In addition, he has served as a member of the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of FUTURES INTERNATIONAL LAW LETTER and its predecessor publication, COMMODITIES LAW LETTER. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

    Mr. David R. Bailin, age 37, is an executive vice president and is a member of the Operating Committee of JWH. He is also president of JWH FPI and JWH RMI, president and a director of Westport, and president and chairman of the Board of Directors of GCM. Mr. Bailin is responsible for the development, implementation, and management of JWH's sales and marketing infrastructure. Prior to joining JWH in December 1995, Mr. Bailin was managing director-development since April 1994 for Global Asset Management ("GAM"), a Bermuda-based investment management firm with over $7 billion in assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management

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
beginning in July 1992. Prior to that time, beginning in 1988, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.

    Mr. James E. Johnson, Jr., age 44, is a managing director of JWH, with responsibilities in the institutional marketing area. Mr. Johnson is also a principal of Westport, JWH RMI, JWH AMI, and JWH FPI. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company, where he was managing director and chief financial officer for its Institutional Asset Management Division since January 1983. His areas of responsibility included finance, operations and technology for the $160 billion global asset advisor. Prior to joining Bankers Trust, Mr. Johnson was a product manager at American Express Company responsible for research and market strategies for the Gold Card. He received a B.A. with honors from Columbia University and an M.B.A. in Finance and Marketing from New York University.

    Ms. Elizabeth A.M. Kenton, age 31, is a senior vice president, the director of compliance, and a member of the Operating Committee of JWH. Since joining JWH in March of 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also a director of Westport, a vice president of JWH AMI and JWH FPI, a senior vice president of JWH RMI and a director of GCM. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Financial and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. She received a B.S. in Finance from Ithaca College. Ms. Kenton serves on the MFA Trading and Markets Committee.

    Ms. Mary Beth Hardy, age 36, is a senior vice president, the director of trading administration (the "Director of Trading Administration"), and is a member of the Operating and Investment Policy Committees of JWH. Ms. Hardy announced her resignation on March 4, 1997 from the position listed above, effective April 30, 1997. Thereafter, she may continue with JWH on a part-time basis to assist with transition issues. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in research and development and trading. Prior to her employment at JWH, Ms. Hardy held the position of associate editor at Waters Information Services, where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters Information Services in 1989, Ms. Hardy was at Shearson Lehman Brothers Inc., where she held the position of assistant director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson for Shearson in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy serves on the Executive Committee of the Managed Futures Association's Board of Directors and has chaired its Trading and Markets committee. She received a B.B.A. in Finance from Pace University.

    Mr. David M. Kozak, age 49, is Counsel to the Firm, vice president and secretary of JWH. He is also secretary of JWH RMI, JWH AMI, and JWH FPI, and assistant secretary of Westport. Prior to joining JWH in September 1995, Mr. Kozak was employed at Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to the NAFTA and the MFA. Mr. Kozak is currently a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

    Mr. Kevin S. Koshi, age 33, is a senior vice president, chief trader (the "Chief Trader"), and a member of the Operating and Investment Policy Committees of JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies and implementation of

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
trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

    Mr. Barry S. Fox, age 32, is the director of research and is a member of the Operating and Investment Policy Committees of JWH. Mr. Fox is responsible for the design and testing of existing and new programs. He also supports and maintains the proprietary systems/models used to generate JWH trades. Mr. Fox joined JWH in March 1991 and since that time has held positions of increasing responsibility in the Research and Development departments. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.

    Ms. Glenda G. Twist, age 46, is a director of JWH and has held that position since August 1993. Ms. Twist announced her resignation from JWH on January 15, 1997, but will continue in her present capacity for the time being. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry
Enterprises Corp., for which she performed financial, consulting and administration services from January 1991 to August 1991. From 1988 to 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.

    Mr. John A.F. Ford, age 56, is the director of marketing and is a member of the Operating Committee of JWH. Mr. Ford is responsible for the development and implementation of strategic marketing and communications programs. He joined JWH in May 1996 from J.P. Morgan where he had been vice president and head of corporate communications for the firm's European operations, responsible for public relations, advertising, and marketing from February 1994 to October 1995. He was previously in a similar position with J.P. Morgan at the Euroclear Operations Centre in Brussels from January 1992 to February 1994. From October 1995 to May 1996 he undertook a number of independent consultancy projects while relocating to the United States. Prior to joining J.P. Morgan, Mr. Ford was managing director of the European headquarters of Gavin Anderson & Co. (UK), an international corporate and investor relations consultancy, from February 1987 to December 1991. Mr. Ford has also been involved in advising the Chicago Mercantile Exchange on marketing its services to European institutions and advising the International Petroleum Exchange in London on similar issues. He also helped market Mercury Asset Management to major institutions and pension funds.

    Mr. Michael D. Gould, age 41, is director of investor services and is a member of the Operating Committee of JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc., where he served as senior sales manager and vice president-futures for the Managed Futures Department. He held the identical position with the predecessor firms of Shearson Lehman Bros. and Lehman Bros. beginning in November 1991. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990.

    Mr. Jack M. Ryng, age 35, C.P.A., joined JWH as the controller in November 1991. He is also a member of the Operating Committee of JWH. Prior to that time, he was a senior manager with Deloitte & Touche where he held positions of increasing responsibility since September 1985 for commodities and securities industry clients. His clients included one of the largest commodity pool operators in the United States, along with broker/dealers, futures commission merchants, investment banks, and foreign exchange operations, in the areas of accounting, regulatory compliance, and consulting. Prior to

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
his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he worked for Leonard Rosen & Co. as a senior accountant. Mr. Ryng is a member of AICPA and the New York C.P.A. Society and is a member of the board of the New York operations of the FIA. He received a B.S. in Business Administration from Duquesne University.

    Mr. Michael J. Scoyni, age 50, is a managing director of JWH and a principal of Westport. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed by JWH in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

    Mr. Christopher E. Deakins, age 37, is a vice president of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch, Pierce, Fenner and Smith Incorporated. He received a B.A. in Economics from Hartwick College.

    Chris J. Lautenslager, age 39, is a Vice President of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in April 1996, he was the Vice President of Institutional Sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1992, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.

    Mr. Edwin B. Twist, age 46, is a director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH RMI and JWH AMI. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was secretary and treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.

    Ms. Nancy O. Fox, age 31, C.P.A., is a vice president and the director of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and had positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an MBA from the University of Connecticut.

    Ms. Wendy B. Goodyear, age 34, is director of the office of the chairman. She is responsible for managing and coordinating projects involving Mr. Henry. Ms. Goodyear joined JWH in October 1995 as director of marketing, responsible for the development and implementation of strategic marketing and communications programs. Prior to her employment at JWH, Ms. Goodyear was a vice president at Citibank where she held several positions, including product development manager for the depository receipt business and marketing manager for the pension business. Prior to joining Citibank in May 1993, Ms. Goodyear was employed at Bankers Trust Company from 1985 where she held positions of

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
increasing responsibility in both the private bank and pension businesses. Ms. Goodyear received a B.A. in History from the University of Virginia and an M.B.A. from the Stern School of Business at New York University.

    Mr. Julius A. Staniewicz, age 38, is the senior strategist in JWH's Product Development Department and a member of the Operating Committee of JWH. He is also President of JWH AMI and FPI. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., as an assistant vice president and co-director of managed futures. In this capacity, Mr. Staniewicz oversaw all aspects of forming and offering futures funds, including the selection and monitoring of CTAs. Mr. Staniewicz received a B.A. in Economics from Cornell University.

    Ms. Melanie A. Caldwell is human resources and administrative director and a member of the Operating Committee of JWH (NFA registration pending). Ms. Caldwell is responsible for all aspects of human resources and facilities management of JWH. Prior to joining JWH, in May 1995, Ms. Caldwell operated her own facilities management consulting business from August 1992 to May 1995. Prior to operating her own business, Ms. Caldwell was senior vice president of Greenwich Capital Markets, Inc., a primary dealer in fixed income securities, from March 1985 to July 1992. Ms. Caldwell received her B.S. in Sociology and M.S. in Industrial Relations from Purdue University.

    Mr. Andrew D. Willard is director of technology at JWH and a member of the Operating Committee of JWH (NFA registration pending). Mr. Willard is responsbile for all aspects of the JWH technology infrastructure, including future development. He joined JWH in August 1995 after a 20-year career starting in January 1973 at Bankers Trust Company in London, Hong Kong and, most recently, New York where he was head of technology for the bank's International Investment Management Divisions. He also served on the bank's steering committee setting company-wide policies for future use of technology. Prior to his most recent position at Bankers Trust Company in New York, Mr. Willard was responsible for all technology support for the bank's offices in Japan, Hong Kong and Singapore. He attended London Nautical College.

LEGAL AND ETHICAL CONCERNS

    There neither now exists nor has there ever previously been any administrative, civil, or criminal action against JWH or its principals which is material, except that in September 1996, JWH was named as a co-defendant in purported class action lawsuits filed in the California Superior Court, Los Angeles County and in the New York Supreme Court, New York County. In November 1996, JWH was named as a co-defendant in a purported class action complaint filed in the Superior Court of the State of Delaware, New Castle County that contained the same allegations as the New York and California complaints. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain DWR commodity pools, some of which are advised by JWH, and are primarily directed at DWR's alleged fraudulent selling practices in connection with the marketing of those pools. These actions are the same matters as those discussed under "Certain Litigation" below. JWH is essentially alleged to have aided and abetted or directly participated with DWR in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.

    JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods, and on occasion orders may get better fills than the client accounts. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry)

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are not  permitted to  trade on  a discretionary  basis in  futures, options  on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., which is managed by JWH. The records of these accounts also will not be made available to clients.

THE OPERATING COMMITTEE

    The Operating Committee is the senior management group at JWH and is responsible for the development and implementation of JWH's long-term strategies and objectives. The Operating Committee also coordinates and oversees JWH's daily operations.

THE INVESTMENT POLICY COMMITTEE (THE "IPC")

    The IPC is one vehicle for decision-making at JWH about the content and application of JWH trading programs. Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time. The IPC is an interdepartmental advisory body which meets periodically to discuss issues relating to the JWH trading programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios. Non-proprietary recommendations from research are then presented to and discussed by the IPC, which may recommend them to the Chairman for approval. Proprietary research findings are reviewed directly by the Chairman before implementation. All recommendations of the IPC are subject to final approval by the Chairman. The IPC does not make particular trading decisions. The trading department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overruled unless JWH's Chief Trader or Director of Trading Administration determines that doing so is in the best interest of clients. No trade indications are overruled without the express approval of the Chairman. The Chairman may also notify the Trading Department at any time of special
situations   which  he  deems  may  require   a  modification  in  applying  the
methodology.

THE JWH TRADING APPROACH

    JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term trends rather than short-term, day-to-day trends. Each JWH trading system is a technical trend-following system.

THE JWH INVESTMENT PHILOSOPHY

    The basis of the JWH investment philosophy is that prices for all financial instruments reflect human reactions to external events. Accordingly, it can be expected that a series of political, economic, social or environmental events will create patterns of price movements, or trends. When a sequence of similar events is repeated at a later time, the price trends often reoccur. JWH programs attempt to capture the profit opportunities created by sustained market movements.

    By conducting analysis on historic price data for commodity markets, the firm's founder, John W. Henry, developed proprietary systems designed to identify important price trends and determine optimal entry and exit points. JWH's comprehensive research has also led to the development of quantitative models which suggest the appropriate content and weighting for each position in a global portfolio.

    The investment philosophy of JWH is supported by intensive risk management and continuing research to enhance the application of the underlying methodologies. Risk is measured and managed in a variety of ways. Within client portfolios, individual positions are monitored on a stand-alone and portfolio-weighted basis. Positions are matched with stop-loss provisions which are altered regularly to reflect changing market conditions.

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    For more than a decade, JWH has recognized the importance of global trading.
Financial markets around the world are increasingly interrelated, with actions in one country's markets often influencing markets in other parts of the world. Many of the JWH investment programs maintain positions in a variety of worldwide
markets   in  seeking  to  achieve  material  benefits  from  the  opportunities presented.

    Although price trends are the ultimate product of markets, there are procedures built into JWH's programs that have been designed to affect trading efficiency and preserve client capital. JWH's research on these and other issues has materially improved risk-adjusted performance for clients over the past few years.

A DISCIPLINED INVESTMENT PROCESS

    Regardless of recent performance in any one market, or widely held opinions on future market direction, JWH maintains a disciplined investment process. The consistent application of JWH's investment techniques facilitates the ability to participate in rising or falling markets without bias.

    The first step in the JWH investment process is the identification of sustained price movements-- or trends--in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

    JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. As such, JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others--those where a profitable trend continues--are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. Generally, most losing positions are liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent. Clients should understand that similar or greater drawdowns are possible in the future.

    To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

    Throughout the investment process, risk controls are maintained to reduce the possibility of an extraordinary loss in any one market. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance.

    JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of leverage, commencement of trading an account, contracts and contract months, and effective trade execution.

PROGRAM MODIFICATIONS

    In an effort to maintain and improve performance, JWH has engaged, and continues to engage in an extensive program of research. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different parameters. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

    As capital in each JWH program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Investors will not be informed of the changes.

LEVERAGE

    Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Leverage adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgement and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of JWH clients. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS

    JWH has developed procedures for investing fund accounts that provide for additions, redemptions and/or reallocations of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of each month or quarter. In addition, funds may reallocate capital among advisors at the close of business on the last business day of each month. In order to provide market exposure commensurate with the equity in the account on the date of these transactions, JWH's general practice is to adjust positions at a time as near as possible to the close of business on the last trading date of each month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variations in net asset value per unit that could occur as a result of price changes if, for example, all additions were calculated on the first day of the subsequent month. Therefore, JWH may, in its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital at a time as close as possible to the close of business on the last business day of each month to reflect the amount then available for trading. Based on JWH's determination of liquidity and other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month or, in its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with the funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

PHYSICAL OR CASH COMMODITIES

    In addition to futures contracts, JWH may from time to time for certain clients trade spot and forward contracts on physical or cash commodities, including specifically gold bullion, when it believes that such markets offer comparable or superior market liquidity or a greater ability to execute transactions at a single price. Such transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of spot or forward contracts transacted through banks, brokerage firms or dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate such transactions, which are subject to the risk of the foregoing entities' failure, inability or refusal to perform with respect to such contracts. No such trading has previously been undertaken on behalf of the Partnership, nor will any such trading be undertaken on behalf of the Partnership without the consent of the General Partner. It has not been determined at this time whether any such trading will be undertaken on behalf of the Partnership in the future.

    The JWH programs often make trades in markets that have lower trading volume and are less liquid, such as the markets for coffee, cotton and certain currencies. JWH operates each JWH program as a completely separate and independent program.

    Historically, the assets of the Partnership were traded pursuant to JWH's InterRate-TM- (a trading program no longer operated by JWH), Financial and Metals Portfolio, The World Financial Perspective, Global Diversified Portfolio and International Foreign Exchange Program. However, the General Partner, by agreement with the Trading Advisor, will reallocate the Partnership's funds among the Trading Advisor's various trading programs in proportions different than previously employed, and will allocate assets of the partnership to trading systems of the Trading Advisor that were not previously utilized for the Partnership. It is the intention of the General Partner and the Trading Advisor, effective approximately as of the date of the Closing, that the Partnership's assets will be allocated 20% to each of the Original Investment Program, the Financial and Metals Portfolio, The World Financial Perspective, the Global Financial Portfolio, and the International Currency and Bond Portfolio. The percentage of the Partnership's assets allocated to the various programs of the Trading Advisor may change at any time and from time to time as a result of reallocations upon the agreement of the General Partner and the Trading Advisor, which shall be at their collective discretion, and will change as a result of profits and losses in each such program.

DESCRIPTION OF JWH'S TRADING PROGRAMS

ORIGINAL INVESTMENT PROGRAM

    The Original Investment Program, the first program offered by JWH, offers access to a spectrum of worldwide financial and nonfinancial futures markets using a disciplined trend identification investment approach. This program has enjoyed an improved risk/reward profile since 1992, when the sector allocation was altered and enhanced risk management procedures were implemented. The Original Investment Program utilizes a long-term quantitative approach which always maintain a position-- long or short--in every market traded by the program.

FINANCIAL AND METALS PORTFOLIO

    The Financial and Metals Portfolio attempts to deliver attractive risk-adjusted returns in global financial and precious metals markets. Currency positions are held both as outrights--trading positions taken in foreign currencies versus the U.S. dollar--and cross rates--trading foreign currencies against each other--in the interbank market and occasionally futures exchanges. This program is designed to identify and capitalize on intermediate and long-term price movements in these markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions.

THE WORLD FINANCIAL PERSPECTIVE

    The World Financial Perspective seeks to capitalize on market opportunities by holding positions from multiple currency perspectives, including the British pound, German mark, Japanese yen, Swiss franc and U.S. dollar. This program is designed to systematically identify long-term price movements in financial, metals and energy markets. The World Financial Perspective always maintains a futures position--long or short--in every market traded by the program.

GLOBAL FINANCIAL PORTFOLIO

    Global Financial Portfolio offers access to a small group of energy and financial markets, including global currencies, interest rates and stock indices. This program is designed to identify and capitalize on long-term price movements using a disciplined trend identification approach. This program always maintains a futures position--long or short--in every market traded by the program

INTERNATIONAL CURRENCY AND BOND PORTFOLIO

    Using a more conservative approach compared to the leverage used in the other JWH programs, the International Currency and Bond Portfolio (ICB) targets the long end of interest rate and currency futures of major industrialized nations. Foreign exchange positions are held both as outrights--trading positions taken in foreign currencies versus the U.S. dollar--and cross rates--trading foreign currencies against each other. ICB is designed to identify and capitalize on intermediate and long-term price movements in the world's bond and foreign exchange markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program will take a position; in nontrending market environments, the program may liquidate positions and remain neutral.

    The International Foreign Exchange Program (Forex) invests in a broad range of major and minor currencies primarily in the highly liquid interbank market. Positions are taken as outrights or cross rates. Forex is designed to identify and capitalize on intermediate-term price movements in these markets.

    The Global Diversified Portfolio invests in futures and forwards contracts traded on domestic and foreign exchanges in over 60 markets. The program is designed to indentify and capitalize on intermediate and long-term price movements.

    The JWH programs listed above were trading in the following sectors as of December 31, 1996: agriculture, energy, precious and base metals, foreign exchange, global stock indices, bonds, U.S. interest rates, European interest rates, and Pacific Rim interest rates.

    As of December 31, 1996, the aggregate amount of funds under management pursuant to the trading programs then being employed for the Partnership were:
Financial and Metals Portfolio, $1,182,736,149; The World Financial Perspective, $21,916,179; the Global Diversified Portfolio, $161,765,331 (including notional funds); and the International Foreign Exchange Program, $69,780,961. For the additional trading programs that the General Partner and the Trading Advisor expect to be trading for the Partnership approximately as of the date of the Closing, the Global Financial Portfolio, the Original Investment Program, and the International Currency and Bond Portfolio, the aggregate amount of funds under management as of December 31, 1996 was $95,299,973, $236,557,401
(including notional funds), and $2,458,195, respectively. As of December 31, 1996 the aggregate amount of all funds under management pursuant to all JWH programs was $1.9 billion.

                         JOHN W. HENRY & COMPANY, INC.
                          ORIGINAL INVESTMENT PROGRAM

    Although the Original Investment Program did not trade a portion of the assets of the Partnership as of December 31, 1996, effective approximately as of the Closing, 20% of the Partnership's assets are expected to be allocated to this program.

           Name of CTA:  John W. Henry & Company, Inc.
           Name of program:  Original Investment Program*
           Inception of client trading by CTA:  October 1982
           Inception of client trading in program:  October 1982
           Number of open accounts:  27
           Aggregate assets overall:  $1.9 billion
           Aggregate assets in program (including notional funds):  $236.6 million
           Aggregate assets in program (excluding notional funds):  $223.9 million
           Largest monthly drawdown:  (18.1)%--(2/92)
           Largest month-end peak-to-valley drawdown:
             (62.1)%--(6/88-5/92)
           1996 annual return:  22.6%
           1995 annual return:  53.2%
           1994 annual return:  (5.7)%
           1993 annual return:  40.6%
           1992 annual return:  10.9%

* In November 1994, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         JOHN W. HENRY & COMPANY, INC.
                         FINANCIAL AND METALS PORTFOLIO

    The following reflects the composite performance information of JWH's Financial and Metals Portfolio, which, as of December 31, 1996, traded a majority of the assets of the Partnership, and effective approximately as of the Closing, 20% of the Partnership's assets are expected to be allocated to this program.

           Name of CTA:  John W. Henry & Company, Inc.
           Name of program:  Financial and Metals Portfolio*
           Inception of client trading by CTA:  October 1982
           Inception of client trading in program:  October 1984
           Number of open accounts:  44
           Aggregate assets overall:  $1.9 billion
           Aggregate assets in program:  $1.2 billion
           Largest monthly drawdown:  (27.7)%--(1/92)
           Largest month-end peak-to-valley drawdown:
             (58.8)%--(12/91-5/92)
           1996 annual return:  29.7%
           1995 annual return:  38.5%
           1994 annual return:  (5.3)%
           1993 annual return:  46.8%
           1992 annual return:  (10.9)%

* In May 1991 one proprietary account began trading and in March 1992 a second proprietary account began trading pursuant to the Financial and Metals Portfolio. Both accounts appear in the capsule performance from their inception until August 1995. The maximum percentage of proprietary funds during this time was less than 0.5%.

    Beginning in May 1992, 35% of the assets in the Financial and Metals Portfolio were deleveraged 50% at the request of a client. The deleveraging materially affected the rates of return in JWH's track records. The 1992 annual rate of return for these deleveraged accounts was (24.3)%. The 1992 annual rate of return for the Financial and Metals Portfolio Composite Track Record was (10.9)%. If these accounts had been excluded from the Financial and Metals Portfolio track record, the 1992 annual rate of return would be (3.9)%. The effect of this deleveraging was eliminated in September 1992.

    The Financial and Metals Composite Performance Capsule includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Composite Performance Capsule.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         JOHN W. HENRY & COMPANY, INC.
                        THE WORLD FINANCIAL PERSPECTIVE

    The following reflects the composite performance information of JWH's The World Financial Perspective, which, as of December 31, 1996, traded a portion of the assets of the Partnership, and effective approximately as of the Closing, 20% of the Partnership's assets are expected to be allocated to this program.

           Name of CTA:  John W. Henry & Company, Inc.
           Name of program:  The World Financial Perspective
           Inception of client trading by CTA:  October 1982
           Inception of client trading in program:  April 1987
           Number of open accounts:  4
           Aggregate assets overall:  $1.9 billion
           Aggregate assets in program:  $21.9 million
           Largest monthly drawdown:  (25.5)%--(1/92)
           Largest month-end peak-to-valley drawdown:
             (38.4)%--(12/91-10/92)
           1996 annual return:  40.9%
           1995 annual return:  32.2%
           1994 annual return:  (15.2)%
           1993 annual return:  13.7%
           1992 annual return:  (23.2)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         JOHN W. HENRY & COMPANY, INC.
                           GLOBAL FINANCIAL PORTFOLIO

    Although the Global Financial Portfolio did not trade a portion of the assets of the Partnership as of December 31, 1996, effective approximately as of the date of the Closing, 20% of the Partnership's assets are expected to be allocated to this program.

           Name of CTA:  John W. Henry & Company, Inc.
           Name of program:  Global Financial Portfolio*
           Inception of client trading by CTA:  October 1982
           Inception of client trading in program:  June 1994
           Number of open accounts:  5
           Aggregate assets overall:  $1.9 billion
           Aggregate assets in program:  $95.3 million
           Largest monthly drawdown:  (19.5)%--(11/94)
           Largest month-end peak-to-valley drawdown:
             (48.9)%--(6/94-1/95)
           1996 annual return:  32.4%
           1995 annual return:  86.2%
           1994 period return (7 months):  (37.7)%

* In July 1995, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

    Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of negative 44% and negative 17%, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%, respectively. As of June 1995, these accounts now maintain mature positions and are performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts achieved an annual rate of return for 1995 of 122%, 92% and 78% respectively.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         JOHN W. HENRY & COMPANY, INC.
                   INTERNATIONAL CURRENCY AND BOND PORTFOLIO

    Although the International Currency and Bond Portfolio did not trade a portion of the assets of the Partnership as of December 31, 1996, effective approximately as of the Closing, 20% of the Partnership's assets are expected to be allocated to this program.

           Name of CTA:  John W. Henry & Company, Inc.
           Name of program:  International Currency and Bond Portfolio*
           Inception of client trading by CTA:  October 1982
           Inception of client trading in program:  January 1993
           Number of open accounts:  1
           Aggregate assets overall:  $1.9 billion
           Aggregate assets in program:  $2.5 million
           Largest monthly drawdown:  (7.8)%--(7/94)
           Largest month-end peak-to-valley drawdown: (23.6)%--(6/94-1/95)
           1996 annual return:  19.9%
           1995 annual return:  36.5%
           1994 annual return:  (2.3)%
           1993 annual return:  14.8%

* In October 1995, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

                         JOHN W. HENRY & COMPANY, INC.
                     INTERNATIONAL FOREIGN EXCHANGE PROGRAM

    The following reflects the composite performance information of JWH's International Foreign Exchange Program, which, as of December 31, 1996, traded a portion of the assets of the Partnership, but is not expected to continue to do so as of the Closing, but may do so in the future.

           Name of CTA:  John W. Henry & Company, Inc.
           Name of program:  International Foreign Exchange Program
           Inception of client trading by CTA:  October 1982
           Inception of client trading in program:  August 1986
           Number of open accounts:  7
           Aggregate assets overall:  $1.9 billion
           Aggregate assets in program:  $69.8 million
           Largest monthly drawdown:  (13.6)%--(1/92)
           Largest month-end peak-to-valley drawdown:
             (35.9)%--(8/92-1/95)
           1996 annual return:  3.7%
           1995 annual return:  16.9%
           1994 annual return:  (6.3)%
           1993 annual return:  (4.5)%
           1992 annual return:  4.5%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         JOHN W. HENRY & COMPANY, INC.
                          GLOBAL DIVERSIFIED PORTFOLIO

    The following reflects the composite performance information of JWH's Global Diversified Portfolio, which, as of December 31, 1996, traded a portion of the assets of the Partnership, but is not expected to continue to do so as of the Closing, but may do so in the future.

           Name of CTA:  John W. Henry & Company, Inc.
           Name of program:  Global Diversified Portfolio*
           Inception of client trading by CTA:  October 1982
           Inception of client trading in program:  June 1988
           Number of open accounts:  14
           Aggregate assets overall:  $1.9 billion
           Aggregate assets in program (including notional funds):  $161.8 million
           Aggregate assets in program (excluding notional funds):  $149.9 million
           Largest monthly drawdown on an individual account basis:  (20.3)%--(7/91)
           Largest month-end peak-to-valley drawdown:
             (33.2)%--(12/91-5/92)
           1996 annual return:  26.9%
           1995 annual return:  19.6%
           1994 annual return:  10.1%
           1993 annual return:  59.8%
           1992 annual return:  (12.6)%

* From July 1995 through December 1995 one proprietary account was trading pursuant to an investment in a fund. The proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

OTHER JWH PROGRAMS

    In addition to the Original Investment Program, the Financial and Metals Portfolio, The World Financial Perspective, the Global Financial Portfolio, the International Currency and Bond Portfolio, the International Foreign Exchange Program, and the Global Diversified Portfolio (each of which the Partnership either has allocated assets to in the past, will allocate assets to effective as of the Closing, or both, in each case as specified above), JWH currently operates five different programs for U.S. and foreign investors, none of which, as of December 31, 1996, were utilized nor expected to be utilized as of the Closing by JWH for the Partnership. The Partnership did, however, utilize InterRate-TM-, a trading program no longer operated by JWH. Each program is operated separately and independently. These programs are intermediate and long-term, quantitative, trend-analysis models designed to achieve speculative rates of return.

                         JOHN W. HENRY & COMPANY, INC.
                          NOTES ON PERFORMANCE RECORDS

    An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same investment program, can have varying performance results. The reasons for this include numerous material differences among accounts including, a) the period during which accounts are active; b) trading size to equity ratio resulting from procedures for the commencement of trading and appropriate means of moving toward full portfolio commitment of new accounts and new capital; c) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; d) the amount of interest income earned by an account which will depend on the rates paid by futures commission merchants on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; e) the amount of management and incentive fees paid to an investment manager and the amount of brokerage commissions paid which will vary and will depend on the fees negotiated by the client with the broker; f) the timing of orders to open or close positions; g) the market conditions, which in part determine the quality of trade executions; h) client trading restrictions, including futures vs. forward contracts and contract months; i) procedures governing timing for the commencement of trading and means of moving towards full portfolio commitment of new accounts; j) variations in fill prices; and k) the timing of additions and withdrawals.

    For the purpose of determining whether there exist material differences among accounts traded pursuant to the same trading program, JWH utilizes the method described herein. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i) - (iii) determine if differences between accounts are materially different. JWH further evaluates performance on a gross trading basis for materiality in an overall context each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters whether any material differences that are detected could be misleading after review of the reasons for the differences.

    During the periods covered by the JWH performance records, JWH increased and decreased leverage in certain markets and entire investment programs, and also altered which markets and contracts it traded for certain programs. In general, before 1993, JWH programs used greater leverage than they currently do. In addition, the subjective aspects listed under the "A Disciplined Investment Process" section on page 61 have been utilized more often in recent years and therefore may have had a more pronounced effect on performance during recent periods. The use of different investment programs (although all accounts in a program are traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH) will have an effect on performance results. In reviewing the JWH performance records, prospective investors should bear in mind the possible effects of these variations on the application of JWH's trading methods and rates of return.

    The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the tables. Investors are further cautioned that the data set forth in the performance capsules is not indicative of any trading results which may be attained by JWH in the future since past performance is not necessarily indicative of future results. On several occasions, JWH has decreased leverage over the last five years, in certain markets and for entire programs. These actions have reduced the volatility of certain programs when compared to volatility prior to the decrease in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

    Prior to December 1991, capsule performance records are presented on a cash basis, except as otherwise stated in the footnotes to the records. Using a cash basis accounting system should not, for most months, yield a materially different rate of return than would have been yielded using an accrual basis accounting system. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented. Beginning with the change to the accrual basis of accounting for incentive fees in December 1991, the net effect on monthly net performance and the rate of return in the capsule performance records of continuing to record interest income on a cash basis is materially equivalent to the full accrual basis. In January 1993, JWH began reflecting all items of net performance on an accrual basis for the International Currency and Bond Portfolio Composite Capsule Performance Record.

    Advisory fees vary among accounts in the case of all programs. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations may have a material impact on the performance of an account from time to time.

    Due to the commencement of trading in July 1996 by a new multi-program fund managed by the Trading Advisor, the Trading Advisor developed a new method for treating the accrual of incentive fees for the multi-advisor funds and multi-program accounts it manages. For these accounts, JWH agreed that it would earn incentive fees only when overall fund performance for multi-advisor funds, or overall JWH performance for multi-program accounts, as the case may be, is profitable. As applied, this new method presents incentive fees due for each program on a stand-alone basis--in essence, to reflect the performance results that would have been experienced by an investor in that program, regardless of any external business arrangements (such as a multi-advisor structure or the use of multiple JWH programs) that might have affected actual incentive fees paid. The new method was applied initially in August 1996 performance. In that month, a one-time adjustment to performance rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustment had a material, I.E., greater than 10%, impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accrual on ending equity.

NOTES TO JWH INVESTMENT PROGRAMS CAPSULE PERFORMANCE RECORDS

    Number of open accounts is the number of accounts directed by JWH pursuant to the investment program shown as of December 31, 1996.

    Assets under management in each program is the aggregate amount of total equity, including "notional" equity under management of JWH in the Investment Program shown as of December 31, 1996.

    Largest monthly drawdown is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Largest monthly drawdown information includes the month and year of such drawdown.

    Largest peak-to-valley drawdown is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month-end net asset value being equaled or exceeded at a subsequent month-end by the individual account, expressed as a percentage of the total equity (including "notional" equity) in the account. Individual accounts managed by JWH may have experienced larger peak-to-valley drawdowns.

    Annual Rate of Return is calculated by compounding the monthly rates of return over the number of months in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods of less than one year, the results are year-to-date.

    Monthly Rates of Return are calculated by dividing net performance by the sum of the beginning equity, plus additions minus withdrawals. For such purposes all additions and withdrawals are effectively treated as if they had been made on the first day of the month even if, in fact, they occurred later, unless, beginning in December 1991, they are material to the performance of a program, in which case they are time weighted. If time weighting is materially misleading, then only the Accounts Traded method is utilized.

ADDITIONAL NOTES FOR CAPSULE PERFORMANCE RECORDS (THE "CAPSULES") UTILIZING THE FULLY FUNDED SUBSET METHOD (JWH GLOBAL DIVERSIFIED PORTFOLIO)

    The level of "Actual Funds" in the accounts that make up the capsules currently requires additional disclosure. Actual Funds are the amount of margin-qualifying assets on deposit. "Nominal Account Size" is a dollar amount which clients have agreed to in writing and which determines the level of trading in the accounts regardless of the amount of Actual Funds. "Notional Funds" are the amount by which the Nominal Account Size exceeds the amount of Actual Funds. The amount of Notional Funds in the accounts that compose the records requires additional disclosure under current CFTC policy. The capsules include Notional Funds in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the "Fully Funded Subset" method. This method permits notional and fully funded accounts to be included in a single performance record.

    To qualify for use of the Fully Funded Subset method, an Advisory issued by the CFTC requires that certain computations be made in order to arrive at the Fully Funded Subset, and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant "Adjusted Rates of Return" are representative of the programs.

    These computations were performed for the Global Diversified Portfolio from January 1, 1992 until June 30, 1996. They were designed to provide assurance that the performance presented in the capsules and calculated on a Fully Funded Subset basis would be representative of such performance calculated on a basis which includes notional equity in beginning equity, which is the denominator in the calculation of rate of return. The Adjusted Rates of Return in the capsules are calculated by dividing net performance for a period by the sum of beginning equity plus additions minus withdrawals for that period. JWH believes that this method yields substantially the same adjusted rates of return as would the Fully Funded Subset method were there any "fully funded" accounts, and that the Adjusted Rates of Return for the capsules are representative of the programs for the periods presented.

                              THE COMMODITY BROKER

DESCRIPTION OF THE COMMODITY BROKER

    Dean Witter Reynolds Inc. ("DWR"), a Delaware corporation, is the commodity broker for the Partnership. DWR is also the commodity broker for the other commodity pools for which the General Partner serves as general partner and commodity pool operator.

    DWR is a principal operating subsidiary of DWD, a publicly-owned company (see "The General Partner" as to the proposed merger of DWD and Morgan Stanley). DWR is a financial services company that provides to its individual, corporate, and institutional clients services as a broker in securities and futures interests, a dealer in corporate, municipal, and government securities, an investment banker, an investment adviser, and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. ("NASD"), and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges. DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of over 375 domestic and international offices with over 9,100 account executives servicing individual and institutional client accounts.

BROKERAGE ARRANGEMENTS

    The Partnership's brokerage arrangements with DWR, including the caps imposed on certain expenses, are discussed in "Conflicts of Interest--Customer Agreement with DWR," "Description of Charges to the Partnership--2. Dean Witter Reynolds Inc." and "--3. Other--(b) Transaction Fees and Costs."

    The General Partner will review at least annually the brokerage arrangements with the Partnership to ensure that such brokerage arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate " of the General Partner (as such term is defined in the Limited Partnership Agreement): (i) the size of the Partnership; (ii) the futures interests trading activity; (iii) the services provided by the commodity broker, the General Partner or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker and the General Partner in this offering of Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such. See "Conflicts of Interest."

    The Customer Agreement sets forth a standard of liability for DWR and provides for certain indemnities of DWR as Commodity Broker. See "Fiduciary Responsibility."

                               CERTAIN LITIGATION

    At any given time, DWR is involved in numerous legal actions, some of which seek significant damages.
    On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).

    On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter Management Corporation, Dean Witter Futures and Currency Management Inc., Dean Witter, Discover & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnership

(under its original name), certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors (including the Trading Advisor) to those pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors (including the Trading Advisor) on behalf of all purchasers of interests in various limited partnership commodity pools, including the Partnership, sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they and the Partnership have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties or the Partnership.

    During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against DWR, Demeter or any of their principals which DWR or Demeter believes would be material to an investor's decision to invest in the Partnership.

                            THE MANAGEMENT AGREEMENT

    The Trading Advisor has entered into a Management Agreement with the Partnership and the General Partner which provides that the Trading Advisor has sole authority and responsibility, except in certain limited situations, for directing the investment and reinvestment of the Partnership's assets in futures interests.

TERM

    The Management Agreement has a term of two years, commencing from the date of the Closing. Thereafter, the Trading Advisor may terminate the Management Agreement, upon 90 days' prior written notice to the Partnership. In addition, the Trading Advisor may terminate the Management Agreement upon 30 days' prior written notice to the Partnership under certain circumstances specified therein.

    The Management Agreement may also be terminated by the Partnership at any month end without penalty upon 5 days' prior written notice to the Trading
Advisor, and at any time upon written notice under certain circumstances specified therein.

    No assurance is given that the Partnership will be able to retain the services of a new trading advisor if the Management Agreement is terminated, or, if such services are available, that they will be available on the same or similar terms as those of the Management Agreement. The compensation payable by the Partnership to the Trading Advisor for its services under the Management Agreement is described under "Description of Charges to the Partnership--1. The Trading Advisor."

LIABILITY AND INDEMNIFICATION

    The Management Agreement sets forth a standard of liability for the Trading Advisor and also provides for certain indemnities of the Trading Advisor. See "Fiduciary Responsibility".

OBLIGATIONS TO THE PARTNERSHIP

    The Trading Advisor is engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of the Management Agreement, the Trading Advisor, its principals and affiliates, are free to advise other investors as to the purchase and sale of futures interests, to manage and trade such investors' futures interests accounts, to charge such investors advisory fees at rates that are different from the rate charged the Partnership, and to trade for and on behalf of their own proprietary accounts. However, under no circumstances may the Trading Advisor or any of its principals and affiliates by any act or omission favor (other than by charging different management and/or incentive fees) any account advised or managed by the Trading Advisor or its principals over the account of the Partnership in any way or manner. The Trading Advisor will treat the Partnership in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Advisor or any of its principals and affiliates are free to advise and manage accounts of other investors and are free to trade on the basis of the same trading systems, methods, or strategies employed by the Trading Advisor on behalf of the Partnership, or on the basis of trading systems, methods, or strategies that are entirely independent of, or materially different from, those employed on behalf of the Partnership, and are free to compete for the same futures interests as the Partnership, or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts to the Partnership's account.

                                  REDEMPTIONS

    Persons who have been Limited Partners for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end in the manner described herein. Such Units may be subject to redemption charges as described herein. Persons who have been Limited Partners for less than six months may first redeem Units effective as of the last day of the sixth month following the Closing in the manner described herein. Such Units may be subject to redemption charges as described herein.

    Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 3% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the eighteenth month after which such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the eighteenth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR. Notwithstanding the above, Units purchased by an investor who purchases $500,000 or more of Units will not be subject to the foregoing redemption charges, but will be subject to the other restrictions on redemptions. Similarly, investors who are Limited Partners in the Partnership immediately prior to the Closing will not be subject to the minimum six-month holding period or the redemption charges, as described above, with respect to Units purchased during the Offering Period.

    In addition, a limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after June 30, 1996 and purchases Units will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units, expressed as a percentage of Units purchased, which is not subject to a redemption charge or such other restrictions is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by (b) the total investment in the Partnership. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in the Partnership will not be subject to a redemption charge on 50% of his Units.

    Redemptions may only be made in whole Units or in multiples of $1,000 (which may result in a redemption of fractional Units), unless a Limited Partner is redeeming his entire interest in the Partnership. Redemptions will be effective as of the last day of the month ending after a Request for Redemption in proper form has been timely received by the General Partner ("Redemption Date"). A "Request for Redemption" is an irrevocable letter in the form specified by the General Partner and received by the General Partner prior to 5:00 p.m. (New York time) at least 5 business days prior to the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement which is annexed hereto as Exhibit
A. Additional forms of Request for Redemption may be obtained by a written request to the General Partner or a local DWR branch office. In addition to the information and reports described below under "The Limited Partnership Agreement--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under SEC rules and policies for commodity pools and similar investment vehicles.

    The "Net Asset Value" of a Unit is the amount of Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units. "Net Assets" are defined in the Limited Partnership Agreement to mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open futures interests positions, management fees, incentive fees, administrative expenses, transaction fees and costs, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest shall be traded by the Partnership on the day with respect to which Net Assets are determined, PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    The General Partner shall endeavor to pay redemptions within 10 business days after the Redemption Date, and the Partnership's futures interests positions will be liquidated to the extent necessary to effect redemptions. Payment is made by credit in the amount of such redemption to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The right to obtain redemption is contingent upon (i) the Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and (ii) timely receipt by the General Partner of a Request for Redemption as described above.

    The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the Closing, and providing that redemptions may only be made as of the end of any calendar month, will also apply to redemptions effected on "Special Redemption Dates," as described under "The Limited Partnership Agreement--Reports to Limited Partners."

    The liability of Limited Partners, including the possible liability of a person who has redeemed Units, for liabilities of the Partnership which arose before such redemption is described under "The Limited Partnership Agreement--Nature of the Partnership."

    Federal income tax aspects of redemptions are described under the caption "Material Federal Income Tax Considerations."

                       THE LIMITED PARTNERSHIP AGREEMENT

    This Prospectus contains an explanation of the more significant terms and provisions of the Amended and Restated Limited Partnership Agreement of the Partnership (the "Limited Partnership Agreement"), a copy of which is annexed hereto as Exhibit A and is incorporated herein by this reference.

NATURE OF THE PARTNERSHIP

    The Partnership was formed on August 28, 1990 under the Partnership Act. The fiscal year of the Partnership begins on January 1 of each year and ends on the following December 31.

    Units purchased and paid for pursuant to this offering will be fully paid and nonassessable. Except as described under "Restrictions on Transfers and Assignments" below, Limited Partners may only withdraw from the Partnership by redeeming all of their Units. The Partnership may have a claim against its Limited Partners after redemption or receipt of distributions from the Partnership for liabilities of the Partnership that arose before the date of such redemption or distribution, but such claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, and any redemptions or distributions, together with interest thereon. The Partnership will not make a claim against its Limited Partners with respect to amounts distributed to them or amounts received by them upon redemption of Units unless the Net Assets of the Partnership are insufficient to discharge the liabilities of the Partnership that arose before the payment of such amounts. The General Partner will be liable for all obligations of the Partnership to the extent that assets of the Partnership, including amounts contributed by its Limited Partners and paid out in distributions, redemptions, or otherwise to Limited Partners, are insufficient to discharge such obligations. However, neither the General Partner, DWR, nor any of their affiliates shall be personally liable to a Limited Partner (or assignee) for the return or repayment of all or any portion of the capital or profits of such Limited Partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

    The Limited Partners do not participate in the management or operations of the Partnership. Any participation by a Limited Partner in the management of the Partnership may jeopardize the limited liability of such Limited Partner. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. See "Fiduciary Responsibility." The General Partner may delegate complete trading authority to trading advisors and has done so (except for the ability of the General Partner to override trading instructions that violate the Partnership's trading policies and to the extent necessary to fund distributions or redemptions, or to pay Partnership expenses) pursuant to the Management Agreement with the Trading Advisor. However, pursuant to the Management Agreement, the General Partner has the right to make trading decisions at any time at which the Trading Advisor becomes incapacitated or some other emergency arises as a result of which the Trading Advisor is unable or unwilling to act and the General Partner has not yet retained a successor trading advisor. See "The Trading Advisor" and "The Management Agreement."

    On behalf of the Partnership, the General Partner may engage and compensate on behalf and from the funds of the Partnership, such persons, firms, or corporations, including any affiliated person or entity, as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described in the Limited Partnership Agreement and in this Prospectus, the General Partner will not engage on behalf of the Partnership any person, firm, or corporation that is an affiliate of the General Partner to perform services for the Partnership without having made a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby), (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners, and (iii) the

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
maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Partnership will not exceed one year, and such agreement will be terminable without penalty upon 60 days' prior written notice by the Partnership.

    Other responsibilities of the General Partner include, but are not limited to, the following: determining whether the Partnership will make distributions; administering redemptions of Units; preparing monthly and annual reports to the Limited Partners; directing the investment of the Partnership's assets (other than investments in futures interests); executing various documents on behalf of the Partnership and its Limited Partners pursuant to a power of attorney; and supervising the liquidation of the Partnership if an event causing termination occurs. To facilitate the execution of various documents by the General Partner on behalf of the Partnership and its Limited Partners, each of the Limited Partners will appoint the General Partner, with power of substitution, his attorney-in-fact by executing a Subscription Agreement and Power of Attorney.

ADDITIONAL OFFERINGS

    The General Partner may, in its discretion, make additional public or private offerings of Units, provided, that the net proceeds to the Partnership of any such sales shall in no event be less than the Net Asset Value of a Unit at the time of sale. The Partnership shall not pay the costs of any such offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance of any additional Units, except as described in the applicable prospectus or other disclosure document with respect to such offering. There is no maximum aggregate amount of contributions which may be received by the Partnership.

SHARING OF PROFITS AND LOSSES

    Each Partner, including the General Partner, of the Partnership will have a capital account with an initial balance equal to the amount paid for Units, or, in the case of the General Partner, its capital contribution. The Partnership's Net Assets will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts.

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

    Except as set forth below, the Limited Partnership Agreement provides that Units may be transferred or assigned, but no transferee or assignee may become a substituted Limited Partner without the written consent of the General Partner, which consent shall not be unreasonably withheld, nor may a Limited Partner, an assignee or transferee, or the estate of any beneficiary of a deceased Limited Partner withdraw any capital or profits from the Partnership except by redemption of Units. See "Redemptions." The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of the interest required under the Limited Partnership Agreement.

    Any transfer or assignment of Units permitted by the Limited Partnership Agreement will be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice sets forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned, and is signed by the Limited Partner (a Limited Partner's signature must be guaranteed as provided for in the Limited Partnership Agreement). No transfers or assignments of Units will be effective or recognized by the General Partner if as a result any party to such transfer or assignment owns fewer than the minimum number of Units required to be purchased as described herein (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates contained in the Limited Partnership Agreement). No transfer or assignment will be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Partnership Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code. No transfer or assignment of

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
Units will be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation of the Limited Partnership Agreement will be ineffective. The transfer or assignment of Units will be subject to all applicable securities laws. The Limited Partner will bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment.

AMENDMENTS; MEETINGS

    The Limited Partnership Agreement may be amended in accordance with, and to the extent permissible under, the Partnership Act by an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding. In addition, the General Partner may make certain amendments to the Limited Partnership Agreement without the consent of the Limited Partners. No amendment of the Limited Partnership Agreement may, without the consent of all Partners affected thereby, reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled, or change or alter the provisions of such Agreement relating to amendments requiring the consent of all Partners.

    Any Limited Partner or his authorized attorney or agent, upon written request addressed to the General Partner, delivered either in person or by certified mail, and payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice, and such notice must specify the date, a reasonable time and place, and the purpose of such meeting.

    At any such meeting, upon the affirmative vote (either in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) the Limited Partnership Agreement may be amended in accordance with and to the extent permissible under the Partnership Act; PROVIDED, HOWEVER, that without the consent of all Partners affected thereby, no such amendment shall change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner shall be entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or partners may be elected following the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner; (v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on 60 days' prior written notice to the General Partner and such affiliate(s); and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the classification of the Partnership as a partnership under United States federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act.

INDEMNIFICATION

    The Limited Partnership Agreement provides for certain indemnities of the General Partner and its affiliates. See "Fiduciary Responsibility."

REPORTS TO LIMITED PARTNERS

    The books and records of the Partnership are maintained at its principal office. The Limited Partners have the right at all times during normal business hours to have access to and copy such books and records of the Partnership, in person or by their authorized attorney or agent, and, upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by him. Within 30 days after the close of each calendar month, the General

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
Partner shall provide such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to DWR. In addition, if any of the following events occurs, notice of such event will be mailed to each Limited Partner within seven business days of the occurrence of the event:
(i) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (ii) any material amendment to the Limited Partnership Agreement; (iii) any change in trading advisors or any material change in the management agreement with a trading advisor; (iv) any change in the commodity broker or any material change in the compensation arrangement with a commodity broker; (v) any change in the general partner or any material change in the compensation arrangement with a general partner; (vi) any change in the Partnership's fiscal year; (vii) any material change in the Partnership's trading policies as specified in the Limited Partnership Agreement; or (viii) cessation of futures interests trading by the Partnership. In the case of a notice given in accordance with clause (i) of the immediately preceding sentence: (a) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as described under "Redemptions" for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (b) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute futures interests trading or to terminate the Partnership. Additionally, the General Partner distributes to the Limited Partners within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the certified public accounting firm which audited such financial statements, and such other information as the CFTC and the NFA may from time to time require. Such annual reports provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed. Within 75 days after the close of each fiscal year (but in no event later than March 15 of each year), the Partnership will report to each Limited Partner tax information necessary for the preparation of the Limited Partner's federal income tax returns. The Net Asset Value of Units is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a request in writing to such effect. In addition to the above-described information and reports, the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under the Securities and Exchange Commission rules and policies for commodity pools and similar investment vehicles.

    In addition, subject to limits imposed under certain state guidelines incorporated in the Limited Partnership Agreement, no increase in (a) any of the management or incentive fees, or the caps on brokerage commissions, transaction fees and costs, ordinary administrative expenses, or net excess interest or compensating balance benefits to DWR, as described under "Description of Charges to the Partnership," may take effect until the first business day following a Redemption Date, PROVIDED that: (1) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice describes the redemption and voting rights of Limited Partners; and (iii) none of such fees or caps may be increased until the first business day following the first Redemption Date as of which a redemption charge is no longer payable.

                              PLAN OF DISTRIBUTION

    The Units are being offered through DWR pursuant to a Selling Agreement among the Partnership, the General Partner, the Trading Advisor, and DWR, as selling agent. DWR and the General Partner are "affiliates" of one another pursuant to SEC rules under the 1933 Act. The Units are being offered on a "best efforts" basis without any agreement by DWR to purchase Units. The General Partner has registered 50,000 Units with the SEC, and the General Partner, in its discretion, may register and sell additional Units. Also, the Limited Partnership Agreement provides that additional public and/or private offerings may be made at the discretion of the General Partner in the future; therefore, there is no maximum aggregate amount of funds which may be contributed to the Partnership.
    Units will be issued at the Closing, which is currently scheduled to be held as of October 1, 1997; provided, however, that the General Partner may at its discretion hold the Closing as of the first business day of any month during the Offering Period (the period commencing the date of this Prospectus and ending October 10, 1997). Units are offered for sale at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding the date of the Closing. The General Partner shall have the discretion to terminate the offering of Units at any time.

    Funds with respect to a subscription received during the Offering Period and not immediately rejected by the General Partner will be promptly transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York (the "Escrow Agent"), as described below under "Subscription Procedure," and invested solely in the Escrow Agent's interest-bearing money market account until the General Partner either rejects such subscription prior to the Closing or accepts such subscription at the Closing. At all times during the Offering Period, and prior to the Closing, subscription funds will be in the possession of the Escrow Agent and at no time will the General Partner handle or take possession of such funds.

    Following the Closing, a credit will be advanced to each subscriber's customer account with DWR in the amount of any interest earned on such subscriber's funds while held in escrow. Interest earned on subscriptions deposited into escrow and thereafter rejected by the General Partner will be credited to the subscriber's customer account with DWR. In the event a subscriber's customer account with DWR has been closed, any subscription returned and/or interest earned will be paid by check. During the Offering Period, the General Partner, DWR, the Trading Advisor, and their respective principals, directors, officers, employees, and affiliates may subscribe for any number of Units. Any such subscriptions will be for investment purposes only and not for resale.

    Except as described below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the Closing for each Unit sold by them and issued at the Closing. Employees of DWR who are properly registered with the CFTC and are members of the NFA also will receive, beginning the eighth month after a Unit was issued, from DWR (payable solely from its own funds) up to 35% of the brokerage commissions that are attributable to outstanding Units sold by them and received by DWR as commodity broker for the Partnership. Such compensation may only be paid to employees of DWR who are registered as associated persons with the CFTC, are members of the NFA in such capacity, and have passed the Series 3 or Series 31 examination or have been "grandfathered" as an associated person qualified to do commodity brokerage, and will be paid by DWR to its employees in consideration of certain additional services relating to the Units which such employees have agreed to render on an ongoing basis. Such additional services include: (a) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of the Units; (b) inquiring of the General Partner, at the request of Limited Partners, regarding the futures markets and the activities of the Partnership; (c) responding to questions of Limited Partners with respect to the monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to Limited Partners; (d) providing advice to Limited Partners as to when and whether to redeem Units; (e) assisting Limited Partners in the redemption of Units; and (f) providing such other services as Limited Partners from time to time may reasonably

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
request. The Selling Agreement provides that such continuing compensation may only be paid by DWR as long as such services are provided and only to those employees who are properly registered with the CFTC and are members of the NFA. A Limited Partner may telephone, write, or visit such employee at the local DWR branch office to avail himself of such services.

    DWR will not pay to its employees the 3% gross sales credit described above with respect to Units purchased by a subscriber with the proceeds of a redemption on or after June 30, 1996 of all or a portion of such subscriber's interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator. Such employees will receive the gross sales credit percentage with respect to roundturn brokerage commissions which are charged to the Partnership which are comparable to the gross sales credit which was received by such employees with respect to such other partnerships.

    Redemptions of Units at or prior to the end of the twenty-fourth month following the Closing are subject to certain redemption charges payable to DWR. For example, if (i) all 50,000 Units are sold at the Closing, (ii) the Net Asset Value per Unit as of December 31, 1996 remained at $2,132.79 per Unit during the first twelve months following the Closing, (iii) all Units were subject to a redemption charge, and (iv) all Units were redeemed during the first twelve months following the Closing, then DWR would receive $2,879,267 in redemption charges. These redemption charges may be deemed to be underwriting compensation to DWR. See "Redemptions."

    In connection with the sale of Units, DWR may implement a cash sales incentive and/or promotional program for its employees who sell Units. Such a program will provide for DWR, and not the Partnership or General Partner, to pay its employees bonus compensation based on sales of Units. Any such program will be approved by the NASD prior to implementation.

    The aggregate of all commissions paid to employees of DWR from the initial 3% gross sales credit, the redemption charges received by DWR, and any sales incentives will not exceed 10% of the proceeds of the sale of Units.

    The Units are being sold by the Partnership when, as and if subscriptions therefor are accepted by the General Partner, subject to the satisfaction of certain conditions set forth in the Selling Agreement and the approval by counsel of certain legal matters. The Partnership has agreed to indemnify the Trading Advisor in connection with the offer and sale of Units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or a material omission or alleged omission unrelated to the Trading Advisor or its principals. The Partnership also has agreed to certain indemnities of DWR in connection with the offer and sale of Units. See "Fiduciary Responsibility."

                             SUBSCRIPTION PROCEDURE

    The minimum subscription for most new subscribers during the Offering Period is $5,000, except that the minimum subscription is: (a) $2,000 in the case of an IRA; or (b) for subscribers effecting Exchanges, the lesser of (i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than the Spectrum Series, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of a subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator (see "Summary of the Prospectus--Investment Requirements"). Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at a closing with a minimum investment of $1,000.

    In order to purchase Units, a subscriber must complete, execute, and deliver an execution copy of a Subscription and Exchange Agreement and Power of Attorney to DWR. In the Subscription and Exchange Agreement and Power of Attorney, a subscriber (other than one effecting an Exchange) will authorize the General Partner and DWR to transfer the subscription amount from his customer account with DWR to the Dean Witter Portfolio Strategy Fund L.P. Escrow Account. A subscriber (other than one effecting an Exchange) whose Subscription and Exchange Agreement and Power of Attorney is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription and Exchange Agreement and Power of Attorney is received by DWR, and DWR will debit the customer account and transfer such funds into escrow with the Escrow Agent on that date. In the event that a subscriber (other than one effecting an Exchange) does not have a customer account with DWR or does not have sufficient funds in his existing customer account with DWR, the subscriber should make appropriate arrangements with his DWR account executive, if any, and if none, should contact his local DWR branch office. Payment must not be mailed to the General Partner, as any mailed payment will be returned to the subscriber for proper placement with the DWR branch office where his account is maintained. Additional investments in the Partnership for subscribers who already own Units must be made by executing a Subscription and Exchange Agreement and Power of Attorney authorizing the immediate transfer of funds from the customer's account with DWR to the Escrow Agent. In the case of Exchanges, the execution of the Subscription and Exchange Agreement and Power of Attorney will authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to the terms of the applicable limited partnership agreement), and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units.

    In the case of a subscription on behalf of an IRA or other employee benefit plan, merely subscribing for Units does not create a plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereof and that the plan has been adequately funded. If an IRA or other employee benefit plan has been properly established and adequately funded, the trustee or custodian of the plan who decides to or who is instructed to do so may subscribe for Units. Payment of the subscription price must be made by having the trustee or custodian of the plan authorize the General Partner and DWR to transfer the subscription amount to the Dean Witter Portfolio Strategy Fund L.P. Escrow Account from the plan's customer account with DWR. An employee benefit plan, including an IRA, should consider the tax consequences of an investment in the Partnership. See "Purchase by Employee Benefit Plans--ERISA Considerations."

    All Units subscribed for upon DWR's transfer of funds from a customer account following receipt of a subscriber's check will be issued subject to the collection of the funds represented by such check. In the event that a subscriber's check is returned unpaid, DWR will notify the General Partner, and the Partnership will cancel the Units issued to such subscriber represented by such check. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such cancelled Units will be deemed a decrease or increase in Net Assets and allocated among the remaining

                                       84
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Partners.  In the Limited Partnership Agreement,  each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Limited Partner.

    All subscriptions for Units are generally irrevocable by subscribers, provided, however, that (i) a subscriber may revoke his Subscription and Exchange Agreement and Power of Attorney, and receive a full refund of the subscription amount and any accrued interest thereon (or revoke the redemption of units in the other commodity pool in the case of an Exchange), within five business days after execution of such Agreement or no later than 3:00 P.M., New York City time, on the date of the Closing, whichever comes first, by delivering written notice to his DWR account executive; and (ii) there may be possible rescission rights under applicable federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. See "Plan of Distribution." A specimen form of the Subscription and Exchange Agreement and Power of Attorney is annexed hereto as Exhibit B. A separate execution copy of the Subscription and Exchange Agreement and Power of Attorney accompanies this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office. Limited Partners will not receive certificates evidencing Units, but will be sent confirmations of purchase in DWR's customary form.

                     PURCHASES BY EMPLOYEE BENEFIT PLANS--
                              ERISA CONSIDERATIONS

    The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with such a purchase, the person with investment discretion on behalf of an employee benefit plan must determine whether the purchase of Units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.

    As used herein, the term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans (such as so-called 401(k) plans), "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts ("IRAs"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").
    Notwithstanding the general requirement that most investors in the Partnership must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. See "Investment Requirements." Greater minimum purchases and special suitability standards may be mandated by the securities laws and regulations of certain states, and each plan investor should consult the Subscription and Exchange Agreement and Power of Attorney to determine the applicable investment requirements. See "Subscription Procedure."
    If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, as including an undivided interest in each of the underlying assets of the Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "Regulation") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as the Partnership. The Regulation provides that the assets of an entity will NOT be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of such an entity if the equity security is a "publicly-offered security," meaning it is
(1) freely transferable, (2) held by more than 100 investors independent of the issuer and of each other, and (3) either (a) registered under Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or (b) sold to the plan as part of a public offering of

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
such securities pursuant to an effective registration statement under the 1933 Act, where the security is then timely registered under Section 12(b) or Section 12(g) of the 1934 Act. The Units currently meet, and it is expected that the Units will continue to meet, the criteria of the Regulation.
    The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnership will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities which purchase Units. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. Persons with investment discretion on behalf of employee benefit plans who are considering the purchase of Units should consult a professional tax adviser regarding the application of the foregoing matters to their purchase of Units.
    Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, or the Trading Advisor or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.
    Subscribing for Units does not create an IRA or other employee benefit plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units, subject to the minimum subscription requirement.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER, DWR, THE TRADING ADVISOR OR THE PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

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
                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

    The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to United States taxpayers of acquiring, owning, and disposing of Units. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted herein. The following summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary which follow in general relate only to the tax implications of an investment in the Partnership by individuals who are citizens or residents of the United States. Except as indicated below or under "Purchases by Employee Benefit Plans--ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnership by corporations, partnerships, trusts, and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnership may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in the Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.

PARTNERSHIP STATUS

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, the Partnership will be classified as a partnership and not as an association taxable as a corporation. No ruling has been requested from the Internal Revenue Service with respect to classification of the Partnership and the General Partner does not intend to request such a ruling.

    The opinion of counsel described above is based upon the facts set forth herein, including that (i) the General Partner will maintain a net worth (exclusive of its interest in the Partnership and any other limited partnership) equal to the sum of at least 10% of the total contributions to the Partnership and any other limited partnership for which it acts as general partner (or, if the total contributions to the Partnership or to any other limited partnership are less than $2,500,000, of at least 15% of total contributions to the Partnership and to any other limited partnership or $250,000, whichever is lesser); (ii) the General Partner's interest in each item of the Partnership's income, gain, loss, deduction, or credit will be equal to at least 1% of each such item; (iii) the Limited Partners will not own, directly or indirectly, individually or in the aggregate, more than 20% of the stock of the General Partner or of any affiliate of the General Partner; and (iv) a principal activity of the Partnership consists of buying and selling commodities not held as inventory, or futures, options and forward contracts with respect to such commodities, and at least 90% of the Partnership's income consists of gains from such trading and interest income.

    Certain "publicly traded partnerships" are taxed as corporations. While this treatment does not affect the Partnership, new legislation governing the taxation of limited partnerships may be enacted at any time, and may apply to the Partnership retroactively. If a partnership were classified as an association taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners, at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains.

PARTNERSHIP TAXATION

    PARTNERS,  RATHER  THAN PARTNERSHIP,  SUBJECT TO  FEDERAL  INCOME TAX.   The
Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident

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
aliens, each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. The characterization of an item of profit or loss will usually be determined at the Partnership level.

    ORGANIZATION AND SYNDICATION EXPENSES. Neither the Partnership nor any Partner thereof will be entitled to any deduction for syndication expenses (I.E., those amounts paid or incurred in connection with issuing and marketing Units).

    ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction, and credit will be determined by the Limited Partnership Agreement, annexed hereto as Exhibit A, unless an allocation under such Agreement does not have "substantial economic effect" or is not in accordance with the Partners' interests in the Partnership. The allocations provided by the Limited Partnership Agreement are described under "The Limited Partnership Agreements--Allocation of Profits and Losses." In general, the Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net realized capital gains and losses are generally allocated among all Partners based upon their respective capital accounts. However, net realized capital gain and loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net realized capital gains for each year are allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net realized capital loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

    These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal
Revenue Service will not challenge such allocations, especially in light of recently issued final regulations.

    If the allocation provided by the Limited Partnership Agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under the Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

    Distributions by the Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units will be taxable to the Limited Partner to the extent cash distributions by the Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units. Such excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

    Because the Partnership will purchase futures interests contracts for its own account and not for the account of others, because the Partnership will not maintain an inventory of futures interests contracts, because substantially all of the expected return of any combination of the Partnership's commodity contract positions will not be attributable to the time value of the Partnership's net investment in such positions, and because the Partnership will be considered a "qualified fund" for purposes of its foreign currency commodity contracts positions, for federal income tax purposes substantially all of the profit and loss generated by the Partnership from its trading activities will be capital gain and loss, which in turn may be either short-term, long-term or a combination of both. Gain or loss with respect to a "Section 1256 contract" is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss. For individual partners, long-term capital gains are taxed at a maximum marginal rate of 28%, while short-term capital gains are currently taxed at a maximum marginal rate of 39.6%. For corporate partners, long-term and short-term capital gains are taxed at the same rate.

    A "Section 1256 contract" includes a "regulated futures contract," a "foreign currency contract," a "nonequity option," and a "dealer equity option." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury ("a qualified board or exchange"), and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, a foreign currency which is a currency in which positions are also traded through regulated futures contracts, which is traded in the interbank market, and which is entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of the Treasury is authorized to issue regulations excluding certain currency forward contracts from mark-to-market treatment.) A "nonequity option" means an option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index, unless
(i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index or (ii) such option is a cash-settled option on a stock index that the SEC has determined to be
"broad-based." A "dealer equity option" means, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of the Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year. The Partnership expects that a portion of its trading activities will be conducted in Section 1256 contracts; however, the Partnership also expects that a portion of its trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("non-Section 1256 contracts").

    Gain or loss with respect to foreign currency forward and futures contracts that are not traded on U.S. exchanges or on certain foreign exchanges designated as "qualified boards or exchanges" by the Internal Revenue Service ("foreign currency positions") is treated as capital gain or loss only if held by an electing "qualified fund." In general, a "qualified fund" is an electing partnership that: (1) has at least 20 unrelated partners (no one of which owns more than 20% of the capital or profits of the partnership); (2) has as a principal activity the buying and selling of options, futures, or forwards with respect to commodities; and (3) receives at least 90% of its gross income from interest, dividends, gain from the sale or disposition of capital assets held for the production of interest or dividends, and income and gain from futures, forward, and option contracts with respect to commodities. All such foreign currency positions held by a qualified fund are treated as "Section 1256 contracts" (I.E., marked-to-market at year end) and gain or loss with respect to such foreign currency positions is treated as 100% short-term gain or loss. Gain or loss with respect to "regulated futures contracts," "foreign currency contracts" and "nonequity options" is generally treated as 60% long-term gain or loss and 40% short-term gain or loss. The General Partner has made a qualified fund election for the Partnership.

    Subject to certain limitations, a Limited Partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net
Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to the market under Section 1256, such as non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

    During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.

    The Partnership may engage in spread and straddle trading (I.E., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished). Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions, or offsetting positions to the successor positions. Thus, spreads and straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by the Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by the Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.

    Pursuant to current Proposed and Temporary Treasury Regulations, the holding period of any position included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital loss if such offsetting positions were disposed of on the day the loss position was acquired.

    Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives the Partnership elects to pursue. The Partnership may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Partnership may place the positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Partnership does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

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
TAXATION OF LIMITED PARTNERS

    LIMITATIONS  ON  DEDUCTIBILITY  OF  PARTNERSHIP  LOSSES.    The  amount   of
Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of his Units or (in the case of certain Limited Partners, including individuals and closely-held C corporations) the amounts for which he is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurred.

    Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit of the Partnership (100% of the Net Asset Value of a Unit as of the close of business of the last day of the month immediately preceding the applicable closing for Units sold at such closing). A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in the Partnership will generally be equal to his tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in the Partnership; and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.

    Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of the Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of the Partnership might be deductible by a Partner only as so-called itemized deductions and, therefore, will not reduce the federal taxable income of a Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.

    LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. In general, losses from a passive activity ("passive losses") are disallowed to the extent such losses exceed income from all passive activities ("passive income"). A passive activity is defined as a trade or business in which the taxpayer does not materially participate unless otherwise provided in Treasury Regulations.

    Proposed and Temporary Treasury Regulations provide that the trading of personal property, such as commodities, will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction, or loss from the Partnership will not be treated as passive income or loss and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside the Partnership. Partnership gains allocable to Limited Partners will, however, be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Limited Partners will be available to offset other income, regardless of source. Final Treasury Regulations may modify the Proposed and Temporary Regulations, and such regulations may be retroactive in effect.

    LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount (for tax years beginning in 1995, this amount is $114,700 ($57,350 in the case of married individuals filing a separate return)) and (ii) 80% of such itemized deductions. Based upon the contemplated activities of the Partnership, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnership in its futures interests trading business should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

    TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts and estates, "net capital gains" are currently taxed at a maximum marginal tax rate of 28%, while other income is taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all income.

    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

    Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

    ALTERNATIVE MINIMUM TAX. An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be assessed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (subject to special modification) for the year. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for married taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns, estates, and trusts). "Alternative minimum taxable income" is equal to adjusted gross income computed without deducting normal net operating losses, less specified net operating losses, credits, trust distributions and itemized deductions, and increased by certain tax preferences. Long-term capital gains are taxed at a maximum 28% rate. However, the limitation on the long-term capital gains rate does not give rise to an adjustment or increase in "alternative minimum taxable income." Therefore, transactions in Section 1256 contracts should not directly affect the application of the alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each such taxable year.

    LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT
INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the 28% tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum 28% rate. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

    TAXATION OF FOREIGN LIMITED PARTNERS. A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States (e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year (or, in certain limited circumstances, a prior taxable year), or if the Foreign Limited Partner is not engaged in a trade or business within the United States during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the Partnership is treated as effectively connected).

    Pursuant to a "safe harbor" provision of the Code, a Foreign Limited Partner would not be engaged in a trade or business within the United States solely because such Foreign Limited Partner is a partner of a partnership which effects transactions in the United States in commodities for the partnership's own account, as long as the partnership is not a dealer in commodities and as long as the partnership only trades commodities which are of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on such an exchange. The Partnership has been advised by its counsel that, in such counsel's opinion, the Partnership's commodities transactions should satisfy the safe harbor, and that owning an interest in the Partnership should not, in such counsel's opinion, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States. In the event that future Partnership transactions are not covered by the safe harbor, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States and taxed at regular rates (discussed previously) and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax (unless reduced or eliminated by treaty).

    If a Foreign Limited Partner is a dealer in commodities, or otherwise is engaged in a U.S. trade or business, and if income, gain, or loss from the Partnership is treated as effectively connected with such trade or business, the Partnership may be required to withhold tax on income allocable to such Foreign Limited Partner and remit to the Internal Revenue Service an amount equal to 39.6% (35% for corporations) of the amount of such effectively connected taxable income allocable to the Foreign Limited Partner. Any amounts remitted will constitute a refundable credit against the Foreign Limited Partner's United States federal income tax liability, which can be claimed on the Foreign Limited Partner's United States federal income tax return.

    A foreign person generally is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income that are not effectively connected with the conduct of a United States trade or business, such as certain interest-bearing obligations, the income attributable to which is not exempt from tax. This tax must be withheld by the person having control over the payment of such income. Accordingly, the Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. However, 30% withholding is not required in respect of certain interest-bearing obligations, such as "portfolio interest" obligations issued after July 18, 1984 (if procedural requirements are complied with). If the Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Limited Partner.

    The estate of a deceased Foreign Limited Partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such Foreign Limited Partner.

    FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIP.

    TAX ELECTIONS. The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to
Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.

    TAX RETURNS AND INFORMATION. The Partnership will file its information return using the accrual method of accounting. Within 90 days after the close of the Partnership's taxable year, the Partnership will furnish each Limited Partner (and any assignee of the Units of any Limited Partner) copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

    PARTNERSHIP'S TAX ACCOUNTING. The Partnership has the calendar year as its taxable year.

    UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code. Such investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."

TAX AUDITS

    All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by the Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent the Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner in the Partnership will be informed by the General Partner of the commencement of an audit of the Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, the Limited Partners. However, prior to settlement, a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of such Limited Partner.

    The period for assessing a deficiency against a partner in a partnership, such as the Partnership, with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the General Partner may consent on behalf of the Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a Partnership item more than three years after it has been filed.
                              -------------------

    All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which will modify such statements.

    The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing an interest in the Partnership may not be the same for all taxpayers. There can be no assurance that the Partnership's tax return will not be audited by the Internal Revenue Service or that no adjustments to the return will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of an interest in the Partnership are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.

                       STATE AND LOCAL INCOME TAX ASPECTS

    In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the Partnership and its Limited Partners may be subject to various state and local taxes. A Limited Partner's distributive share of the realized profits of the Partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnership's transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnership.

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the Partnership should not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnership. No ruling from the New York State Department of Taxation and Finance will be requested regarding such matters. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnership. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnership.

                              POTENTIAL ADVANTAGES

    An investment in the Partnership is speculative and involves a high degree of risk. The General Partner and DWR believe that managed futures investments (such as the Partnership) provide investors with the potential for long-term capital appreciation (with commensurate risk) and are appropriate only for the aggressive growth portion of an investor's comprehensive financial plan. See "Risk Factors." However, such an investment offers the following potential advantages.

    INVESTMENT DIVERSIFICATION. An investor who is not prepared to make a significant investment or spend substantial time trading various futures interests nevertheless may participate in these markets through an investment in the Partnership, thereby obtaining diversification from investments in stocks, bonds, and real estate. The General Partner believes, on the basis of the past experience of the Partnership, that the profit potential of the Partnership does not depend upon favorable general economic conditions, and that the Partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, the Partnership may be unprofitable (as well as profitable) during periods of generally favorable economic conditions.

    The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                        BONDS (SALOMON                    MANAGED FUTURES
           STOCKS (S&P    CORP. BOND      INT'L STOCKS      (BARCLAY CTA
              500)          INDEX)        (EAFE INDEX)         INDEX)
           -----------  ---------------  --------------  ------------------
1981            -5.0%          -1.2%            -1.0%             23.9%
1982            21.6%          42.5%            -0.9%             16.7%
1983            22.5%           6.3%            24.6%             23.8%
1984             6.2%          16.8%             7.9%              8.7%
1985            31.7%          30.1%            56.7%             25.5%
1986            18.6%          19.9%            70.0%              3.8%
1987             5.2%          -0.2%            24.9%             57.3%
1988            16.5%          10.7%            28.6%             21.8%
1989            31.6%          16.2%            10.8%              1.8%
1990            -3.1%           6.8%           -23.2%             21.0%
1991            30.4%          19.9%            12.5%              3.7%
1992             7.6%           9.4%           -11.8%             -0.9%
1993            10.1%          13.2%            32.9%             10.4%
1994             1.3%          -5.8%             8.1%             -0.7%
1995            37.5%          27.2%            11.5%             13.7%
1996            23.0%           1.3%             6.4%              9.2%

    Performance data for stocks, bonds and international stocks is provided by Thomson Investment Software, Rockville, MD. Managed futures performance data is represented by the Barclay CTA Index, Fairfield, IA.

    THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIP, INCLUDING MANAGEMENT AND INCENTIVE FEES AND BROKERAGE COMMISSIONS. NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE PARTNERSHIP). ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURES FUNDS AS A SUBCLASS MAY DIFFER. SEE
"PERFORMANCE RECORD OF THE PARTNERSHIP" AND "THE TRADING ADVISOR" FOR PERFORMANCE INFORMATION ABOUT THE PARTNERSHIP AND THE TRADING ADVISOR. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              -------------------

    Over time, managed futures investments have demonstrated that they have the potential to perform independently of traditional markets such as stocks and bonds. The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees.

                           MANAGED FUTURES vs. STOCKS
                      12-Month Holding Period Performance

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            S&P 500 INDEX      BARCLAY CTA INDEX
12/81            -5.125517%              23.897480%
1/82             -2.253534%              19.683202%
2/82             -9.173638%              22.378983%
3/82            -13.103625%              36.806500%
4/82             -7.251420%              34.157410%
5/82            -10.583704%              33.639228%
6/82            -11.393308%              22.577214%
7/82            -13.161905%              14.524697%
8/82              3.339177%              15.913886%
9/82              9.967662%              30.142871%
10/82            16.332015%              29.024509%
11/82            16.220264%              14.974608%
12/82            21.589784%              16.678894%
1/83             27.749348%              35.844207%
2/83             38.293737%              19.893554%
3/83             44.131264%              13.973711%
4/83             48.678425%              13.881853%
5/83             52.526212%              21.234055%
6/83             60.888052%               3.846808%
7/83             58.922011%              17.833218%
8/83             43.894592%              23.210841%
9/83             44.178969%              12.848470%
10/83            27.756789%              18.577646%
11/83            25.422773%              19.500430%
12/83            22.468752%              23.749815%
1/84             17.390491%               6.217633%
2/84             10.734921%              15.665689%
3/84              8.599243%              15.586342%
4/84              1.553879%              13.593474%
5/84             -3.262501%               7.697618%
6/84             -4.845309%               6.155718%
7/84             -3.079551%              24.901797%
8/84              6.087309%               5.363702%
9/84              4.622593%               9.349413%
10/84             6.316885%               2.874141%
11/84             2.984721%               4.151614%
12/84             6.193290%               8.741174%
1/85             15.167370%               9.779353%
2/85             20.776559%              16.019839%
3/85             18.876436%              12.572353%
4/85             17.698275%              13.207573%
5/85             31.911838%              10.184935%
6/85             31.137404%              16.268989%
7/85             32.597438%               9.206413%
8/85             18.394831%              16.779640%
9/85             14.724591%               3.673097%
10/85            19.523826%              15.371491%
11/85            29.192084%              24.492285%
12/85            31.962284%              25.501400%
1/86             23.148477%              24.644901%
2/86             30.693147%              35.922128%
3/86             37.874088%              45.098999%
4/86             36.493966%              38.807726%
5/86             35.848910%              31.602982%
6/86             35.982621%              36.263084%
7/86             28.496090%              23.457034%
8/86             39.117742%              31.902510%
9/86             31.652188%              34.946084%
10/86            33.162537%              21.009713%
11/86            27.557007%              13.045658%
12/86            18.671832%               3.820213%
1/87             33.889195%              12.625618%
2/87             29.650617%              -0.724869%
3/87             26.335686%              -2.839705%
4/87             26.591167%              26.483494%
5/87             21.301508%              29.261181%
6/87             25.237545%              26.926240%
7/87             39.432904%              28.745621%
8/87             34.629348%              20.416534%
9/87             43.585062%              28.423902%
10/87             6.535231%              34.777930%
11/87            -4.492830%              49.661383%
12/87             5.400733%              57.267201%
1/88             -3.049898%              39.634943%
2/88             -2.583792%              39.759854%
3/88             -8.169366%              30.566016%
4/88             -6.223410%               2.735035%
5/88             -6.502231%              13.993096%
6/88             -6.858412%              50.090122%
7/88            -11.555371%              31.516954%
8/88            -17.781463%              34.500200%
9/88            -12.317041%              34.607032%
10/88            14.937279%              36.002338%
11/88            23.200744%              28.513444%
12/88            16.559811%              21.756704%
1/89             19.909231%              25.926113%
2/89             11.762288%              20.711498%
3/89             17.984106%              29.561424%
4/89             22.764094%              31.517324%
5/89             26.669115%              35.102513%
6/89             20.493089%               7.403316%
7/89             31.721401%              14.998908%
8/89             39.099985%               7.712823%
9/89             32.831818%               3.609478%
10/89            26.248318%              -3.913121%
11/89            30.738857%              -4.212748%
12/89            31.509420%               1.799976%
1/90             14.366666%               1.860166%
2/90             18.711190%               6.355393%
3/90             19.058976%               5.708949%
4/90             10.352859%              13.341677%
5/90             16.412698%              -4.289475%
6/90             16.295701%              -4.336726%
7/90              6.382318%               2.828771%
8/90             -5.008323%              16.499963%
9/90             -9.204742%              23.492844%
10/90            -7.440826%              32.872048%
11/90            -3.444159%              29.274243%
12/90            -3.066988%              21.024004%
1/91              8.452888%              13.348264%
2/91             14.781988%              11.526414%
3/91             14.558460%              12.890454%
4/91             17.727597%               5.946837%
5/91             11.921853%              10.296363%
6/91              7.530553%              11.854437%
7/91             12.917855%               2.344374%
8/91             26.954949%              -5.914929%
9/91             31.088984%              -5.969853%
10/91            33.455688%              -7.884852%
11/91            20.398875%              -7.209235%
12/91            30.471155%               3.726179%
1/92             22.605430%               4.129740%
2/92             15.959527%               2.260718%
3/92             10.981753%              -3.711355%
4/92             13.969298%              -2.641590%
5/92              9.809034%              -1.770817%
6/92             13.258533%              -0.067642%
7/92             12.610106%               7.863662%
8/92              7.761922%              12.504615%
9/92             10.941063%               7.762159%
10/92             9.848048%               8.958430%
11/92            18.324330%               9.969115%
12/92             7.596541%              -0.914859%
1/93             10.554899%               1.908139%
2/93             10.664142%              10.362988%
3/93             15.176442%              11.835393%
4/93              9.249887%              16.344886%
5/93             11.646196%              17.927091%
6/93             13.686431%              14.020276%
7/93              8.776747%              13.364422%
8/93             15.338944%               7.369295%
9/93             13.059518%               8.198654%
10/93            14.971969%               7.367104%
11/93            10.074808%               6.263618%
12/93             9.966146%              10.368820%
1/94             12.799762%               8.694010%
2/94              8.234323%               1.572785%
3/94              1.449801%               4.155490%
4/94              5.291810%              -0.860525%
5/94              4.264573%               1.267692%
6/94              1.457850%               2.792023%
7/94              5.223086%              -1.915933%
8/94              5.527492%              -1.915933%
9/94              3.719058%               0.586868%
10/94             3.820544%               1.254614%
11/94             1.091187%               2.801489%
12/94             1.390864%              -0.652849%
1/95              0.607167%               0.898488%
2/95              7.438517%               5.853324%
3/95             15.633932%              10.407829%
4/95             17.458531%              13.712308%
5/95             20.235875%              11.200856%
6/95             26.025921%               7.089137%
7/95             26.025921%               6.883530%
8/95             21.421129%              12.884627%
9/95             29.764941%              10.864073%
10/95            26.466906%              10.742220%
11/95            36.972985%              10.045180%
12/95            37.512779%              13.639259%
1/96                 38.58%                  18.78%
2/96                 34.71%                   9.39%
3/96                 32.10%                   3.40%
4/96                 30.17%                   8.28%
5/96                 28.42%                   5.60%
6/96                 26.03%                   6.60%
7/96                 16.53%                   6.15%
8/96                 18.74%                   2.89%
9/96                 20.33%                   5.32%
10/96                24.07%                  11.12%
11/96                27.88%                  13.77%
12/96                22.98%                   9.16%

Data:  December 1981 - December 1996
     Stocks: S&P 500 Index (Thomson Investment Software, Rockville, MD) Managed Futures: Barclay CTA Index (Barclay Trading Group, Fairfield, IA)

NOTES TO "MANAGED FUTURES VS. STOCKS" CHART:

    Managed futures investments can serve to diversify a portfolio and smooth overall portfolio volatility. Modern Portfolio Theory ("MPT") is the academic affirmation of the value of diversification. MPT was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio.

    In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of MPT in a ground-breaking study about portfolio diversification. Specifically, MPT was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner's work demonstrated that by including managed futures--a non-correlated asset class--investors could reduce portfolio volatility at every level of return.

    In 1996, Dr. Thomas Schneeweis of the University of Massachusetts at Amherst completed a study titled "The Benefits of Managed Futures" which furthers Lintner's original premise that a managed futures component can benefit an overall portfolio.

    The chart above illustrates the performance of managed futures against that of stocks from 1981 through 1996, using a recognized market index of each asset. Stocks are represented by the S&P 500 Index, Thomson Investment Software, Rockville, MD; managed futures are represented by the Barclay CTA Index, Barclay Trading Group, Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, i.e., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.)

    By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional asset classes as well as assets that are non-traditional and non-correlated. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 19 periods when managed futures showed negative returns, while stocks experienced 26 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

    THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIP, INCLUDING MANAGEMENT AND INCENTIVE FEES AND BROKERAGE COMMISSIONS. NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE PARTNERSHIP). ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURES FUNDS AS A SUBCLASS MAY DIFFER. SEE
"PERFORMANCE RECORD OF THE PARTNERSHIP" AND "THE TRADING ADVISOR" FOR PERFORMANCE INFORMATION ABOUT THE PARTNERSHIP AND THE TRADING ADVISOR. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                              -------------------

    The Partnership's combined benefits of aggressive growth potential (with commensurate risk) and diversification can potentially reduce overall portfolio volatility while maximizing profits. By combining asset classes, investors strive to create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, a managed futures investment such as the Partnership may profit (with commensurate risk) in sustained futures interests market moves, regardless of their direction, a potential enhancement to an investor's overall portfolio. The Partnership experienced an overall return from February 1, 1991 to December 31, 1996 of 113.28%, for a compounded annual rate of return of 13.66%. See "Performance Record of the Partnership."

    The Trading Advisor's speculative trading techniques will be the primary factors in the Partnership's future success or failure. Investors should note that there are always two parties to a futures interests contract, consequently, for any gain achieved by one party on a futures interests contract, a corresponding loss is suffered by the other. Therefore, due to the nature of futures interests trading, only 50% of futures interests held by all market participants can experience gain at any one time, without reference to brokerage commissions and other costs of trading, which may reduce or eliminate any gain that would otherwise be achieved.

    FUTURES INTERESTS TRADED. The Partnership normally trades a diverse portfolio of futures interests, but may trade a greater or lesser number of futures interests, from time to time. Each Limited Partner will obtain greater diversification in futures interests traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.

    PROFESSIONAL TRADING MANAGEMENT. Trading decisions for the Partnership are made by the Trading Advisor retained by the General Partner. See "The Trading Advisor." The trading programs employed on behalf of the Partnership by the Trading Advisor are not available for investments as small as the required minimum investment in the Partnership. The actual performance record of the Partnership is set forth in "Performance Record of the Partnership." No assurance is given that the Partnership will in the future obtain results consistent with such past performance or that the Partnership will not incur substantial losses in the future.

    LIMITED LIABILITY. Unlike an individual who invests directly in futures interests, an investor in the Partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption of Units and interest thereon. See "The Futures, Options, and Forward Markets," "Redemptions," and "The Limited Partnership Agreement--Nature of the Partnership."

    INTEREST INCOME. Many commodity brokers permit accounts above a certain size to deposit margin for futures interests in the form of interest-bearing obligations, such as U.S. Treasury Bills, rather than cash, thus enabling the account to earn interest on funds being used for futures interests trading, or such brokers pay interest at U.S. Treasury Bill rates on a portion of the cash deposited in the account. The Partnership's assets will be deposited in futures interests trading accounts with DWR as commodity broker. Effective on the day of the Closing, DWR will credit the Partnership at each month-end with interest income as if 80% of the Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Generally, an individual trader would not receive any interest on the funds in his futures interests account unless he committed substantially more than the minimum investment described herein. While the Partnership will be credited with interest by DWR on a portion of its assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury Bills), does not reduce the risks inherent in the trading of futures interests. See "Risk Factors" and "Investment Program, Use of Proceeds and Trading Policies."

    ADMINISTRATIVE CONVENIENCE. The Partnership is structured so as to provide Limited Partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures interests trading, including providing monthly and annual financial reports (showing, among other things, the Net Asset Value of a Unit, trading profits or losses, and expenses), and all tax information relating to the Partnership necessary for Limited Partners to complete their federal income tax returns.

                                 LEGAL MATTERS

    Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of Units, have been passed upon for the Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnership.

                                    EXPERTS

    The financial statements of Dean Witter Portfolio Strategy Fund L.P. as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 and the statements of financial condition of Demeter Management Corporation as of December 31, 1996 and 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their reports with respect thereto in this Prospectus, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for DWR.

                             ADDITIONAL INFORMATION

    This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits relating thereto that have been filed with the Securities and Exchange Commission in Washington, D.C. For further information pertaining to the Partnership and the Units offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. The Registration Statement and exhibits are on file at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and may be examined, without charge, at the offices of the SEC, and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                    GLOSSARY

CERTAIN TERMS AND DEFINITIONS

    Knowledge of various terms and concepts relating to this offering is necessary for a potential investor to determine whether to invest in the Partnership.

    "Affiliate" -- An "affiliate" of a person means (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person.

    "Brokerage Commission" -- The fee charged by a broker for executing a trade in a commodity account of a customer. DWR will charge the Partnership brokerage commissions at a roundturn rate of 80% of DWR's published non-member rates for speculative accounts, subject to a cap (aggregated with transaction fees and costs) of 13/20 of 1% per month (a 7.8% annual rate) of the Partnership's adjusted Net Assets as of the last day of each month.

    "Churning" -- Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

    "Commodity Trading Advisor" -- Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value or purchase of futures interests.

    "Daily Limits" -- Limits imposed by commodity exchanges on the amount of fluctuation in futures interest prices during a single trading day.

    "Forward Contract" -- A contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

    "Futures Contract" -- Standardized contract made on domestic or foreign commodity exchanges which calls for the future delivery of a specified quantity of a commodity at a specified time and place.

    "Limit Order" -- An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

    "Margin" -- Good  faith deposits with  a broker to  assure fulfillment of  a
purchase   or  sale  of   a  commodity  futures   contract  and,  under  certain
circumstances, a commodity option contract.

    "Market Order" -- An order to execute a trade at the prevailing price as soon as possible.

    "Net Assets" -- The total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open futures interests positions, management fees, incentive fees, administrative expenses, transaction fees and costs, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest shall be traded by the Partnership on the day with respect to which Net Assets shall be determined, PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    "Net Asset Value Per Unit" -- The Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    "Option" -- An option on a futures contract or a physical commodity gives the buyer of the option the right, as opposed to the obligation, to take a position at a specified price in an underlying futures contract or commodity.

    "Organizational and Offering Expenses" -- Costs incurred in the organization of the Partnership and the offering of Units, including legal, accounting and auditing fees, printing costs, solicitation and marketing costs, and other related fees and expenses.

    "Pyramiding" -- Using unrealized profits on existing positions in a given commodity due to favorable price movements as margin specifically to buy or sell additional positions in the same or related commodity.

    "Settlement Price" -- The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

    "Speculative  Position Limits" -- Limits established  by the CFTC and United
States commodity exchanges on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in futures interests.

    "Spot Contract" -- A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

    "Stop Order" -- An order given to a broker to execute a trade in a futures interest when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

    "Trading Profits" -- Net futures interests trading profits (realized and unrealized) earned on Net Assets allocated to the Trading Advisor, including interest income credited to the Partnership by DWR, decreased by monthly management fees, brokerage commissions, floor brokerage fees, "give up" or transfer fees, NFA fees, other transaction fees and costs, administrative expenses, and other fees and expenses (excluding incentive fees payable) of the Partnership; with such Trading Profits and items of decrease determined from the last date as of which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been previously earned by the Trading Advisor, from the date the Partnership commenced trading to the date as of which such incentive fee calculation is made.

    "Transaction Fees and Costs" -- Floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, any costs associated with taking delivery of futures interests, and fees for the execution of forward contract transactions, EFP transactions, and the use of DWR's institutional and overnight execution facilities.

    "Unrealized Profit or Loss" -- The profit or loss which could be realized on an open position if it were closed out at the current settlement price.

BLUE SKY GLOSSARY

    Prospective investors should be aware of the following definitions, reprinted verbatim from the "Guidelines for Registration of Commodity Pool Programs" adopted by the North American Securities Administrators Association, Inc., as revised in September, 1993 (the "Guidelines"), which Guidelines are applied by certain state securities administrators in reviewing public offerings of "commodity pools" (such as the Partnership). For ease of reference, each of these definitions is followed by the comparable defined term used in the Limited Partnership Agreement and this Prospectus, in brackets, as applicable.

    "Advisor" -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options. ["trading advisor" -- page A-8]

    "Affiliate" -- An Affiliate of a Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. ["Affiliate" -- page A-18]

    "Capital   Contributions"  --  The  total  investment  in  a  Program  by  a
Participant or by all Participants, as the case may be. ["Unit of General Partnership Interest" -- page A-3; "Units" -- page A-5]

    "Commodity Broker" -- Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account. ["DWR" -- page A-4; "commodity broker" -- page A-5]

    "Commodity Contract" -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point. ["futures interests" -- page A-1]

    "Net Assets" -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program. ["Net Assets" -- page A-7]

    "Net Worth" -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles. ["net worth," as regards subscribers' investment requirements, is referenced on pages 1, B-4, B-5, and B-6; as regards the General Partner's net worth requirement, see
Section 5 of the Limited Partnership Agreement on page A-2]

    "Organizational and Offering Expenses" -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions
(including  fees  of  the  underwriter's  attorneys),  expenses  for   printing,
engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. ["organizational and offering expenses" -- page A-7]

    "Participant" -- The holder of a Program Interest. ["General Partner," "Limited Partners," "Partners" -- page A-1]

    "Person" -- Any natural Person, partnership, corporation, association or other legal entity. [No comparable term]

    "Program" -- The limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. ["Partnership" -- page A-1]

    "Pyramiding" -- A method of using all or part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities. [See trading policy 5 on page A-11]

    "Sponsor" -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program.

Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates. ["General Partner," "DWR," and their "Affiliates."]

    "Valuation Date" -- The date as of which the Net Assets of the Program are determined. [No comparable term, but for purposes of redemption, Net Assets of the Partnership are determined as of the last business day of the month -- page A-15]

                          INDEPENDENT AUDITORS' REPORT

Tothe Limited Partners and the General Partner of
  Dean Witter Portfolio Strategy Fund L.P.:

We have audited the accompanying statements of financial condition of Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) (the "Partnership") as of December 31, 1996 and 1995 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Portfolio Strategy Fund L.P. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

/S/ DELOITTE & TOUCHE LLP
February 17, 1997
New York, New York

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                       STATEMENTS OF FINANCIAL CONDITION
                                     ASSETS

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                                        1995
                                                                                                   --------------
                                                                                        1996             $
                                                                                   --------------
                                                                                         $

Equity in Commodity futures trading accounts:
  Cash...........................................................................      87,847,358      78,404,128
  Net unrealized gain on open contracts..........................................       3,053,880       3,621,113
                                                                                   --------------  --------------
      Total Trading Equity.......................................................      90,901,238      82,025,241
  Interest receivable (DWR)......................................................         300,473         252,974
                                                                                   --------------  --------------
      Total Assets...............................................................      91,201,711      82,278,215
                                                                                   --------------  --------------
                                                                                   --------------  --------------


                                        LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Incentive fees payable.........................................................       2,587,891         320,038
  Redemptions payable............................................................         688,115         738,931
  Management fee payable.........................................................         303,128         272,903
  Accrued administrative expenses................................................         158,510         279,755
  Accrued brokerage commissions (DWR)............................................         141,879          99,604
  Accrued transaction fees and costs.............................................          10,045           6,603
  Bank fee payable...............................................................        --                21,336
                                                                                   --------------  --------------
      Total Liabilities..........................................................       3,889,568       1,739,170
                                                                                   --------------  --------------

PARTNERS' CAPITAL:
  Limited Partners (39,981.953 and 46,435.540 units, respectively)...............      85,273,194      78,914,381
  General Partner (956 units)....................................................       2,038,949       1,624,664
                                                                                   --------------  --------------
      Total Partners' Capital....................................................      87,312,143      80,539,045
                                                                                   --------------  --------------
      Total Liabilities and Partners' Capital....................................      91,201,711      82,278,215
                                                                                   --------------  --------------
                                                                                   --------------  --------------
NET ASSET VALUE PER UNIT.........................................................        2,132.79        1,699.44
                                                                                   --------------  --------------
                                                                                   --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                            STATEMENTS OF OPERATIONS

                                            FOR THE YEARS ENDED DECEMBER 31,
                                          -------------------------------------
                                                            1995        1994
                                                         ----------  ----------
                                              1996           $           $
                                          ------------
                                               $
REVENUES
  Trading Profit (Loss):
    Realized............................    26,235,502   23,275,553   2,385,705
    Net change in unrealized............      (567,233)      58,584  (1,311,896)
                                          ------------   ----------  ----------
        Total Trading Results...........    25,668,269   23,334,137   1,073,809
  Interest income (DWR).................     2,994,841    3,189,901   2,560,400
                                          ------------   ----------  ----------
        Total Revenues..................    28,663,110   26,524,038   3,634,209
                                          ------------   ----------  ----------

EXPENSES
  Brokerage commissions (DWR)...........     3,416,583    2,700,065   2,712,291
  Management fees.......................     3,281,267    3,332,702   3,650,550
  Incentive fees........................     3,278,840    1,587,389   1,106,885
  Transaction fees and costs............       233,900      231,876     204,327
  Letter of credit fees.................        31,571      106,168      73,791
  Administrative expenses...............        27,000      108,000     108,000
                                          ------------   ----------  ----------
        Total Expenses..................    10,269,161    8,066,200   7,855,844
                                          ------------   ----------  ----------
NET INCOME (LOSS).......................    18,393,949   18,457,838  (4,221,635)
                                          ------------   ----------  ----------
                                          ------------   ----------  ----------

Net Income (Loss) Allocation:
  Limited Partners......................    17,979,664   18,129,110  (4,152,982)
  General Partner.......................       414,285      328,728     (68,653)

Net Income (Loss) Per Unit:
  Limited Partners......................        433.35       343.86      (77.55)
  General Partner.......................        433.35       343.86      (77.55)

   The accompanying notes are an integral part of these financial statements.

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                        LIMITED        GENERAL        TOTAL
                                                        UNITS OF        PARTNERS       PARTNER    --------------
                                                      PARTNERSHIP    --------------  -----------
                                                        INTEREST                                        $
                                                     --------------        $              $
Partners' Capital, December 31, 1993...............      70,372.131      99,403,283    1,448,891     100,852,174
Net Loss...........................................        --            (4,152,982)     (68,653)     (4,221,635)
Redemptions........................................     (13,999.787)    (20,128,939)     (84,302)    (20,213,241)
                                                     --------------  --------------  -----------  --------------
Partners' Capital, December 31, 1994...............      56,372.344      75,121,362    1,295,936      76,417,298
Net Income.........................................        --            18,129,110      328,728      18,457,838
Redemptions........................................      (8,980.804)    (14,336,091)     --          (14,336,091)
                                                     --------------  --------------  -----------  --------------
Partners' Capital, December 31, 1995...............      47,391.540      78,914,381    1,624,664      80,539,045
Net Income.........................................        --            17,979,664      414,285      18,393,949
Redemptions........................................      (6,453.587)    (11,620,851)     --          (11,620,851)
                                                     --------------  --------------  -----------  --------------
Partner's Capital December 31, 1996................      40,937.953      85,273,194    2,038,949      87,312,143
                                                     --------------  --------------  -----------  --------------
                                                     --------------  --------------  -----------  --------------

   The accompanying notes are an integral part of these financial statements.

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                            STATEMENTS OF CASH FLOWS

                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                       -------------------------------------
                                                          1996         1995         1994
                                                       -----------  -----------  -----------
                                                            $            $            $

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)....................................   18,393,949   18,457,838   (4,221,635)
Noncash item included in net income (loss):
  Net change in unrealized...........................      567,233      (58,584)   1,311,896
(Increase) decrease in operating assets:
  Interest receivable (DWR)..........................      (47,499)      22,726     (121,436)
Increase (decrease) in operating liabilities:
  Incentive fees payable.............................    2,267,853      320,038      --
  Accrued management fees............................       30,225       13,116      (81,222)
  Accrued administrative expenses....................     (121,245)      68,263       (2,097)
  Accrued brokerage commissions (DWR)................       42,275          848       27,880
  Accrued transaction fees and costs.................        3,442          165        1,814
  Bank fee payable...................................      (21,336)      21,336      --
                                                       -----------  -----------  -----------
Net cash provided by (used for) operating
 activities..........................................    1,114,897   18,845,746   (3,084,800)
                                                       -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in redemptions payable...........      (50,816)    (520,160)     149,625
Redemptions of units.................................  (11,620,851) (14,336,091) (20,213,241)
                                                       -----------  -----------  -----------
Net cash used for financing activities...............  (11,671,667) (14,856,251) (20,063,616)
                                                       -----------  -----------  -----------
Net increase (decrease) in cash......................    9,443,230    3,989,495  (23,148,416)
Balance at beginning of period.......................   78,404,128   74,414,633   97,563,049
                                                       -----------  -----------  -----------
Balance at end of period.............................   87,847,358   78,404,128   74,414,633
                                                       -----------  -----------  -----------
                                                       -----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--Dean Witter Portfolio Strategy Fund L.P., formerly named Dean Witter Principal Secured Futures Fund L.P.) (the "Partnership"), is a limited partnership organized to engage in the speculative trading of commodity futures contracts, commodity option contracts and forward contracts on foreign currencies. The general partner for the Partnership is Demeter Management Corporation ("Demeter"). The commodity broker is Dean Witter Reynolds Inc. ("DWR"). Both DWR and Demeter are wholly-owned subsidiaries of Dean Witter, Discover & Co. ("DWD"). Demeter has retained John W. Henry & Company, Inc. ("JWH") as the trading advisor of the Partnership.

    Demeter is required to maintain a 1% minimum interest in the equity of the Partnership and income (losses) are shared by Demeter and Limited Partners based upon their proportional ownership interests.

    On July 31, 1996, with the Partnership's Net Asset Value above $1,000 per Unit, the letter of credit arrangement which assured investors who redeemed their Units on July 31, 1996 a minimum Net Asset Value of $1,000 per Unit expired. On August 1, 1996, the Partnership was renamed and continued trading in a non-guaranteed format. Both the reduction of interest income of 1.125% per annum for the letter of credit fee paid by DWR and the letter of credit fee of 1% of new appreciation were eliminated effective August 1, 1996.

    BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

    REVENUE RECOGNITION--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Prior to August 1, 1996, DWR paid the Partnership interest income monthly based upon 80% of the average daily Net Assets for the month that was allocated to JWH's KT Diversified Program, Financial and Metals Portfolio, International Foreign Exchange Program, and The World Financial Perspective at a rate equal to the average yield on 13-week U.S. Treasury Bills issued during such month less a monthly letter of credit fee paid by DWR. DWR paid Citibank, N.A. ("Citibank") on the twentieth day of each month a Letter of Credit fee of 3/32 of 1% per month of the amount available to be drawn under the Letter of Credit. Such amounts for the period ended July 31, 1996 and the years ended December 31, 1995 and 1994 were $306,187, $586,638, and $721,257, respectively. Additionally, DWR paid the Partnership interest income based upon 100% of the Partnership's average daily Net Assets which were allocated to JWH's InterRate-TM- trading program for the month at a rate equal to the average yield on 13-week U.S. Treasury Bills issued during such month. For purposes of such interest payments, Net Assets did not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

    Effective August 1, 1996, DWR pays the Partnership monthly interest income based upon 80% of the average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury Bills issued during the month. For purposes of such interest payments, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

    NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of Units outstanding during the period.

    EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS--The Partnership's asset "Equity in Commodity futures trading accounts" consists of cash on deposit at DWR to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount because the Partnership has a master netting agreement with DWR.
    BROKERAGE COMMISSIONS AND RELATED TRANSACTION FEES AND COSTS--The Partnership accrues brokerage commissions on a half-turn basis at 80% of DWR's published non-member rates. Transaction fees and costs are accrued on a half-turn basis. Prior to September 1, 1996, brokerage commissions were capped at 3/4 of 1% per month of the Partnership's Net Assets as defined in the Limited Partnership Agreement. Additionally, each trading program's brokerage commissions were capped at 1% per month of the Net Assets allocated to such trading program.

    Effective September 1, 1996, brokerage commissions and transaction fees chargeable to the Partnership were capped at 13/20 of 1% per month of the Partnership's month-end Net Assets (as defined in the Limited Partnership Agreement), with such cap applied on a per trading program basis.

    OPERATING EXPENSES--The Partnership bears all operating expenses related to its trading activities, to a maximum of 1/4 of 1% annually of the Partnership's average month-end Net Assets. These include filing fees, clerical, administrative, auditing, accounting, mailing, printing, and other incidental operating expenses as permitted by the Limited Partnership Agreement. In addition, the Partnership incurs a monthly management fee and may incur an incentive fee. Prior to August 1, 1996, pursuant to a Letter of Credit and Reimbursement Agreement with JWH and Citibank, the Partnership paid to Citibank a quarterly Letter of Credit fee equal to 1% of the Partnership's "New Appreciation," as defined in the Letter of Credit and Reimbursement Agreement, of the Partnership's Net Assets as of the end of each calendar quarter. Such fee was accrued in each month in which "New Appreciation" occurred. In those months in which "New Appreciation" was negative, prior accruals, if any, during the quarter were reduced. Demeter and/or DWR bear all other operating expenses, including expenses which would be incurred if the Partnership were required to register as an investment company.

    REDEMPTIONS--Limited Partners are able to redeem some or all of their Units at 100% of the Net Asset Value per Unit at the last day of any month that is at least six months after the closing at which a client first became a limited partner, upon five business days' advance notice by redemption form to Demeter.

    DISTRIBUTIONS--Distributions, other than on redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

    INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of the Partnership's revenues and expenses for income tax purposes.

    DISSOLUTION OF THE PARTNERSHIP--The Partnership will terminate on December 31, 2025 or at an earlier date if certain conditions set forth in the Limited Partnership Agreement occur.

2.  RELATED PARTY TRANSACTIONS

    The Partnership's cash is on deposit with DWR in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1. Under its Customer Agreement with DWR, the Partnership pays DWR brokerage commissions as described in Note 1.

3.  TRADING ADVISOR

    Compensation to JWH consists of a management fee and an incentive fee as follows:

    MANAGEMENT FEE--The Partnership pays a monthly management fee equal to 1/3 of 1% per month of the Partnership's adjusted Net Assets, as defined in the Limited Partnership Agreement, as of the last day of each month.

    INCENTIVE FEE--The Partnership pays a quarterly incentive fee to JWH equal to 15% of the Partnership's "Trading Profits," as defined in the Management Agreement, as of the end of each calendar quarter. Such incentive fee is accrued in each month in which "Trading Profits" occurs. In those months in which "Trading Profits" are negative, previous accruals, if any, during the incentive period will be reduced. In those instances in which a Limited Partner redeems an investment, the incentive fee (if earned through a redemption date) is to be paid to JWH on those redemptions in the month of such redemptions.

4.  FINANCIAL INSTRUMENTS

    The Partnership trades futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum, and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At December 31, 1996 and 1995, open contracts were:

                                                                                    CONTRACT OR NOTIONAL AMOUNT
                                                                                   ------------------------------
                                                                                        1996            1995
                                                                                   --------------  --------------
                                                                                         $               $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase........................................................      65,197,000     107,229,000
  Commitments to Sell............................................................      70,325,000      20,701,000

Commodity Futures:
  Commitments to Purchase........................................................       5,005,000      14,171,000
  Commitments to Sell............................................................      30,977,000      10,132,000

Foreign Futures:
  Commitments to Purchase........................................................      42,509,000     125,880,000
  Commitments to Sell............................................................      67,755,000      67,755,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
  Commitments to Purchase........................................................      89,146,000      43,693,000
  Commitments to Sell............................................................      38,531,000      82,529,000

    A portion of the amounts indicated as off-balance-sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

    The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled $3,053,880 and $3,621,113 at December 31, 1996 and 1995, respectively.

    Of the $3,053,880 net unrealized gain on open contracts at December 31, 1996, $3,465,469 related to exchange-traded futures contracts and $(411,589) related to off-exchange-traded forward currency contracts. Of the $3,621,113 net unrealized gain on open contracts at December 31, 1995, $3,632,875 related to exchange-traded futures contracts and $(11,762) related to off-exchange-traded forward currency contracts.

    Exchange-traded futures contracts held by the Partnership at December 31, 1996 and 1995 mature through December 1997 and December 1996, respectively. Off-exchange-traded forward currency contracts held by the Partnership at
December 31, 1996 and 1995 mature through March 1997 and January 1996, respectively. The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.

    The Partnership also has credit risk because DWR acts as the futures commission merchant or the sole counterparty, with respect to most of the Partnership's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant for all of the Partnership's exchange-traded futures contracts, is required pursuant to regulations of the Commodity Futures Trading Commission, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which funds totaled $91,312,827 and $82,037,003 at December 31, 1996 and 1995, respectively. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of DWR, the counterparty on all such contracts, to perform.

    For the years ended December 31, 1996 and 1995, the average fair value of financial instruments held for trading purposes was as follows:

                                                                                               1996
                                                                                     ASSETS         LIABILITIES
                                                                                ----------------  ----------------
                                                                                       $                 $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures...........................................................       102,149,000        96,292,000
  Commodity Futures...........................................................        13,649,000        28,690,000
  Foreign Futures.............................................................       116,142,000        42,572,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS................................       113,353,000       134,819,000

                                                                                               1995
                                                                                     ASSETS         LIABILITIES
                                                                                ----------------  ----------------
                                                                                       $                 $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures...........................................................        80,726,000        48,675,000
  Commodity Futures...........................................................         6,335,000        23,478,000
  Foreign Futures.............................................................        63,976,000        29,814,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS................................        50,560,000        99,829,000

5.  LEGAL MATTERS

    On September 6, 10, and 20, 1996, and on March 13, 1997 similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., DWD (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnership (under its original name), certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors (including JWH) to those pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors (including JWH) on behalf of all purchasers of interests in various limited partnership commodity pools, including the Partnership, sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they and the Partnership have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties or the Partnership.

6.  SUBSEQUENT EVENTS

    The General Partner has determined to reopen the Partnership for additional investment and will register with the Securities and Exchange Commission 50,000 Units to be offered to investors for a limited time in a public offering.

    If at the Closing an incentive fee has accrued on trading profits, the accrued incentive fee will become due and be paid to the Trading Advisor.

    Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 3% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the eighteenth month after which such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the eighteenth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge.

                          INDEPENDENT AUDITORS' REPORT

Tothe Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Dean Witter, Discover & Co.) (the "Company") as of December 31, 1996 and 1995. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

/S/ DELOITTE & TOUCHE LLP
February 17, 1997
New York, New York

                         DEMETER MANAGEMENT CORPORATION
        (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER, DISCOVER & CO. ("DWD"))
                       STATEMENTS OF FINANCIAL CONDITION

                                     ASSETS

                                                                                          DECEMBER 31,
                                                                               ----------------------------------
                                                                                     1996              1995
                                                                               ----------------  ----------------
                                                                                      $                 $

Investments in affiliated partnerships (Note 2)..............................        18,955,507        17,788,814
Receivable from affiliated partnership.......................................             1,049             1,154
                                                                               ----------------  ----------------
        TOTAL ASSETS.........................................................        18,956,556        17,789,968
                                                                               ----------------  ----------------
                                                                               ----------------  ----------------


                                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
    Payable to DWD (Note 3)..................................................        15,762,235        15,157,797
    Income taxes payable.....................................................           114,218           156,337
    Accrued expenses.........................................................            30,379            32,579
                                                                               ----------------  ----------------
        TOTAL LIABILITIES....................................................        15,906,832        15,346,713
                                                                               ----------------  ----------------
STOCKHOLDER'S EQUITY:
    Common stock, no par value:
        Authorized 1,000 shares;
        Issued and outstanding 100 shares
        at stated value of $500 per share....................................            50,000            50,000
    Additional paid-in capital...............................................       111,170,000       111,170,000
    Retained earnings........................................................         2,899,724         2,293,255
                                                                               ----------------  ----------------
                                                                                    114,119,724       113,513,255
    Less: Notes receivable from DWD (Note 4).................................      (111,070,000)     (111,070,000)
                                                                               ----------------  ----------------
        TOTAL STOCKHOLDER'S EQUITY...........................................         3,049,724         2,443,255
                                                                               ----------------  ----------------
        TOTAL LIABILITIES AND                                                        18,956,556        17,789,968
         STOCKHOLDER'S EQUITY................................................
                                                                               ----------------  ----------------
                                                                               ----------------  ----------------

   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
            (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER, DISCOVER & CO.)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

1.  BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

    Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWD").

    Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership ("DWDFF"), Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P. ("DWPPF"), Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Select Futures Fund L.P. ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P. ("DWIBP I"), Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P., Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., and DWR/JWH Futures Fund L.P. ("DWR/JWH").

    Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

    Demeter reopened DWDFF for additional investment and on June 30, 1995 DWDFF registered with the Securities and Exchange Commission (the "SEC") 75,000 units which were offered to investors for a limited time in a public offering.

    Demeter terminated Dean Witter Principal Guaranteed Fund III L.P. ("DWPGF III") as of September 30, 1995. DWPGF III received the guarantee payment necessary to bring the net asset value per unit to $1,000, and all units were redeemed.

    Demeter reopened DWPPF for additional investment and on November 8, 1995 DWPPF registered with the SEC 75,000 units which were offered to investors for a limited time in a public offering.

    In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/JWH, which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in DWR/JWH was $75,000.

    Demeter terminated Dean Witter Principal Guaranteed Fund II L.P. ("DWPGF II") as of March 31, 1996. DWPGF II was liquidated and holders of units as of March 31, 1996 received a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

    On July 31, 1996, with the Net Asset Value of DWPSF above $1,000 per unit, the letter of credit arrangement which assured investors who redeemed their units on July 31, 1996 a minimum Net Asset Value of $1,000 per unit expired. On August 1, 1996, that partnership was renamed "Dean Witter Portfolio Strategy Fund L.P." and will continue trading in a non-guaranteed format. As a result, both the reduction of interest income of 1.125% per annum for the letter of credit fee paid by Dean Witter Reynolds Inc. ("DWR") and the letter of credit fee of 1% of new appreciation have been eliminated.

    Demeter reopened DWSFF for additional investment and on August 13, 1996 DWSFF registered with the SEC 60,000 Units which are being offered to investors for a limited time in a public offering.

    On August 20, 1996, Demeter ceased trading activities in DWIBP I and distributed approximately 97% of DWIBP I's assets. At that time, there were open forward positions maturing through December 1996. DWIBP I will liquidate and distribute its remaining assets in 1997.

    INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of DWD, computed on a separate company basis and due to DWD.

    BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

    The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

    The total assets, liabilities and partners' capital of all the funds managed by Demeter at December 31, 1996 and 1995 were as follows:

                                                                                DECEMBER 31,
                                                                     ----------------------------------
                                                                           1996              1995
                                                                     ----------------  ----------------
                                                                            $                 $
Total assets.......................................................     1,084,660,072     1,091,082,360
Total liabilities..................................................        27,893,698        20,934,451
Total partners' capital............................................     1,056,766,374     1,070,147,909

    Demeter's investments  in  the above  limited  partnerships are  carried  at
market   value  with  changes  in  such  market  value  reflected  currently  in operations.

3.  PAYABLE TO DWD
    The payable to DWD is primarily for amounts due for the purchase of partnership investments.

4.  NET WORTH REQUIREMENT

    At December 31, 1996 and 1995, Demeter held non-interest bearing notes from DWD that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.

    The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

    In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from DWD are included in net worth for purposes of this calculation.

5.  LEGAL MATTERS

    On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., DWD (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

6.  SUBSEQUENT EVENTS

    On February 5, 1997, DWD and Morgan Stanley Group Inc. ("Morgan Stanley") announced a definitive agreement to merge. The new company will be named Morgan Stanley, Dean Witter, Discover & Co. Under the terms of the merger agreement unanimously approved by the Boards of Directors of both companies, each Morgan Stanley common share will be exchanged for 1.65 common shares of DWD. Morgan Stanley preferred shares outstanding at the date of the merger will be exchanged for preferred shares of DWD having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is intended to be a tax-free exchange and accounted for as a pooling of interest and is subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies.

    Demeter has determined to reopen DWPSF for additional investment and will register with the SEC 50,000 units to be offered to investors for a limited time in a public offering.

                                                                       EXHIBIT A

    TABLE OF CONTENTS TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                  FOR DEAN WITTER PORTFOLIO STRATEGY FUND L.P.

                                                                                                                          PAGE
                                                                                                                        ---------
       1.  Formation; Name............................................................................................  A-1
       2.  Office.....................................................................................................  A-1
       3.  Business...................................................................................................  A-1
       4.  Term; Dissolution; Fiscal Year.............................................................................  A-2
           (a)        Term............................................................................................  A-2
           (b)        Dissolution.....................................................................................  A-2
           (c)        Fiscal Year.....................................................................................  A-2
       5.  Net Worth of General Partner...............................................................................  A-2
       6.  Capital Contributions and Offering of Units of Limited Partnership Interest................................  A-3
       7.  Allocation of Profits and Losses; Accounting; Other Matters................................................  A-5
           (a)        Capital Accounts................................................................................  A-5
           (b)        Monthly Allocations.............................................................................  A-5
           (c)        Allocation of Profit and Loss for Federal Income Tax Purposes...................................  A-5
           (d)        Definitions; Accounting.........................................................................  A-7
           (e)        Expenses and Limitations Thereof................................................................  A-7
           (f)        Limited Liability of Limited Partners...........................................................  A-8
           (g)        Return of Limited Partner's Capital Contribution................................................  A-8
           (h)        Distributions...................................................................................  A-8
           (i)        Interest on Assets..............................................................................  A-8
           Management and Trading Policies............................................................................
       8.                                                                                                               A-9
           (a)        Management of the Partnership...................................................................  A-9
           (b)        General Partner.................................................................................  A-9
           (c)        General Trading Policies........................................................................  A-10
           (d)        Changes to Trading Policies.....................................................................  A-11
           (e)        Miscellaneous...................................................................................  A-12
       9.  Audits; Reports to Limited Partners........................................................................  A-13
      10.  Transfer; Redemption of Units..............................................................................  A-14
           (a)        Transfer........................................................................................  A-14
           (b)        Redemption......................................................................................  A-15
      11.  Special Power of Attorney..................................................................................  A-16
      12.  Withdrawal of Partners.....................................................................................  A-16
      13.  No Personal Liability for Return of Capital................................................................  A-17
      14.  Standard of Liability; Indemnification.....................................................................  A-17
           (a)        Standard of Liability...........................................................................  A-17
           (b)        Indemnification by the Partnership..............................................................  A-17
           (c)        Affiliate.......................................................................................  A-18
           (d)        Indemnification by Partners.....................................................................  A-18
      15.  Amendments; Meetings.......................................................................................  A-18
           (a)        Amendments With Consent of the General Partner..................................................  A-18
           (b)        Meetings........................................................................................  A-19
           (c)        Amendments and Actions Without Consent of the General Partner...................................  A-19
           (d)        Action Without Meeting..........................................................................  A-19
           (e)        Amendments to Certificate of Limited Partnership................................................  A-20
      16.  Additional Offerings.......................................................................................  A-20
      17.  Governing Law..............................................................................................  A-20
      18.  Miscellaneous..............................................................................................  A-20
           (a)        Priority Among Limited Partners.................................................................  A-20
           (b)        Notices.........................................................................................  A-20
           (c)        Binding Effect..................................................................................  A-20
           (d)        Captions........................................................................................  A-20
Annex A--Request for Redemption.......................................................................................  A-22

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
    This  Agreement  of Limited  Partnership,  made as  of  August 28,  1990, as
amended and restated as of              , 1997 (this "Agreement"), by and  among
Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners").

                              W I T N E S S E T H:

    WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests;

    NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Dean Witter Portfolio Strategy Fund L.P. (the "Partnership"). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction and to otherwise provide that the Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete and execute such documents, and to cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

    The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

    The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

    The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (collectively, "futures interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; PROVIDED, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

    (A) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(a) December 31, 2025; (b) insolvency, bankruptcy, dissolution, liquidation, or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (c) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (d) a determination by the General Partner that the Partnership must register under the Investment Company Act of 1940, as amended (the "1940 Act"), and the failure of the Limited Partners to effect any necessary approvals to bring the Partnership into compliance with the 1940 Act; (e) an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units (as defined in Section 6) then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (f) withdrawal by the General Partner (unless a new general partner(s) is elected by the Limited Partners as provided in Section 15(c); (g) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $250; (h) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (i) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; or (j) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

    (B) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

    Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

    (C) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

    The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its Net Worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all such partnership's partners; PROVIDED, HOWEVER, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its Net Worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as general partner by all such partnership's partners or $250,000, whichever is the lesser; and, PROVIDED, FURTHER, that in no event shall the General Partner's Net Worth be less than $50,000. For the purposes of this Section 5, Net Worth shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its Net Worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

    The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its Net Worth is at least equal to the Net Worth required by the preceding paragraph of this Section 5.

    The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partner is herewith contributing $1,000 in cash to the Partnership for which it is receiving one Unit of General Partnership Interest ("Unit of General Partnership Interest"). At the initial closing, if any, for the acceptance of subscriptions for Units of Limited Partnership Interest of the Partnership ("Units" or, individually, a "Unit") during the initial offering of Units (the "Initial Closing"), the General Partner shall contribute to the Partnership in $1,000 increments the additional amount in cash that is necessary to make the General Partner's capital contribution at least equal to the greater of (a) $25,000 and (b) 1% of the aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution). Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.
    Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units. The initial Limited Partner named at the end of this Agreement is herewith contributing $1,000 in cash to the capital of the Partnership in consideration for receiving one Unit. The initial Limited Partner agrees to withdraw as a Limited Partner at the Initial Closing, and the remaining

Partners hereby consent to such withdrawal. The $1,000 capital contribution of the initial Limited Partner shall be returned to him, without interest, and he shall have no further rights or obligations as a Limited Partner with respect to such contribution.

    The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, PROVIDED that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.
    Following the initial offering of Units, the Initial Closing, and the commencement of trading operations, the Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR") or such other selling agent or agents as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any subsequent offering shall be issued and sold by the Partnership as of the opening of business (as determined by the General Partner) on the first business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; PROVIDED, HOWEVER, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such subsequent offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the offering price per Unit during any subsequent offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the opening of business on the date of the applicable closing at which such Unit shall be issued and sold. During any subsequent offering, Units may be subscribed for by the General Partner, DWR, Dean Witter, Discover & Co. ("DWD"), any trading advisor to the Partnership, and such persons' respective shareholders, directors, officers, partners, employees, principals, and affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any subsequent offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber's subscription at the closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in Section 11; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.
    In connection with the Partnership's offering of Units, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus filed with the SEC in connection with the offering of Units, unless the context otherwise requires) and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR or any other firm as selling agent for Units and entering into a selling agreement with DWR or such other firm; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

    All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR or another selling agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its commodity trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

    (A)   CAPITAL  ACCOUNTS.   A capital account  shall be  established for each
Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

    (B) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

        (1) The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and incentive fees payable to the trading advisors shall be determined.
        (2) The accrued monthly management fees shall then be charged against Net Assets.
        (3) The accrued incentive fees, if any, payable to the trading advisors shall then be charged against Net Assets.

        (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.
        (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

    (C) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

        (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, transaction fees and costs, administrative expenses, and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

        (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

           (aa) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

                (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph
           (c)(1) above and subparagraph (c)(2)(cc) below.

               (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of Units).

              (iii) When a Unit is redeemed, the allocation account with respect to such Unit shall be eliminated.

           (bb) Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

           (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd) Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

           (ee) Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

        (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

        (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
    Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

    (D)  DEFINITIONS; ACCOUNTING.

    (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open futures interests positions, management fees, incentive fees, administrative expenses, transaction fees and costs, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest shall be traded by the Partnership on the day with respect to which Net Assets shall be determined; PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could have been liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    (E)    EXPENSES  AND  LIMITATIONS  THEREOF.    DWR  shall  pay  all  of  the
organizational and offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

    The Partnership shall pay all of its ordinary administrative expenses, including expenses for services provided by third parties selected by the General Partner and reimbursement of all out-of-pocket expenses incurred by such persons and by the General Partner and its affiliates in providing services to the Partnership, subject to a maximum of 0.25% per year of the Partnership's average Net Assets (calculated on the basis of the average of month-end Net Assets during each calendar year). The General Partner or an affiliate thereof shall pay and shall not be reimbursed for any such administrative expenses in excess of such maximum amount. Such expenses shall include legal, accounting and auditing expenses (including expenses incurred in preparing reports and tax information to Limited Partners and regulatory authorities and expenses for specialized administrative services), printing and duplication expenses, mailing expenses, and filing fees. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur; PROVIDED, HOWEVER, that the costs of bringing the Partnership into compliance with the Investment Company Act of 1940, as amended, and registering as an investment company, should such registration be required, shall be paid by either the General Partner or DWR.
    The Partnership's assets held by DWR or other commodity brokers as provided in Section 7(i) may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of futures interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of DWR's institutional and overnight execution facilities (collectively, "transaction fees and costs")), and management and incentive fees payable to its trading advisors. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions.

    The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the trading advisors for the Partnership, and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the quarterly incentive fees payable by the Partnership to any trading advisors for the Partnership shall not exceed 15% of the Partnership's Trading Profits (as defined in the Prospectus), PROVIDED that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause
(a) of this sentence are limited below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are limited to 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) the brokerage commissions (excluding transaction fees and costs) payable by the Partnership to DWR or any other commodity broker for the Partnership shall not exceed 80% of DWR's or such other commodity broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions payable by the Partnership to DWR or any other commodity broker for the Partnership, (ii) the transaction fees and costs payable by the Partnership, and (iii) the net excess interest and compensating balance benefits to DWR or any other commodity broker for the Partnership (after crediting the Partnership with interest, as described in Section 7(i) and the Prospectus), shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

    (F) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

    (G) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units in accordance with Section 10(b), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

    (H) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

    (I) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with DWR and such other commodity brokers as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in futures interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and DWR will credit the Partnership at month-end with interest income as set forth in the Prospectus.

8.  MANAGEMENT AND TRADING POLICIES.

    (A) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in futures interests.

    The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

    In the event that the General Partner at any time believes, upon the advice of counsel to the General Partner or as a result of a position taken by the SEC, that the Partnership may be required to register as an investment company under the 1940 Act, then the General Partner may terminate the Partnership's futures interests trading activity, liquidate all open futures interests and take such action as the General Partner believes appropriate to avoid the requirement that the Partnership register as an investment company or take all action the General Partner believes appropriate or necessary to register the Partnership as an investment company and bring the Partnership into compliance with the 1940 Act.

    (B) GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more trading advisors (who may include officers, employees, and affiliates of the General Partner, DWR, and DWD; PROVIDED, HOWEVER, that no such officer, employee or affiliate shall be retained as trading advisor to the Partnership until the first business day following a Redemption Date (as defined in Section 10(b)), and (i) notice of such retention must be mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" (as defined in Section 10(b)) must be received by the General Partner with respect to the applicable Redemption Date; and (ii) such notice must describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15) to make all trading decisions for the Partnership and shall delegate complete trading discretion to such trading advisors; PROVIDED, HOWEVER, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the futures interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a trading advisor to comply with a request to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, or reapportionments among trading advisors or to pay the expenses of the Partnership; and PROVIDED, FURTHER, that the General Partner may make trading decisions at any time at which a trading advisor shall become incapacitated or some other emergency shall arise as a result of which such trading advisor shall be unable or unwilling to act and a successor trading advisor has not yet been retained.

    The Partnership shall not enter into any agreement with DWR or its affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; PROVIDED, HOWEVER, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or DWR or its affiliates, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

    Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (the "Management Agreement") with any trading advisor described in the Prospectus, and to cause the Partnership to pay to such person the management and incentive fees provided for in the Management Agreements, as described in the Prospectus.

    The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any management agreement in its sole discretion in accordance with the terms of such agreements and to employ from time to time other trading advisors for the Partnership pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement trading advisor or advisors which shall be based on any trading profits which shall be earned by such trading advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing trading advisor or advisors or by the Partnership as a whole; (b) to enter into the Customer Agreement described in the Prospectus (the "Customer Agreement") with DWR, as commodity broker, and to cause the Partnership to pay to DWR brokerage commissions and transaction costs at the rates provided for in the Customer Agreement and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreement in its sole discretion in accordance with the terms of such Agreement and to employ from time to time other commodity brokers for the Partnership pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interest of the Partnership, PROVIDED, HOWEVER, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that such brokerage commissions are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate" of the General Partner (as such term is defined in Section 14(c)): (i) the size of the Partnership; (ii) the futures interests trading activity; (iii) the services provided by the commodity broker, the General Partner or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker, the General Partner or any affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

    The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.
    (C) GENERAL TRADING POLICIES. The General Partner shall require any trading advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual trading advisor.

        1. The trading advisors will trade only in those futures interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the Partnership's Net Assets. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes) ) at any one time.

        2. The Partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by an exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, a trading advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

        3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR which monitors participants in the interbank and forward markets with which DWR deals on a regular basis.

        4. The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

        5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

        6. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

        7. The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. Use of lines of credit in connection with forward trading does not, however, constitute borrowing for purposes of this trading limitation.

        8. The Partnership will not permit "churning" of the Partnership's assets.

        9. If the Partnership borrows money, to the extent permitted by Trading Policy 7, from the General Partner or any "affiliate" thereof (as defined in the first sentence of Section 14(c)), the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount.

    (D) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the outstanding Units.

    (E) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, and transaction fees and costs.

    The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; PROVIDED, HOWEVER, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    The General Partner  shall be authorized  to perform all  duties imposed  by
Section 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

    If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

    The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

    The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request. The General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units shall be retained by the Partnership for not less than six years.

    Except as described  herein or  in the  Prospectus, no  person may  receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No commodity broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any trading advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a commodity broker shall not constitute commingling.

    The General Partner shall devote such time and resources to the Partnership's business and affairs as it in its sole discretion shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in futures interests or otherwise. The

General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described herein and in the Prospectus, the General Partner shall not engage any person, firm, or corporation which is an affiliate (as defined in the first sentence of Section 14(c)) of the General Partner to perform services for the Partnership without having made a good faith determination that (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

    No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

    The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to DWR; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

    In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in trading advisor or any material change in the management agreement with the trading advisor; (d) any change in commodity brokers or any material change in the compensation arrangements with a commodity broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of futures interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute futures interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any change in those trading policies specified in Section 8(c).

    The Net Asset Value of a Unit shall be determined daily by the General Partner and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

    In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management or incentive fees payable by the Partnership, or the caps on brokerage commissions, transaction fees and costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date (as defined in Section 10(b)), PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" (as defined in Section 10(b)) must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) none of such fees or caps may be increased until the first business day following the first Redemption Date as of which a redemption charge is no longer payable as set forth in Section 10(b).

10.  TRANSFER; REDEMPTION OF UNITS.

    (A) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent shall not be unreasonably withheld. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family,
(iii)  resulting from divorce, annulment,  separation or similar proceedings, or
(iv) to any person who would be deemed an "affiliate" of the Limited Partner as defined in the first sentence of Section 14(c) [adding new clause (v) as follows: "(v) if such person is an officer, director or partner, any partnership, corporation, association, or other legal entity for which such person acts in any such capacity"]. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and those rights to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

    In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

    (B) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal shall be referred to herein as a "Redemption"). Redemptions shall be made only in whole Units or in multiples of $1,000, except that fractions of Units may be redeemed if a Limited Partner shall be redeeming his entire interest in the Partnership.

    Persons who have been Limited Partners for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end in the manner described herein. Such Units may be subject to redemption charges as described herein. Persons who have been Limited Partners for less than six months may first redeem Units effective as of the last day of the sixth month following the closing at which such person first became a Limited Partner in the manner described herein. Such Units may be subject to redemption charges as described herein.

    Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 3% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the eighteenth month after which such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the eighteenth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges will be paid to DWR.

    In addition, a limited partner in any of the other commodity pools for which the General Partner serves as the general partner and who purchases Units pursuant to an Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by
(b) the total investment in the Partnership. In addition, redemption charges may not be imposed for certain large purchasers of Units, or may be otherwise reduced or waived, as provided in the Prospectus. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

    Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); PROVIDED, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

    Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof (as defined in Section 7(d)(2)) as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate futures interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

    The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

    The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

11.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file and record in his behalf in the appropriate public offices, and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

    The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner is elected pursuant to Section 15(c) and such remaining general partner shall have elected to continue the business of the Partnership, which any remaining general partner shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

    The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership.

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.
    Subject to Section 14, neither the General Partner, DWR, nor any "affiliate" (as defined in Section 14(c)) thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (A) STANDARD OF LIABILITY. The General Partner and its "affiliates" (as defined in Section 14(c)) shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

    (B) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its "affiliates" (as defined in Section 14(c)) from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner has determined, in good faith, that the act, omission, conduct or activity giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisidiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General

Partner or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

    Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

    The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its affiliates for any liability as to which the General Partner and its affiliates are prohibited from being indemnified.

    (C) AFFILIATE. As used in this Agreement, the term "affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer or director of such person. Notwithstanding the foregoing, "affiliates" for purposes of this Section 14 shall include only those persons performing services for the Partnership.

    (D) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

    (A) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership, (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein, (iii) make any amendment to this Agreement, PROVIDED that such amendment is not adverse to the Limited Partners, (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes, (vi)
qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment  or successor to  the Act,  or to comply  with applicable  law,
(viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof, (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any individuals under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled.
    (B) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    (C) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; PROVIDED, HOWEVER, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its affiliates (as defined in the first sentence of Section 14(c)) may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and PROVIDED FURTHER, that Units owned by the General Partner and any affiliate thereof (as defined in Section 14(c)) shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

    (D)   ACTION WITHOUT  MEETING.  Notwithstanding  contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

    (E) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  ADDITIONAL OFFERINGS.

    The General Partner may, in its discretion, make additional public or private offerings of Units, PROVIDED, that the net proceeds to the Partnership of any such sales shall in no event be less than the Net Asset Value of a Unit at the time of sale, and PROVIDED FURTHER, that such proceeds may be less than said Net Asset Value per Unit if the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. Any additional offering of Units shall be effected in the manner contemplated in Section 6. The Partnership shall not pay the costs of any such offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. The Partnership may offer different classes of Units for sale having different economic terms than the Units previously sold to the public, provided that the issuance of such new class of Units shall in no respect adversely affect the holders of outstanding Units. There is no maximum aggregate amount of contributions which may be received by the Partnership.

17.  GOVERNING LAW.

    THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

    (A) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

    (B) NOTICES. All notices under this Agreement (other than Requests for Redemption, notices of assignment or transfer of Units, and reports by the General Partner to the Limited Partners) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Requests for Redemption and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be delivered in person or sent by first-class mail to the last known address of the General Partner or the Limited Partner, as the case may be.

    (C) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

    (D) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year specified on the first page hereof.

ADDITIONAL LIMITED PARTNERS:                  GENERAL PARTNER:

By:  Demeter Management                       DEMETER MANAGEMENT CORPORATION
    Corporation, General                      By:
    Partner, as Authorized                       Mark J. Hawley,
    Agent and Attorney-in-Fact                   President
By:
   Mark J. Hawley,
   President

                                        ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

MFAD USE ONLY:               CLOSING DATE:

           REQUEST FOR REDEMPTION: DEAN WITTER MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NY 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DATE OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED. __________________________, 19 _____
        [DATE]                [PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER]

    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

                 COMPLETE ONLY ONE SECTION--A, B OR C--PER FORM

                                   SECTION A

  SPECTRUM SERIES SHALL ONLY REDEEM UNITS OF LIMITED PARTNERSHIP INTEREST IN A
                               MINIMUM AMOUNT OF
50 UNITS, UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN
                               SUCH PARTNERSHIP.

[DWSB] Spectrum Balanced           Entire        Units
                                  Interest
[DWSS] Spectrum Strategic          Entire        Units
                                  Interest
[DWST] Spectrum Technical          Entire        Units
                                  Interest

                                   SECTION B

  CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II          Entire        Units     $         ,000
                                    Interest
[CFCFC] Cornerstone Fund III         Entire        Units     $         ,000
                                    Interest
[CFCFD] Cornerstone Fund IV          Entire        Units     $         ,000
                                    Interest

                                   SECTION C

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
                                     UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):

[CFF] Columbia Futures Fund          [PPF] Principal Plus Fund                   Entire Interest
[DFF] Diversified Futures Fund       [PSF] Portfolio Strategy Fund
[DFF2] Diversified Futures Fund II   [SFF] Select Futures Fund                   Units
[DFF3] Diversified Futures Fund III  [WCF] World Currency Fund
[GPP] Global Perspective Portfolio                                               $         ,000
[IAF] International Access Fund
[PGF] Multi-Market Portfolio

                                    SPECIMEN

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

      SIGNATURE MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW
--------------------------------------------------------------------------------
1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 .................................................  ..................................................
                  [Name of Limited Partner]                    [Dean Witter Account Number]

Address  .............................................................................................
                                                                      [Street]

 ...............................................................................
      [City]            [State or Province]            [Zip Code or Postal Code]

--------------------------------------------------------------------------------
2. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE[S] INCLUDING IRAS
--------------------------------------------------------------------------------

X ......................................................  X ......................................................
                                         Date                                       Date
X ......................................................  X ......................................................
                                         Date                                       Date

We, the undersigned Account Executive and Branch Manager, represent that the above signature(s) is true and correct.

X ................................................  X ................................................
      (Account Executive MUST sign and date)               (Branch Manager MUST sign and date)

--------------------------------------------------------------------------------
3. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ...............................................  By: X ..........................................
                       (Name of Entity)               [Authorized officer, partner, trustee or
                                                        custodian. If a corporation, include
                                                     certified copy of authorized resolution.]

We, the undersigned Account Exeuctive and Branch Manager, represent that the above signature is true and correct.

X ..............................................  X ..............................................
     (Account Executive MUST sign and date)             (Branch Manager MUST sign and date)

 ...............................................
           [Branch Telephone Number]

                                                                       EXHIBIT B

                         DEAN WITTER PORTFOLIO STRATEGY
                                   FUND L.P.
                    SUBSCRIPTION AND EXCHANGE AGREEMENT AND
                               POWER OF ATTORNEY
                                 --------------

                     UNITS OF LIMITED PARTNERSHIP INTEREST

    Subscribers who are redeeming units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator ("Exchange Subscribers") should follow the instructions below, including those labeled "For Exchange Suscribers Only."

                           SUBSCRIPTION INSTRUCTIONS

    Any person desiring to subscribe for Units should carefully read and review
the Prospectus dated         , 1997 and this Subscription and Exchange Agreement
and Power of Attorney.

    NON-EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-11 and B-12, USING BLACK INK, AS FOLLOWS:

Item 1        --      Enter Dean Witter Reynolds Inc. ("DWR") Account Number.

              --      FOR NON-EXCHANGE SUBSCRIBERS ONLY -- Enter the dollar amount of the subscription.

              --      Enter the Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of entity that is subscribing. In case of joint ownership, either Social Security Number may be used.

              --      Subscriber(s) must (i) if a United States taxable Subscriber(s), review the representation relating to backup withholding tax under "United States Taxable
                      Investors Only" on Page B-9 (for Non-Exchange Subscribers) or Page B-11 (for
                      Exchange Subscribers) or (ii) if a non-United States Subscriber, review the representation relating to such Subscriber's classification as a non-resident alien for United States federal income tax purposes under "Non-United States
                      Investors Only" on Page B-9 (for Non-Exchange Subscribers) or Page B-11 (for
                      Exchange Subscribers). THE SUBSCRIBER(S) MUST SIGN BELOW TAX REPRESENTATION IN
                      ITEM 1.

              --      Enter the exact name in which the Units are to be held based on ownership type, and enter residency and other information.

              --      Enter taxable year of Subscriber, if other than calendar year.

              --      Check box if the Subscriber is a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or business within the U.S.

              --      If there is a Co-Subscriber, Trustee or Custodian, complete applicable information.

              --      Subscriber purchasing Units as custodian for a minor: (i) if a gift to minor not made with minor's funds, net worth and annual income representations apply only to Subscriber or (ii) if not a gift, net worth and annual income representations apply only to such minor.

              --      Subscriber purchasing Units as a trustee or custodian of an employee benefit plan with an individual beneficiary or of an individual retirement account
                      ("IRA") at the direction of the beneficiary of such plan or IRA: net worth and annual income representations apply only to the beneficiary of such plan or account.

Item 1A FOR EXCHANGE SUBSCRIBERS ONLY

              --      Enter the symbol and name of the limited partnership from which units are to be redeemed; specify the quantity to be redeemed.

Item 2 FOR NON-EXCHANGE SUSCRIBERS ONLY

              --      Subscriber(s) must execute the Subscription and Exchange Agreement and Power of
                      Attorney Signature Page (Item 2 Page B-10).

Item 2 FOR EXCHANGE SUBSCRIBERS ONLY

              --      Subscriber(s) must execute the Subscription and Exchange Agreement and Power of
                      Attorney Signature Page (Item 2 Page B-12).

Item 3        --      Account Executive and Branch Manager must complete the required information.

              --      This Subscription and Exchange Agreement and Power of Attorney must be mailed to Dean Witter Reynolds Inc. at Two World Trade Center, 62nd Floor, New York,
                      New York 10048.

                         DEAN WITTER PORTFOLIO STRATEGY
                                   FUND L.P.
                                  ------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

    Any person subscribing for Units should carefully read and review the Prospectus. Capitalized terms used below and not defined in this Agreement are defined (and described in detail) in the Prospectus.

    FOR NON-EXCHANGE SUBSCRIBERS ONLY: By executing the Signature Page of this Subscription and Exchange Agreement and Power of Attorney ("Agreement") for Dean Witter Portfolio Strategy Fund L.P. (the "Partnership"), the undersigned Subscriber ("Subscriber") irrevocably subscribes for Units of Limited Partnership Interest in the Partnership ("Units") at the price per Unit
described in the Partnership's Prospectus dated         , 1997 (the
"Prospectus").

    FOR EXCHANGE SUBSCRIBERS ONLY: By executing the Signature Page of this Subscription and Exchange Agreement and Power of Attorney ("Agreement"), the undersigned Subscriber ("Subscriber") irrevocably redeems the units of limited partnership interest in the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, hereby irrevocably subscribes for Units of Limited Partnership Interest ("Units") in Dean Witter Portfolio Strategy Fund L.P. (the "Partnership"), at the price per Unit
described in the Partnership's Prospectus dated         , 1997.

    NOTWITHSTANDING THE FOREGOING, SUBSCRIBER MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT AND ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO SUBSCRIBER'S DWR ACCOUNT EXECUTIVE. If this Agreement is accepted, Subscriber agrees to contribute Subscriber's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). The undersigned Subscriber hereby authorizes and directs Demeter Management Corporation (the "General Partner") and DWR to transfer the appropriate amount from the Customer Account to the Escrow Account. BY EXECUTION OF THE SIGNATURE PAGE ATTACHED HERETO, SUBSCRIBER SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY HEREIN AND THEREIN).
--------------------------------------------------------------------------------
PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    FOR NON-EXCHANGE SUBSCRIBERS ONLY: Payment of this subscription must be made by charging the Customer Account. In the event that the Subscriber does not have a Customer Account or does not have sufficient funds in Subscriber's existing Customer Account, the Subscriber should make appropriate arrangements with Subscriber's DWR account executive, if any, and if none, should contact Subscriber's local DWR branch office. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to the Subscriber for proper placement with the DWR branch office where Subscriber's Customer Account is maintained. The undersigned Subscriber hereby authorizes and directs the General Partner and DWR to transfer the appropriate amount from the Customer Account to the Escrow Account.

    FOR EXCHANGE SUBSCRIBERS ONLY: Payment of this subscription must be made by applying the proceeds from a redemption of limited partnership units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator. Subscriber may only redeem units at such times as are specified in the applicable limited partnership agreement for such other commodity pool, and under certain circumstances described therein Subscriber may be subject to a redemption charge.

--------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    Subscriber (for myself/ourselves, and, if Subscriber is an entity, on behalf of and with respect to such entity and its shareholders, partners, or beneficiaries) hereby represents and warrants to the General Partner and the Partnership as follows:

        (1) Subscriber has received a copy of the Prospectus, which includes the Limited Partnership Agreement.

        (2) Subscriber is of legal age to execute this Agreement and is legally competent to do so.

        (3) Subscriber has either: (a) net worth of at least $75,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and annual gross income of at least $30,000. However, if Subscriber is a resident and/ or subject to regulation by one of the states which imposes more restrictive suitability requirements than the foregoing, or requires a higher minimum investment, as set forth below under the caption "State Suitability Requirements" (or in the special Supplement to the Prospectus for residents of the state in which Subscriber resides), Subscriber's net worth and/or income and investment satisfies the requirements of such state. (If Units are being purchased by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements.) Subscriber agrees to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states to confirm that Subscriber meets the applicable minimum financial suitability standards to invest in the Partnership.

        (4) The address set forth on the Signature Page is Subscriber's true and correct residence and Subscriber has no present intention of becoming a resident of any other state or country. All the information that is provided on the Signature Page regarding Subscriber is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to Subscriber's admission as a Limited Partner, Subscriber will immediately furnish such revised or corrected information to the General Partner.

        (5) If Subscriber is an employee benefit plan, to the best of Subscriber's knowledge, neither the General Partner, DWR, the Trading Advisor, nor any of their respective affiliates either: (a) has investment discretion with respect to the investment of Subscriber's plan assets; (b) has authority or responsibility to or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan. For purposes hereof, an "employee benefit plan" shall include plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation as well as investment income earned thereon free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and IRAs.

        (6) Unless (7) or (8) below is applicable, Subscriber's subscription is made with Subscriber's funds for Subscriber's own account and not as trustee, custodian, or nominee for another.

        (7) The subscription, if made as custodian for a minor, is a gift Subscriber has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth herein apply only to such minor.

        (8) If Subscriber is subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of the plan or IRA, the representations set forth above apply only to the beneficiary of such plan or IRA.

        (9) If Subscriber is subscribing in a representative capacity, Subscriber has full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which Subscriber is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to the Limited Partnership Agreement.

ADDITIONAL REPRESENTATION AND WARRANTY FOR EXCHANGE SUBSCRIBERS ONLY:

        (10) Subscriber is the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fraction thereof) which are the subject of this redemption request are not subject to any pledge or otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, Subscribers should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Partnership, the General Partner, the Trading Advisor, DWR, or others in any subsequent litigation or other proceeding.
--------------------------------------------------------------------------------
STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, investors in the Partnership must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000, and must make a minimum aggregate investment of $5,000, or $2,000 in the case of IRAs, or, in the case of an Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA), (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than the Spectrum Series, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of the Subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for Subscribers residing therein. Please read the following list to make sure that Subscriber meets the suitability and/or investment requirements for the state in which Subscriber resides. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; "TI" means annual taxable income for federal income tax purposes; "Existing LPs" means Subscribers who first became Limited Partners of the Partnership prior to
        , 1997; and "New LPs" means Subscribers (including those effecting Exchanges) who are not Existing LPs.)

                                [TO BE PROVIDED]

--------------------------------------------------------------------------------
SIGNIFICANT DISCLOSURES
--------------------------------------------------------------------------------

    Subscriber should read the Prospectus in its entirety before completing this Agreement and subscribing for Units, and should carefully consider the information contained therein as well as the following information (which is set forth in detail in the Prospectus) concerning an investment in the Partnership:

        (1) The General Partner and DWR, the commodity broker, are each wholly owned subsidiaries of Dean Witter, Discover & Co., and conflicts of interest therefore exist. The principal business address of the General Partner is Two World Trade Center, 62nd Floor, New York, New York 10048.

        (2) DWR will receive substantial commodity brokerage commissions and certain transaction fees and costs from the Partnership, and will also realize the benefits of excess interest earned on the Partnership's funds and compensating balance benefits from deposits of the Partnership's funds, subject to certain limitations, as described in the Prospectus. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of the Partnership of the Customer Agreement with DWR, and to the payment to DWR of such commissions, fees, costs, and benefits.

        (3) The performance information in the Prospectus should be read only in conjunction with the textual description and notes thereto, and such data should not be interpreted to mean that the Partnership will have similar results or will realize any profits whatsoever. A Limited Partner will be deemed to have consented to the execution and delivery by the General Partner on behalf of the Partnership of the Management Agreement with the Trading Advisor (as described in the Prospectus), and with such other trading advisors as the General Partner may retain from time to time.

        (4) Units cannot be transferred or assigned except as set forth in the Limited Partnership Agreement. Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month end following the Closing. Thereafter, Units may be redeemed as of the end of any month. However, any Units redeemed at the end of the sixth or at or prior to the end of the twelfth, eighteenth, or twenty-fourth month following the Closing will be assessed a redemption charge equal to 3%, 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A limited partner in any of the other commodity pools for which the General Partner serves as the general partner and commodity pool operator who redeemed all or a portion of his interest in one of such other partnerships on or after June 30, 1996, and purchases Units will not be subject to the foregoing redemption charges or restrictions under the circumstances described below. The number of Units, expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in such other partnership and used to purchase Units by (b) the total investment in the Partnership. Subscribers who purchase $500,000 or more of Units will not be subject to the redemption charges described above. Similarly, investors who are Limited Partners in the Partnership immediately prior to the Closing will not be subject to the minimum six-month holding period or the redemption charges, as described above, with respect to Units purchased during the Offering Period. Units may only be redeemed upon 5 business days' written notice to the General Partner prior to the effective date of a redemption, which will be the last day of a calendar month.

        (5) All subscriptions are subject to acceptance or rejection by the General Partner in whole or in part for any reason and are irrevocable by Subscribers, subject to the limited revocation right described on page 3 of this Agreement.
--------------------------------------------------------------------------------
ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENT
--------------------------------------------------------------------------------

    Subscriber hereby agrees that as of the date that Subscriber's name is entered on the books of the Partnership, Subscriber shall become a Limited Partner of the Partnership. Subscriber hereby agrees to each and every term of the Limited Partnership Agreement as if Subscriber's signature were subscribed thereto. Subscriber further agrees that DWR may receipt on Subscriber's behalf for the Units purchased by Subscriber hereunder upon the issuance of such Units by the Partnership (although no certificate evidencing Unit(s) will be issued to Subscriber).
--------------------------------------------------------------------------------
POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    Subscriber hereby irrevocably constitutes and appoints Demeter Management Corporation, the General Partner of the Partnership, as Subscriber's true and lawful Attorney-in-Fact, with full power of substitution, in Subscriber's name, place, and stead, to do all things necessary to admit Subscriber as a Limited Partner of the Partnership and to admit others as additional or substituted Limited Partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto, to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership, and to execute, acknowledge, swear to, deliver, file, and record on Subscriber's behalf and as necessary in the appropriate public offices, and publish: (a) the Limited Partnership Agreement and the Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions. Subscriber agrees to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, incapacity, dissolution, liquidation, or termination of the Subscriber.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION SUBSCRIBER MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.
--------------------------------------------------------------------------------
RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the Commodity Futures Trading Commission require that the undersigned Subscriber be given a copy of the Prospectus (which includes the most current annual report for the Partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to the undersigned if the Prospectus is dated more than nine months prior to the date that the undersigned first receives the Prospectus, and (b) the most current monthly account statement for the Partnership, which must be distributed within 30 calendar days after the end of each month. The undersigned hereby acknowledges receipt of the Prospectus and the additional documentation referred to above, if any.

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                SIGNATURE PAGE FOR NON-EXCHANGE SUBSCRIBERS ONLY
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.
    This request for subscription should be delivered to the local Dean Witter Branch Office and must be received by the General Partner at least five business days prior to the Closing.
    The Subscriber named below, by execution and delivery of this Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") in Dean Witter Portfolio Strategy Fund L.P. (the "Partnership"), hereby subscribes for Units at the Closing, at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding such Closing, all as described in the Prospectus. Unless otherwise provided under "State Suitability Requirements" or in a Supplement attached to the Prospectus, the minimum investment in the Partnership is $5,000 or $2,000 in the case of IRAs. Existing Limited Partners who desire to make an additional investment in the Partnership may subscribe for Units at the Closing with a minimum investment of $1,000.

    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE
PROSPECTUS OF THE PARTNERSHIP DATED               , 1997, INCLUDING THE LIMITED
PARTNERSHIP AGREEMENT, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIP.

--------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------

DWR ACCOUNT NO.                                                            P S F            $                                    .00

                             -                      AMOUNT OF SUBSCRIPTION
TAXABLE INVESTORS                                                                   NON-TAXABLE INVESTORS
 / / / / / / -- / / / / -- / / / / / / / / OR  /  / / / -- / / / /  / / / / / / / / / OR / / / / / / / / / / / / / / / / / / / / / /

Social Security Number of: (check one)    Taxpayer ID Number for: (check one)     Soc. Sec. #/Taxpayer ID # for: (check
                                                                                                                   one)
/ / Individual Ownership                  / /Trust other than Grantor or            / /IRA (the DWR Branch Manager must
                                                 Revocable Trust                           sign below for IRA accounts)
/ /Joint Tenants with Rights of
       Survivorship                       / / Estate                                / /Employee Benefit Plan
                                                                                    (Participant
/ / Tenants in Common                     / /UGMA/UTMA (Minor)                             Directed)
/ / Community Property                    / / Partnership                           / / Defined Benefit Plan (Other)
/ /Grantor or other Revocable Trust       / / Corporation                           / / Other (specify)
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
-- -- --

 UNITED STATES TAXABLE INVESTORS ONLY:                   OR     NON-UNITED STATES INVESTORS ONLY:
 / /  Check box  if Subscriber  is subject  to  backup          Under  penalties of perjury,  by signature below, the
     withholding  under  the  provisions  of   Section          Subscriber  certifies  that  such  Subscriber  is NOT
     3406(a)(1)(C)  of  the  Internal  Revenue   Code.          (a)   a   citizen   or   resident   of   the   United
If Subscriber's taxable year is other than the calendar            States;
 year, indicate the date on which                               (b) or,  a  United States  corporation,  partnership,
    Subscriber's taxable year                                       estate or trust.
 ends  ...............................................
 Under  penalties  of  perjury,  by  signing  below, I
 certify that the Social Security Number (or  Taxpayer
 ID Number) above to be the true, correct and complete
 Social  Security Number  (or Taxpayer  ID Number) and
 that all the information  above is true, correct  and
 complete.

X ...............................................................................................  ...............  ..........
(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in the case of IRAs])   Date
If Subscriber is an        Type or Print Name of Entity: .........................................................
Entity:
                           Name: ................................................................  Date: .........
                           Title: ................................................................................

Full Name of Account..............................................................................................
                           (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)

Subscriber is a resident of  ........................  and a citizen of  ........................
                           (name of country)                            (name of country)

Street Address ...................................................................................................
                           (MUST be residence address--P.O. Box alone not acceptable)

City  ...................  State  .............  Zip Code  .............  Tel. No. ( ............. )  ............

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from DWR AE.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name .................................................. Telephone Number ( ................. ) ................
The person or entity above is a/an (check one)

 / / Co-Subscriber                    / / Trustee or Custodian             / / Authorized Person, if an
                                                                           Institutional Trustee

Street Address .................................................................

                               (P. O. Box alone not acceptable)

City .......................................................  State  .....................  Zip Code  ....................

Co-Subscriber, Trustee or Custodian is a resident of .......  and a citizen of ...........................................

Minor (if not a gift) is a resident of .....................  and a citizen of ...........................................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S)--SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".

X .............................................................  X .............................................................
(Signature of Subscriber)                       Date             (Signature of Co-Subscriber)                    Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 .............................  X  ...........................
(Type or Print Name of Entity)  (Signature)                                                          Date

Print Name  ..................  Title  .......................

--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETED IN FULL AND IN INK)
--------------------------------------------------------------------------------

 THE  UNDERSIGNED ACCOUNT EXECUTIVE  HEREBY CERTIFIES THAT:    THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN ORDER TO
 (1) s/he has informed  the Subscriber about the  liquidity    SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.
     and  marketability of  the Units  as set  forth in the    X ........................................................
     Prospectus;                                                                 Account Executive's Signature
 (2) based  on  information obtained  from  the  Subscriber    ..........................................................
     concerning  this  Subscriber's  investment objectives,             Type or  Print  Full Name  of  Account  Executive
     other  investments, financial situation, needs and any    Telephone
     other  relevant  information,  that  s/he   reasonably    Number  ( ............. ) ...................................
     believes that:                                            THE  UNDERSIGNED  BRANCH  MANAGER  HEREBY  CERTIFIES THAT:
   (a) such Subscriber is or will be in a financial position   (1)  the  above  signature(s)  is/are  true  and  correct.
       appropriate to enable such Subscriber to realize the    (2) the above client(s) is/are suitable.
       benefits  of  the  Partnership as  described  in the    X  .......................................................
 Prospectus;                                                   Branch Manager's Signature
   (b) such Subscriber has a net worth sufficient to sustain    .........................................................
       the risk inherent in the Partnership (including loss    Type or Print Full Name of Branch Manager
       of  investment   and   lack   of   liquidity);   and
   (c)  the Partnership is  otherwise a suitable investment
       for such Subscriber; and

                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                  SIGNATURE PAGE FOR EXCHANGE SUBSCRIBERS ONLY
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.
    This request for redemption and exchange should be delivered to the local Dean Witter Branch Office and must be received by the General Partner at least five business days prior to the Closing.
    The Subscriber named below, by execution and delivery of this Signature Page, hereby redeems the units of limited partnership interest of the limited partnership named in Item 1A below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in Dean Witter Portfolio Strategy Fund L.P. ("PSF" or the "Partnership"), hereby subscribes for Units at the Closing, at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding such Closing, all as described in the Prospectus.
    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE
PROSPECTUS OF THE PARTNERSHIP DATED            , 1997, INCLUDING THE LIMITED
PARTNERSHIP AGREEMENT, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIP.


--------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
--------------------------------------------------------------------------------

DWR ACCOUNT NO.

                                -
--------------------------------------------------------------------------------
ITEM 1A -- REDEMPTION AND SUBSCRIPTION
--------------------------------------------------------------------------------

The price per Unit of the Partnership equals 100% of the Net Asset Value of a Unit as of the close of business on the last day of the month immediately preceding the applicable Closing.

ENTER SYMBOL FOR FUND BEING REDEEMED BELOW

SPECIFY QUANTITY OF UNITS TO BE REDEEMED (CHECK BOX AND INSERT NUMBER,
 TO BE REDEEMED IF APPLICABLE)

/ / / / / / / / / /                            / /  Entire Interest OR / / Whole
Units
-
---------------
---------------
- to
-  P S F
-
----------
----------

PLEASE PRINT NAME OF FUND BEING REDEEMED ON LINE AT RIGHT:  ....................

The Subscriber hereby authorizes Demeter Management Corporation to redeem the above quantity of units of limited partnership interest set forth opposite the name of the partnership identified above at the Net Asset Value thereof, as defined in the limited partnership agreement of such partnership, less any redemption charges, and to utilize the net proceeds thereof to purchase Units in PSF as indicated. With respect to PSF, an exchange may only be made in whole units, in an amount equal to the lesser of (i) $5,000 ($2,000 in the case of an IRA), and (ii) the proceeds from the redemption of a minimum of 5 units in a regular account for any partnership other than those in the Dean Witter Spectrum Series ("Spectrum") (500 units in the case of Spectrum), or 2 units in an IRA for any partnership other than those in Spectrum (200 units in the case of Spectrum), unless a limited partner is liquidating his entire interest in a partnership.

 TAXABLE INVESTORS                                                                  NON-TAXABLE INVESTORS
 / / / / / / -- / / / / -- / / / / / / / / OR  / / / / -- / / / /  / / / / / / / /  / OR / / / / / / / / / / / / / / / / / / / / / /

Social Security Number of: (check one)    Taxpayer ID Number for: (check one)     Soc. Sec. #/Taxpayer ID # for: (check
                                                                                                                   one)
/ /  Individual Ownership                 / /  Trust other than Grantor or          / /  IRA (the DWR Branch Manager
                                                   Revocable Trust                       must  sign below for IRA
/ /  Joint Tenants with Rights of                                                        accounts)
         Survivorship                     / /  Estate
                                                                                    / /  Employee Benefit Plan
/ /  Tenants in Common                    / /  UGMA/UTMA (Minor)                    (Participant-
                                                                                             Directed)
/ /  Community Property                   / /  Partnership
                                                                                    / /  Defined Benefit Plan (Other)
/ /  Grantor or other Revocable           / /  Corporation
     Trust                                                                          / /  Other (specify)
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
-- -- -- -- --

 UNITED STATES TAXABLE INVESTORS ONLY:                 OR       NON-UNITED STATES INVESTORS ONLY:
 /  /  Check box  if Subscriber  is subject  to backup          Under penalties of perjury,  by signature below,  the
     withholding   under  the  provisions  of  Section          Subscriber certifies  that  such  Subscriber  is  NOT
     3406(a)(1)(C)   of  the  Internal  Revenue  Code.          (a)   a   citizen   or   resident   of   the   United
If Subscriber's taxable year is other than the calendar            States;
 year, indicate the date on which                               (b)  or,  a United  States  corporation, partnership,
    Subscriber's taxable year                                       estate or trust.
 ends  ...............................................
 Under penalties  of  perjury,  by  signing  below,  I
 certify  that the Social Security Number (or Taxpayer
 ID Number) above to be the true, correct and complete
 Social Security Number  (or Taxpayer  ID Number)  and
 that  all the information above  is true, correct and
 complete.

X  ............................................................................................................................
(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in the case of IRAs])         Date
If Subscriber is an Entity: Type or Print Name of Entity:  ...........................................................
                           Name:  ...................................... Date: ......................................
                           Title:  ..................................................................................

Full Name of Account ....................................................................................................
                    (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)
Subscriber is a resident of ........................................... and a citizen of ...........................................
                                        (name of country)                                            (name of country)
Street Address ....................................................................................................................
                                   (MUST be residence address -- P. O. Box alone not acceptable)

City........................................................ State.......... Zip Code....... Tel. No. ( ....... ) ......

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from DWR AE.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name  ............... Telephone Number ( ......... )  ..........................
                   The person or entity above is a/an (check one)

                                                             / /  Authorized Person, if an
 / /  Co- Subscriber           / /  Trustee or Custodian     Institutional Trustee

Street Address  ................................................................
                              (P. O. Box alone not acceptable)

City................................................................................................ State.......... Zip Code.......

Co-Subscriber, Trustee or Custodian
is a resident of................... and a citizen of...................
Minor (if not a gift) is a resident
of................................. and a citizen of...................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S)--SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".

X ..........................................                     X ..............................................
 .        ..................                                      .        ..................
               (Signature of Subscriber)                  Date                (Signature of Co- Subscriber)                Date

(ENTITY SUBSCRIPTION)

    ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING
IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

    The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any of the entity, and is legally permissible.

 ......................................................                    X  ....................................................
 .............                                                                                               .....................
(Type or Print Name of Entity)                                                                                (Signature)     Date
Print Name  ........................................                       Title  ................................................
 ............                                                                                               ......................

--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETED IN FULL AND IN INK)
--------------------------------------------------------------------------------

 The undersigned  Account Executive  hereby               THE  ACCOUNT EXECUTIVE MUST  SIGN BELOW IN
 certifies that:                                          ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD
 (1) the  above signature(s)  are true  and               CONDUCT RULE 2810.
 correct;
 (2) s/he has informed the Subscriber about               X  .................................................
     the liquidity and marketability of the               ......................
     Units  as set forth in the Prospectus;                                 Account Executive's
 (3) based on information obtained from the               Signature
     Subscriber concerning this Subscriber's
     investment objectives, other                          ...................................................
     investments, financial situation, needs              ......................
     and any  other  relevant  information,                        Type or Print Full Name of Account
     that  s/he  reasonably  believes that:               Executive
   (a) such Subscriber is  or will be in  a               Telephone
       financial  position  appropriate  to               Number   ( .............  )   ............
       enable such Subscriber to realize the              .......................
       benefits   of  the   Partnership  as               THE  UNDERSIGNED  BRANCH  MANAGER   HEREBY
       described    in    the   Prospectus;               CERTIFIES THAT:
   (b) such  Subscriber  has  a  net  worth               (1) the above signature(s) is/are true and
     sufficient to sustain the risk inherent                  correct.
     in  the Partnership (including loss of               (2) the above  client(s) is/are  suitable.
 investment  and  lack  of  liquidity); and               X  .......................................
   (c)  the  Partnership  is  otherwise   a               Branch Manager's Signature
       suitable    investment    for   such                .........................................
       Subscriber; and                                    Type or Print Full Name of Branch Manager
 (4) the Subscriber received the Prospectus
     at least five  business days prior  to
     the Closing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee..................................................  $    33,682
NASD filing fee.......................................................       11,615
Printing and engraving................................................      350,000*
Legal fees and expenses excluding Blue Sky legal fees.................      275,000*
Accounting fees and expenses..........................................       50,000*
Escrow Agent fees.....................................................        3,000*
Blue Sky fees and expenses including Blue Sky legal fees..............       75,000*
Miscellaneous.........................................................      101,703*
                                                                        -----------
  Total...............................................................  $   900,000*
                                                                        -----------
                                                                        -----------

------------------------
*Estimates.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14 of the Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising for conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. The Limited Partnership Agreement also provides for indemnification of the Partnership by its partners for any loss, liability, damage, cost and expense incurred in connection with any partner's obligations or liabilities unrelated to the Partnership's business. Section 12 of the Selling Agreement provides for indemnification of DWR, the Partnership and the General Partner and their directors, officers, employees and agents and their respective successors and assigns by the Trading Advisor for any loss, claim, damage, liability, cost, and expense incurred for misleading or untrue statements and material omissions regarding the Trading Advisor, in the Registration Statement or Prospectus (as defined therein). Section 12 of the Selling Agreement also provides for the indemnification of DWR, the General Partner and their affiliates by the Partnership for any loss, liability, damage, cost, or expense for any act or omission taken on behalf of the Partnership provided that DWR or the General Partner, as applicable, has determined in good faith that the conduct was in the best interest of the Partnership and was not the result of misconduct or negligence. Section 8 of the Customer Agreement provides for indemnification of DWR and its affiliates by the Partnership for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which DWR has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence.
Section 9 of the Management Agreement provides for indemnification of the Partnership, the General Partner and its controlling persons, their affiliates and their respective directors, officers, shareholders, employees and controlling persons by the Trading Advisor for liabilities, losses, claims, damages, costs, and expenses incurred as a result of actions regarding the Trading Advisor which are found by a court of competent jurisdiction (or an opinion of counsel) to be a breach of the Management Agreement, or a representation or agreement therein, the result of bad faith, misconduct or negligence or conduct not done in good faith in the reasonable belief that it was in, or not opposed to, the best interest of the Partnership.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

    (A) EXHIBITS

EXHIBIT NUMBER                                   DESCRIPTION OF DOCUMENT
---------------  ---------------------------------------------------------------------------------------
       1.01      Form of Selling Agreement among the Registrant, Demeter Management Corporation, the
                  Trading Advisor and Dean Witter Reynolds Inc.
      *3.01      Form of Limited Partnership Agreement of the Registrant.
       3.01 (a)  Form of Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).
      *3.02      Certificate of Limited Partnership of the Registrant.
       3.02 (a)  Form of Amendment to the Certificate of Limited Partnership of the Registrant.
       5.01      Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of
                  Units (including consent).
       8.01      Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
      10.01      Form of Amended and Restated Customer Agreement between the Registrant and Dean Witter
                  Reynolds Inc.
      10.02      Form of Amended and Restated Management Agreement among the Registrant, the General
                  Partner and the Trading Advisor.
      10.03      Subscription and Exchange Agreement and Power of Attorney to be executed by certain purchasers of Units (included as Exhibit B to the Prospectus).
      10.04      Escrow Agreement among the Registrant, Dean Witter Reynolds Inc., and The Chase
                  Manhatten Bank, the escrow agent.
      23.01      Consent of Independent Auditors for the General Partner and the Registrant.

------------------------
  *Previously filed with Registration Statement No. 33-36656, as amended, and incorporated herein by reference.

    (B) FINANCIAL STATEMENTS.

    Included in the Prospectus:
               Dean Witter Portfolio Strategy Fund L.P.
                   Independent Auditors' Report
                   Statements of Financial Condition
                   Statements of Operations
                   Statements of Changes in Partners' Capital
                   Statements of Cash Flows
                   Notes to Financial Statements
               Demeter Management Corporation
                   Independent Auditors' Report
                   Statements of Financial Condition
                   Notes to Statements of Financial Condition

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

    (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 27th day of March, 1997.

                                      DEAN WITTER PORTFOLIO STRATEGY FUND L.P.

                                        By: DEMETER MANAGEMENT
                                             CORPORATION,
                                              General Partner

                                      By: __________/s/_MARK J. HAWLEY__________
                                                 Mark J. Hawley, President

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                        TITLE                                 DATE
---------------------------------------  ----------------------------------------------------  ------------------
DEMETER MANAGEMENT                       General Partner
  CORPORATION

   /s/MARK J. HAWLEY                     President and Director of the General Partner         March 27, 1997
        Mark J. Hawley

   /s/RICHARD M. DEMARTINI               Chairman of the Board and Director of the General     March 27, 1997
     Richard M. DeMartini                 Partner

                                         Director of the General Partner                       March   , 1997
      Laurence E. Mollner

   /s/LAWRENCE VOLPE                     Director of the General Partner                       March 27, 1997
         Lawrence Volpe

                                         Director of the General Partner                       March   , 1997
      Joseph G. Siniscalchi

                                         Director of the General Partner                       March   , 1997
      Edward C. Oelsner, III

   /s/ROBERT E. MURRAY                   Director of the General Partner                       March 27, 1997
        Robert E. Murray

   /s/PATTI L. BEHNKE                    Vice President and Chief Financial                    March 27, 1997
         Patti L. Behnke                  and Principal Accounting Officer of the General
                                          Partner

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                    DESCRIPTION OF DOCUMENT                                       PAGE
--------------  -------------------------------------------------------------------------------------------     -----
      1.01      Form of Selling Agreement among the Registrant, Demeter Management Corporation, the Trading
                 Advisor and Dean Witter Reynolds Inc.
     *3.01      Form of Limited Partnership Agreement of the Registrant....................................
      3.01 (a)  Form  of Amended and Restated Limited Partnership  Agreement of the Registrant (included as
                 Exhibit A to the Prospectus)..............................................................
     *3.02      Certificate of Limited Partnership of the Registrant.......................................
      3.02 (a)  Form of Amendment to the Certificate of Limited Partnership of the Registrant.
      5.01      Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of  Units
                 (including consent).......................................................................
      8.01      Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent)...........................................................
     10.01      Form  of Amended  and Restated  Customer Agreement between  the Registrant  and Dean Witter
                 Reynolds Inc..............................................................................
     10.02      Form of Amended and Restated Management Agreement among the Registrant, the General Partner and the Trading Advisor...................................................................
     10.03      Subscription and  Exchange  Agreement and  Power  of Attorney  to  be executed  by  certain purchasers of Units (included as Exhibit B to the Prospectus).............................
     10.04      Escrow  Agreement among the Registrant, Dean Witter  Reynolds Inc., and The Chase Manhattan
                 Bank, the escrow agent....................................................................
     23.01      Consent of Independent Auditors for the General Partner and the Registrant.................

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 *Previously filed with  Registration Statement  No. 33-36656,  as amended,  and incorporated herein by reference.